                                                                     EXHIBIT 4.2


                                                                  EXECUTION COPY


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                                   ECONOPHONE, INC.



                                     $15,000,000



               SENIOR SECURED INCREASING RATE NOTES DUE APRIL 24, 1998



                            ______________________________

                               NOTE PURCHASE AGREEMENT
                            ______________________________



                              Dated as of April 24, 1997






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

                                  TABLE OF CONTENTS


                                                                            PAGE



1.  AUTHORIZATION OF NOTES................................................... 1

2.  SALE AND PURCHASE OF NOTES............................................... 1
    2.1.    Obligation to Purchase........................................... 1
    2.2.    Notice of Purchase............................................... 2
    2.3.    Initial Purchase Date............................................ 2

3.  CONDITIONS TO THE INITIAL PURCHASE DATE.................................. 2
    3.1.    Documents Required............................................... 3
    3.2.    Opinions of Counsel.............................................. 6
    3.3.    Payment of Accrued Fees and Expenses............................. 7

4.  CONDITIONS TO EACH PURCHASE DATE......................................... 7
    4.1.    Representations and Warranties................................... 7
    4.2.    No Default....................................................... 7
    4.3.    Documents Required............................................... 7
    4.4.    Purchase Permitted by Applicable Requirements of Law, Etc........ 8
    4.5.    Consents and Approvals........................................... 8
    4.6.    No Litigation or Other Proceedings............................... 8
    4.7.    No Material Adverse Change....................................... 9
    4.8.    No Other Offerings............................................... 9
    4.9.    No Adverse Change to Financial Markets........................... 9
    4.10.   Employment of Mr. Alfred West.................................... 9

5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................ 9
    5.1.    Organization; Power and Authority................................ 9
    5.2.    Authorization, Enforceability, Etc...............................10
    5.3.    Disclosure.......................................................10
    5.4.    Capitalization; Organization and Ownership of Shares of
            Subsidiaries, Etc................................................10
    5.5.    Financial Statements.............................................11
    5.6.    Compliance with Laws, Other Instruments, Etc.....................12
    5.7.    Governmental Authorizations, Etc.................................12
    5.8.    Litigation.......................................................13
    5.9.    Taxes............................................................13
    5.10.   Title to Property; Leases........................................14
    5.11.   Security Interests, Etc..........................................14
    5.12.   Licenses, Permits, Etc...........................................15
    5.13.   Compliance with ERISA............................................15
    5.14.   Private Offering by the Company..................................16
    5.15.   Use of Proceeds; Margin Regulations..............................17
    5.16.   Status Under Certain Statutes....................................17
    5.17.   Foreign Assets Control Regulations, Etc..........................18
    5.18.   Employee and Labor Matters.......................................18
    5.19.   Environmental Matters............................................19

    5.20.   No Burdensome Agreements.........................................20
    5.21.   Existing Indebtedness; Future Liens..............................20
    5.22.   Solvency.........................................................20
    5.23.   Related Party Transactions.......................................20
    5.24.   Material Contracts...............................................21
    5.25.   Pari Passu Obligations...........................................21
    5.26.   No Significant Subsidiaries......................................21
    5.27.   Carrier Contracts................................................22

6.  REPRESENTATIONS OF THE PURCHASER.........................................22
    6.1.    Purchase for Investment..........................................22
    6.2.    Accredited Investor..............................................22
    6.3.    Source of Funds..................................................22

7.  PREPAYMENTS AND REDEMPTIONS OF THE NOTES.................................23
    7.1.    Optional Prepayments of the Notes................................23
    7.2.    Offer to Repurchase Notes and Reduce Commitments in Respect of a
            Change of Control................................................24
    7.3.    Mandatory Redemptions of the Notes...............................25
    7.4.    Allocation of Partial Prepayments................................26
    7.5.    Maturity; Surrender, Etc.........................................26
    7.6.    Purchase of Notes................................................27
    7.7.    Reduction of Commitments with Excess Proceeds....................27

8.  AFFIRMATIVE COVENANTS....................................................27
    8.1.    Information Covenants............................................27
    8.2.    Compliance with Law..............................................32
    8.3.    Maintenance of Insurance.........................................32
    8.4.    Maintenance of Properties........................................33
    8.5.    Payment of Taxes and Claims; Performance of Material
            Obligations......................................................33
    8.6.    Preservation of Corporate Existence, Etc.........................34
    8.7.    Maintenance of Books and Records; Inspection.....................34
    8.8.    Use of Proceeds..................................................35
    8.9.    Search Reports...................................................35
    8.10.   Covenant to Give Further Security................................35
    8.11.   Furnishing of Rule 144A Information..............................39

9.  NEGATIVE COVENANTS.......................................................39
    9.1.    Limitations on Transactions with Affiliates......................39
    9.2.    Limitations on Liens.............................................40
    9.3.    Limitations on Indebtedness......................................42
    9.4.    Limitations on Sale-Leaseback Transactions.......................43
    9.5.    Limitations on Restricted Payments...............................43
    9.6.    Limitations on Fundamental Changes, Asset Sales,
            Acquisitions, Etc................................................44
    9.7.    Limitations on Investments, Etc..................................46
    9.8.    Limitations on Dividends and Other Payment Restrictions
            Affecting Subsidiaries...........................................47
    9.9.    Limitation on Issuance of Capital Stock..........................47

    9.10. Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, Bylaws and Certain Other
            Agreements; Etc..................................................48
    9.11.   Limitations on Conduct of Business...............................49
    9.12.   Limitations on Accounting Changes and Changes in Fiscal Year.....49
    9.13.   Limitations on Partnerships......................................49
    9.14.   Limitations on Speculative Transactions..........................49
    9.15.   Employment of, or Competition by, Key Employees..................49
    9.16.   Limitations on Capital Expenditures..............................49

10. FINANCIAL COVENANTS......................................................50
    10.1.   Minimum Consolidated EBITDA......................................50
    10.2.   Consolidated Debt Service Coverage Ratio.........................50
    10.3.   Consolidated Funded Indebtedness to Net Worth Ratio..............50
    10.4.   Minimum Cash Balance.............................................50

11. EVENTS OF DEFAULT........................................................50
    11.1.   Events of Default................................................50
    11.2.   Acceleration.....................................................54
    11.3.   Other Remedies...................................................54
    11.4.   Rescission.......................................................54
    11.5.   Restoration of Rights and Remedies...............................55
    11.6.   No Waivers or Election of Remedies, Etc..........................55

12. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES............................55
    12.1.   Registration of Notes............................................55
    12.2.   Transfer and Exchange of Notes...................................55
    12.3.   Replacement of Notes.............................................57

13. PAYMENTS ON NOTES........................................................57
    13.1.   Place of Payment.................................................57
    13.2.   Home Office Payment..............................................58

14. EXPENSES, INCREASED COSTS AND INDEMNIFICATION, ETC.......................58
    14.1.   Transaction Expenses.............................................58
    14.2.   Indemnity........................................................59
    14.3.   Taxes............................................................60
    14.4.   Survival.........................................................62

15. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.............62

16. AMENDMENT AND WAIVER.....................................................62
    16.1.   Requirements.....................................................62
    16.2.   Solicitation of Holders of Notes.................................63
    16.3.   Binding Effect, Etc..............................................64
    16.4.   Notes Held by Company, Etc.......................................64

17. NOTICES..................................................................64

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                                          iv
18. REPRODUCTION OF DOCUMENTS................................................65

19. CONFIDENTIAL INFORMATION.................................................65

20. SUBSTITUTION OF PURCHASER................................................66

21. MISCELLANEOUS............................................................66
    21.1.   Successors and Assigns...........................................66
    21.2.   Payments Due on Non-Business Days................................66
    21.3.   Satisfaction Requirement.........................................67
    21.4.   Severability.....................................................67
    21.5.   Construction; Accounting Terms, Etc..............................67
    21.6.   Survival of Fee Letter...........................................67
    21.7.   Computation of Time Periods......................................67
    21.8.   Execution in Counterparts........................................68
    21.9.   Governing Law; Submission to Jurisdiction, Etc...................68
    21.10.  Waiver of Jury Trial.............................................68

                                      SCHEDULES

Schedule I         -    Information Relating to Purchasers
Schedule II        -    Defined Terms
Schedule 5.4(a)    -    Capitalization of the Company
Schedule 5.4(b)         -    Subsidiaries
Schedule 5.5(c)         -    Liabilities and Other Obligations
Schedule 5.7       -    Governmental Authorizations and Other Approvals
Schedule 5.8       -    Disclosed Litigation
Schedule 5.12      -    License and Intellectual Property Infringements, Etc.
Schedule 5.19      -    Environmental Matters
Schedule 5.21      -    Existing Indebtedness
Schedule 5.24      -    Material Contracts
Schedule 9.1       -    Transactions with Affiliates
Schedule 9.2       -    Existing Liens
Schedule 9.7       -    Existing Investments
Schedule 9.8       -    Existing Dividend and Payment Restrictions


                                       EXHIBITS

Exhibit A     -    Form of Note
Exhibit B     -    Form of Notice of Sale and Purchase
Exhibit C     -    Form of Shareholder Pledge Agreement
Exhibit D     -    Form of Solvency Certificate
Exhibit E-1   -    Form of Opinion of Special Counsel for the Company and the
                   Shareholders
Exhibit E-2   -    Form of Opinion of General Counsel of the Company
Exhibit F     -    Form of Compliance Certificate

                                   ECONOPHONE, INC.
                                   60 Hudson Street
                              New York, New York  10013


               Senior Secured Increasing Rate Notes due April 24, 1998



                                                            As of April 24, 1997


TO EACH OF THE PURCHASERS LISTED IN
    SCHEDULE I ATTACHED HERETO:

Ladies and Gentlemen:

            Econophone, Inc., a New York corporation (the "COMPANY"), hereby agrees with you as follows:


1.  AUTHORIZATION OF NOTES.

            The Company will authorize the issue and sale of $15,000,000 aggregate principal amount of its Senior Secured Increasing Rate Notes due April 24, 1998 (the Notes delivered pursuant to Section 2 of this Agreement and the Other Agreements and any such Notes issued in substitution therefor pursuant to
Section 12 of this Agreement or the Other Agreements being, collectively, the "NOTES"). Each of the Notes shall be in substantially the form of Exhibit A attached hereto, with such amendments, supplements and other modifications thereto, if any, as shall be approved from time to time by you and the Company. Capitalized terms used in this Agreement shall have the meanings specified in
Schedule II attached hereto; and references in this Agreement to a "SCHEDULE" or an "EXHIBIT" are, unless otherwise specified herein, references to a Schedule or an Exhibit attached to this Agreement.


2.  SALE AND PURCHASE OF NOTES.

2.1.        OBLIGATION TO PURCHASE.

            Subject to the terms and conditions of this Agreement, the Company will issue and sell to you, and you will purchase from the Company, from time to time on any Business Day during the period from the date of this Agreement to (but not including) December 31, 1997, Notes in an aggregate principal amount for each such sale and purchase not to exceed the lesser of (a) your Available Commitment at such date and (b) at any time prior to the Additional Availability Date, $6,500,000, at the purchase price of 100% of the aggregate principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (collectively, the "OTHER AGREEMENTS") identical with this Agreement (except as to the identity of the Other Purchasers and the aggregate principal amount of the Notes to be purchased thereby) with each of the other purchasers named in Schedule I attached hereto (collectively, the "OTHER PURCHASERS"), if any, providing for the sale on each Purchase Date to each of the Other Purchasers of Notes in an aggregate principal amount for each such sale and purchase not to exceed the lesser of (a) the Available Commitment of the applicable Other Purchaser at such date and (b) at any time prior to the Additional Availability Date, $6,500,000, at the purchase price of 100% of the aggregate principal amount thereof. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder. Each sale and purchase of Notes pursuant to this Section 2.1 shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof. Notes purchased and sold under this Section 2.1 and repaid or prepaid may not be repurchased and resold.

2.2.        NOTICE OF PURCHASE.

            Each sale and purchase of Notes shall be made upon notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed sale and purchase (each, a "PURCHASE DATE"), by the Company to you; PROVIDED, HOWEVER, that no more than one Purchase Date shall be requested by the Company under this Agreement and the Other Agreements during any period of five consecutive Business Days. Each notice of a proposed sale and purchase of Notes (a "NOTICE OF SALE AND PURCHASE") shall be by telephone, confirmed immediately in writing, or by telex or telecopier, in substantially the form of Exhibit B attached hereto, specifying therein the requested
(a) Purchase Date (which shall be a Business Day), (b) aggregate principal amount of Notes to be purchased by you on such Purchase Date and (c) aggregate principal amount of Notes to be purchased by all of the Other Purchasers on such Purchase Date. On each Purchase Date, subject to the fulfillment of the applicable conditions set forth in Section 3, the Company will deliver to you the Notes to be purchased by you on such Purchase Date in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 or integral multiples of $100,000 in excess thereof as you may request at least one Business Day prior to such Purchase Date), dated such Purchase Date and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of same day funds in the amount of the aggregate purchase price therefor by wire transfer for the account of the Company to The Chase Manhattan Bank (ABA No. 021000128), New York, New York, Account No. 134-631250.

2.3.        INITIAL PURCHASE DATE.

            The initial sale and purchase of the Notes to be purchased by you and the Other Purchasers, if any, shall occur at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, at or before
10:00 A.M. (New York City time), at a closing on April 24, 1997 or on such other Business Day thereafter on or prior to June 1, 1997 as may be agreed upon among the Company, you and the Other Purchasers, if any (the "INITIAL PURCHASE DATE").



3.  CONDITIONS TO THE INITIAL PURCHASE DATE.

            Your obligation to purchase and pay for the Notes to be sold to you on the Initial Purchase Date is subject to the fulfillment to your satisfaction, on or prior to the Initial Purchase Date, of the following conditions:

3.1.        DOCUMENTS REQUIRED.

            You shall have received the following documents, each dated as of the Initial Purchase Date (except as otherwise specified below) and in the form of the respective Exhibit attached hereto, if any, or otherwise in form and substance satisfactory to you:

            (a) NOTE PURCHASE AGREEMENTS. This Agreement and each of the Other Agreements, if any, duly executed by the Company.

            (b) SHAREHOLDER PLEDGE AGREEMENTS. One or more shareholder pledge agreements, in each case in substantially the form of Exhibit C attached hereto (as amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms thereof and Section 16, the "SHAREHOLDER PLEDGE AGREEMENTS"), duly executed by each of the Shareholders, together with:

              (i) certificates representing the Initial Pledged Interests referred to therein, together with undated stock powers executed in blank;

              (ii) instruments evidencing the Initial Pledged Indebtedness referred to therein, duly endorsed in blank;

              (iii) proper financing statements (Form UCC-1 or a comparable form) or the equivalent thereof under the Uniform Commercial Code (or similar law or statute) of all jurisdictions that may be necessary or that you or any of the Other Purchasers may deem desirable in order to perfect and protect the liens and security interests created under the Shareholder Pledge Agreements, covering the Collateral described therein, in each case completed in a manner satisfactory to you and duly executed by the applicable Shareholder; and

              (iv) evidence that all other actions that may be necessary or that you or any of the Other Purchasers may deem desirable in order to perfect and protect the liens and security interests created under the Shareholder Pledge Agreements have been taken or will be taken in accordance with the terms of the Note Documents.

         (c) CORPORATE APPROVALS AND OTHER SIMILAR DOCUMENTATION. Certified copies of the resolutions of the board of directors (or persons performing similar functions) of the Company approving each of the Note Documents to which it is or is to be a party, the issuance and sale of the Notes and the other transactions contemplated hereby and thereby and all documents evidencing other necessary corporate action with respect to each such Note Document, the issuance and sale of the Notes and the other transactions contemplated hereby and thereby.

         (d) CERTIFICATE OF INCORPORATION. A copy of the certificate of incorporation of the Company and each amendment thereto, certified (as of a date reasonably near the Initial Purchase Date) by the Secretary of State of the State of New York as being a true and complete copy thereof.

         (e) GOOD STANDING CERTIFICATES. A copy of a certificate of the Secretary of State of the State of New York, dated reasonably near the Initial Purchase Date, listing the certificate of incorporation of the Company and each amendment thereto on file in the office of such Secretary of State and certifying that (i) such amendments are the only amendments to the certificate of incorporation of the Company on file in his office,
    (ii) the Company has paid all franchise taxes (or the equivalent thereof) to the date of such certificate and (iii) the Company is duly incorporated and in good standing under the laws of the State of New York.


         (f) FOREIGN QUALIFICATION CERTIFICATES. Copies of certificates of the Secretary of State (or the equivalent Governmental Authority) of each jurisdiction in which the Company is qualified as a foreign corporation, dated reasonably near the Initial Purchase Date, in each case stating that the Company is duly qualified and in good standing as a foreign corporation in such jurisdiction and has filed all annual reports required to be filed, and paid all franchise taxes (or the equivalent thereof) required to be paid, in such jurisdiction to the date of such certificate.

         (g) SECRETARY'S CERTIFICATE. A certificate from the secretary or an assistant secretary (or a person performing similar functions) of the Company certifying:

              (i) the absence of any amendments to the certificate of incorporation of the Company since the date of the Secretary of State's certificate referred to in subsection (d) of this Section 3.1;

              (ii) the completeness and accuracy of the resolutions of the board of directors of the Company and all documents evidencing other necessary corporate action thereof referred to in subsection (c) of this Section 3.1;

              (iii) the completeness and accuracy of the bylaws of the Company as in effect on the date the resolutions of the board of directors of the Company referred to in subsection (c) of this Section
         3.1 were adopted and on the Initial Purchase Date (a copy of which shall be attached to such certificate);

              (iv) the names and true signatures of the officers of the Company authorized to sign each of the Note Documents to which it is or is to be a party and the other agreements, instruments and other documents to be delivered hereunder or thereunder; and

              (v) such other matters as you or any of the Other Purchasers shall specify relating to the existence and good standing of the Company and the corporate and other necessary authority for, and the validity of, each of the Note Documents to which it is or is to be a party and any other matters relevant to any of the foregoing.

         (h) OFFICER'S CERTIFICATE. A certificate of the Company, signed on behalf of the Company by Mr. Alan Levy, the Chief Financial Officer thereof (the statements made in which certificate shall be true on and as of the Initial Purchase Date), certifying as to:

              (i) the due organization and good standing of the Company and each of its Subsidiaries in their respective jurisdictions of organization and the absence of any proceeding for the dissolution or liquidation of the Company or any of its Subsidiaries;

              (ii) the completeness and accuracy of all of the representations and warranties made by the Company in this Agreement and the other Note Documents to which it is or is to be a party, before and after giving effect to the issue and sale of the Notes and to the application of the proceeds therefrom as contemplated by
         Section 5.15(a), as though made on and as of the Initial Purchase
         Date;

              (iii) the absence of any event occurring and continuing, or resulting from the issue and sale of the Notes or the consummation of any of the other transactions contemplated hereby, that constitutes a Default or an Event of Default;

              (iv) neither the Company nor any of its Subsidiaries having changed its jurisdiction of organization, having been a party to any merger, consolidation or other similar transaction or having issued or sold any shares of its capital stock (or other ownership or profit interests therein), or any warrants, options or other rights therefor, at any time following the date of the most recent unaudited consolidated financial statements of the Company and its Subsidiaries referred to in Section 5.5(a) other than the issuance and sale of 140,000 shares of Series A Preferred Stock to Princes Gate Investors II, L.P. and the issuance of 2,646,500 options for shares of common stock of the Company to key employees thereof under the 1996 Flexible Incentive Plan;

              (v) to the best of his knowledge, the absence of any existing or threatened event or circumstance applicable to the Company or any of its Subsidiaries that could reasonably be expected to impair the ability of the Company to consummate the Refinancing; and

              (vi) the satisfaction of all conditions precedent by the Company to the issuance and sale of the Notes on and as of the Initial Purchase Date.

         (i) SOLVENCY CERTIFICATES. A certificate from Mr. Alan Levy, the Chief Financial Officer of the Company, in substantially the form of Exhibit D attached hereto, attesting to the Solvency of the Company and its Subsidiaries, taken as a whole, immediately before and immediately after giving effect to the Note Documents and all of the transactions contemplated hereby or thereby to occur on or about the Initial Purchase Date and assuming the sale and purchase of Notes on such date in an aggregate principal amount of $15,000,000.

         (j) FINANCIAL INFORMATION. Copies of (i) the audited consolidated financial statements of the Company and its Subsidiaries referred to in
    Section 5.5(a), in each case accompanied by an unqualified opinion of Arthur Andersen LLP, independent accountants of the Company, and (ii) the unaudited financial statements of the Company and its Subsidiaries referred to in Section 5.5(a), together with a certificate of a Senior Financial Officer of the Company with respect thereto.

         (k) CONSENTS. Certified copies of all Governmental Authorizations, and all consents, approvals and authorizations of, and notices to and other actions by, all Persons with whom any of the Obligors or any of their respective Subsidiaries has any contractual obligations, as shall be required for the execution, delivery or performance of this Agreement and the other Note Documents or the consummation of the issuance and sale of the Notes or any of the other transactions contemplated hereby or thereby, including, without limitation:

              (i) a waiver of certain provisions set forth in the certificate of incorporation of the Company, in form and substance satisfactory to you and the Other Purchasers, if any, and duly executed by the Company and at least a majority in interest of the holders of the shares of Series A Preferred Stock, (A) permitting the Company to enter into this Agreement and the other Note Documents to which it is or is to be a party, to issue and sell the Notes and to grant the liens and security interests to be granted thereby from time to time hereafter pursuant to the terms of Section 8.10, (B) reducing the amount of "key man" life insurance the Company is required to maintain with respect to the death and long term incapacity of Mr. Alfred West to $10,000,000 and (C) addressing such other matters as you or any of the Other Purchasers shall reasonably request; and

              (ii) an amendment and waiver to the NTFC Loan Agreement and the other NTFC Loan Documents, in form and substance satisfactory to you and the Other Purchasers, if any, and duly executed by the Company and NTFC, (A) permitting each of the Obligors to grant to the Collateral Agent, for the benefit of itself and the other Secured Parties, a valid and perfected lien on and security interests in the NTFC Collateral owned thereby, (B) permitting the amendment to the certificate of incorporation of the Company referred to in clause (i) of this Section 3.1(k), (C) waiving the event of default that has occurred and is continuing under the NTFC Loan Agreement as a result of the failure of the Company to deliver to NTFC on or prior to March 31, 1997 the audited financial statements of the Company and its Subsidiaries for the Fiscal Year ended December 31, 1996, (D) amending the definition of "Cash Flow" set forth therein to include, for any fiscal period of the Company, the remaining Available Commitments of you and the Other Purchasers as of the last day of such fiscal period and (E) addressing such other matters as you or any of the Other Purchasers shall reasonably request.

         (l) EXISTING INDEBTEDNESS. Certified copies of all of the agreements, instruments and other documents evidencing or setting forth the terms and conditions of the Indebtedness of the Company and its Subsidiaries existing on the Initial Purchase Date and in an aggregate amount of at least $100,000 (all of which Indebtedness is described, and marked with an asterisk, on Schedule 5.21 attached hereto), except for Indebtedness of the Company described in items 30 and 31 of Schedule 5.21 attached hereto (which Indebtedness is not evidenced by any agreement, instrument or other document).

3.2.     OPINIONS OF COUNSEL.

         You shall have received the following favorable opinions, each dated the Initial Purchase Date and in the form of the respective Exhibit attached hereto, if any, or otherwise in form and substance satisfactory to you:

         (a) Schulte Roth & Zabel LLP, special counsel for the Company and each of the Shareholders, in substantially the form of Exhibit E-1 attached hereto, and addressing such other matters as you (or your counsel) may reasonably request (and the Company hereby instructs its special counsel to deliver such opinion to you);

         (b) Lacher & Fox, General Counsel of the Company, in substantially the form of Exhibit E-2 attached hereto, and addressing such other matters as you (or your counsel) may reasonably request (and the Company hereby instructs its General Counsel to deliver such opinion to you); and

         (c)  Shearman & Sterling, your special counsel.

3.3.     PAYMENT OF ACCRUED FEES AND EXPENSES.

         Without limiting the provisions of Section 14.1, all of the accrued fees and expenses incurred by you in connection with the transactions contemplated by this Agreement and the other Note Documents (including, without limitation, the accrued fees and expenses of Shearman & Sterling, special counsel to you) to be paid by or on behalf of the Company, and all compensation payable to you pursuant to the terms of the Fee Letter, on or prior to the Initial Purchase Date shall have been paid.


4.  CONDITIONS TO EACH PURCHASE DATE.

         Your obligation to purchase and pay for the Notes to be sold to you on each Purchase Date (including, without limitation, the Initial Purchase Date) is subject to the fulfillment to your satisfaction, on or prior to such Purchase Date, of the following conditions:

4.1.     REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of each of the Obligors contained in this Agreement and each of the other Note Documents shall be complete and correct on the date of the related Notice of Sale and Purchase and on such Purchase Date, before and after giving effect to the issue and sale of the Notes and to the application of the proceeds therefrom as contemplated by Section 5.15(a).

4.2.     NO DEFAULT.

         After giving effect to the issue and sale of the Notes and to the application of the proceeds therefrom as contemplated by Section 5.15(a), no Default or Event of Default shall have occurred and be continuing.

4.3.     DOCUMENTS REQUIRED.

         You shall have received on or prior to such Purchase Date the following documents, each dated as of such Purchase Date and in the form of the respective Exhibit attached hereto, if any, or otherwise in form and substance satisfactory to you:

         (a) NOTICE OF SALE AND PURCHASE. A Notice of Sale and Purchase, properly completed and duly executed by the Company.

         (b) NOTES. Notes, registered in your name, in such aggregate principal amount as is specified to be purchased by you in the related Notice of Sale and Purchase and in such number of Notes and in such denominations (of at least $100,000 per Note) as are specified to the Company by you at least one Business Day prior to such Purchase Date (and in the absence of such specification, in a single Note), in each case duly executed by the Company.

         (c) ADDITIONAL DOCUMENTATION. Such other information as you or any of the Other Purchasers may reasonably request.

4.4.     PURCHASE PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ETC.

         The purchase of and any payment for the Notes to be purchased by you on such Purchase Date (a) shall be permitted by the applicable Requirements of Law of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) shall not violate any applicable Requirements of Law (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System) and (c) shall not subject you to any tax, penalty or other liability under or pursuant to any applicable Requirements of Law, except for any Taxes or Other Taxes for which the Company is obligated to compensate you under Section 14.3; PROVIDED that if the purchase of and any payment for the Notes to be purchased by you on such Purchase Date would subject you to any such tax, penalty or other liability, you agree to use reasonable efforts (consistent with your internal policy and legal and regulatory restrictions) to substitute one of your Affiliates as the purchaser of the Notes hereunder in accordance with Section 20 if such substitution would avoid the need for or reduce the amount of any such tax, penalty or liability and would not, in your sole determination, be otherwise disadvantageous to you. If requested by you, you shall have received an Officer's Certificate on or prior to such Purchase Date, dated such Purchase Date, certifying such matters of fact as you may reasonably specify to enable you to determine whether such purchase and payment are so permitted.

4.5.     CONSENTS AND APPROVALS.

         All Governmental Authorizations, and all consents, approvals and authorizations of, and notices to, and other actions by, any other Person, necessary in connection with the issuance and sale of the Notes and the other transactions contemplated hereby and thereby shall have been obtained (without the imposition of any conditions that are not acceptable to you) and shall remain in full force and effect; and all applicable waiting periods shall have expired without any action being taken by any Governmental Authority that could reasonably be expected to restrain, prevent or impose any material adverse conditions on the Company or on the sale and purchase of the Notes or any of the other transactions contemplated by this Agreement.

4.6.     NO LITIGATION OR OTHER PROCEEDINGS.

         Except as described on Schedule 5.8 attached hereto, there shall exist no action, suit, investigation, litigation or proceeding pending or, to the best knowledge of the Company, threatened against or affecting any of the Obligors or any of their respective Subsidiaries or any of the property or assets thereof in any court or before any arbitrator or by or before any other Governmental Authority of any kind that (a) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (b) challenges the legality, validity, binding effect or enforceability of this Agreement or any of the other Note Documents or the consummation of the sale and purchase of the Notes or any of the other transactions contemplated hereby or thereby.

4.7.     NO MATERIAL ADVERSE CHANGE.

         Since December 31, 1996, there shall not have occurred (in your judgment) a material adverse change in the business, condition (financial or otherwise), operations, results of operations, assets, property, liabilities or prospects of the Company and its Subsidiaries, taken as a whole.

4.8.     NO OTHER OFFERINGS.

         None of the Obligors or any of their respective Subsidiaries shall have offered, placed or sold, or have caused to be offered, placed or sold, directly or indirectly by private or public offering or offerings, any debt or preferred equity securities or other obligations that, in your sole judgment, could reasonably be expected to impair your ability to resell the Notes being issued hereunder on terms reasonably acceptable to you.


4.9.     NO ADVERSE CHANGE TO FINANCIAL MARKETS.

         There shall not have occurred any disruption or change in the financial or capital markets conditions generally from those in effect on or prior to April 1, 1997, which disruption or change could reasonably be expected to have a Material Adverse Effect.

4.10.    EMPLOYMENT OF MR. ALFRED WEST.

         Mr. Alfred West shall be in good health, shall be employed as a senior executive officer of the Company and, in such capacity, shall be actively involved in managing the businesses and financial matters of the Company and shall not have expressed any intention to terminate his employment by the Company.


5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to you that as of the date hereof, the date of each Notice of Sale and Purchase and each Purchase Date:

5.1.     ORGANIZATION; POWER AND AUTHORITY.

         The Company and each of its Subsidiaries are Persons duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and are duly qualified as foreign corporations or other entities and are in good standing in each other jurisdiction in which the ownership, lease or operation of their property and assets or the conduct of their businesses requires such qualification, other than any such jurisdiction in which the failure to be so qualified or in good standing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have all corporate and other necessary power and authority, and the legal right, to own or to hold under lease all of the property and assets they purport to own or hold under lease and to conduct the business they conduct and propose to conduct. Each of the Obligors has all corporate and other necessary power and authority, and the legal right, to execute and deliver this Agreement, the Notes and the other Note Documents to which it is or is to be a party, to perform its Obligations hereunder and thereunder and to consummate all of the transactions contemplated hereby and thereby.

5.2.     AUTHORIZATION, ENFORCEABILITY, ETC.

         This Agreement and each of the other Note Documents have been duly authorized by all necessary corporate action (including, without limitation, all necessary shareholder action) on the part of each of the Obligors intended to be a party thereto. This Agreement has been, and the Notes and each of the other Note Documents, when delivered hereunder, will have been, duly executed and delivered by each of the Obligors intended to be a party thereto. This Agreement constitutes, and the Notes and each of the other Note Documents, when delivered hereunder, will constitute, the legal, valid and binding obligations of each of the Obligors intended to be a party thereto, enforceable against such Obligor in accordance with their respective terms, except as such enforceability may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

5.3.     DISCLOSURE.

         All of the information furnished by or on behalf of any of the Obligors or any of their respective Subsidiaries in writing to you or any of the Other Purchasers pursuant to or in connection with this Agreement or any of the other Note Documents or any other document, certificate or other writing furnished to you or any of the Other Purchasers in connection with the sale and purchase of the Notes or any of the other transactions contemplated hereby, taken as a whole, is complete and correct in all material respects as of the date on which such information was so provided; and all such information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which any such statements were made, not misleading.
All financial projections and forecasts that have been prepared by the Company or any of its Subsidiaries and made available to you have been prepared in good faith based upon reasonable assumptions and represented, at the time each such financial projection or forecast was delivered to you, the Company's best estimate of its future financial performance (it being recognized by you that such financial projections or forecasts are not to be viewed as facts and that the actual results during the period or periods covered by any such financial projections or forecasts may differ from the projected or forecasted results).

5.4.     CAPITALIZATION; ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES,
ETC.

         (a) As of the Initial Purchase Date, each of the authorized shares of capital stock of the Company and the issued and outstanding shares of capital stock of the Company are as described in Part A of Schedule 5.4(a) attached hereto. All of the issued and outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive or other similar rights. As of the Initial Purchase Date, 4,012,000 shares of common stock of the Company have been reserved for issuance in connection with the conversion of the Series A Preferred Stock and 3,000,000 shares of common stock of the Company are issuable under the terms of the 1996 Flexible Incentive Plan, copies of which plan have been delivered to you in the form and on the terms in effect on the Initial Purchase Date. Except as described in Part B of Schedule 5.4(a) attached hereto, as of the Initial Purchase Date, the 1996 Flexible Incentive Plan is the only plan or arrangement in existence
relating to the issuance of shares of capital stock of the Company.   Except as
described in this Section 5.4 or in Part C of Schedule 5.4(a) attached hereto, as of the Initial Purchase Date, there are no outstanding debt or equity securities of the Company and no outstanding obligations of the Company convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Company, or other obligations of the Company to issue, directly or indirectly, any shares of capital stock of the Company.

         (b) Schedule 5.4(b) attached hereto sets forth all of the Subsidiaries of the Company as of the Initial Purchase Date, showing, as to each such Subsidiary, the correct name thereof, the jurisdiction of its organization and the percentage of shares of each class of its capital stock or similar equity interests outstanding that are owned by the Company and/or one or more of its Subsidiaries. All of the outstanding shares of capital stock or similar equity interests of each Subsidiary of the Company shown on Schedule 5.4(b) attached hereto as being owned by the Company and/or one or more of its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company and/or one or more of its Subsidiaries, free and clear of all Liens.

         (c) The outstanding shares of capital stock of the Company and each of its Subsidiaries have been issued, and all outstanding warrants, options or other rights for the purchase or acquisition from the Company or any of its Subsidiaries of any shares of its capital stock have been granted, in accordance with the registration or qualification provisions of the Securities Act and any applicable state securities laws or pursuant to valid exemptions therefrom.

         (d) None of the Subsidiaries of the Company is a party to or otherwise is subject to any legal restriction or any agreement or arrangement restricting the ability of such Subsidiary to pay dividends out of profits or to make any other similar distributions of profits to the Company or any of its Subsidiaries that owns shares of capital stock of or similar equity interests in such Subsidiary, except under this Agreement and as otherwise expressly permitted to remain in effect under Section 9.8.

5.5.     FINANCIAL STATEMENTS.

         (a) The audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1994 and December 31, 1995 and the related audited consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the Fiscal Years ended December 31, 1994 and December 31, 1995, in each case including the schedules and notes thereto and accompanied by an opinion of Arthur Andersen LLP, the independent accountants of the Company, and the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the three-month period then ended, duly certified by a Senior Financial Officer of the Company, copies of all of which have been furnished to you, fairly present (subject, in the case of such balance sheet as of September 30, 1996 and such statements of operations, stockholders' equity and cash flows for the three-month period then ended, to normal year-end audit adjustments) the consolidated financial condition of the Company and its Subsidiaries as at such dates and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the respective periods ended on such dates. All of the financial statements referred to above in this subsection (a), including the schedules and notes thereto, have been prepared in accordance with generally accepted accounting principles applied consistently throughout the respective periods covered thereby.

         (b) Since December 31, 1996, there has been (i) no material adverse change in the business, condition (financial or otherwise), operations, results of operations, assets, property, liabilities or prospects of the Company and its Subsidiaries, taken as a whole, and (ii) no development, event or circumstance relating to or affecting the Company or any of its Subsidiaries that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

         (c) There are no liabilities or obligations of the Company or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent, accrued or otherwise and whether or not due) that, either individually or in the aggregate, could reasonably be expected to be material to the Company, either individually or together with its Subsidiaries, taken as a whole, in each case except for those liabilities and obligations that are fully disclosed in the unaudited consolidated financial statements of the Company and its Subsidiaries referred to in subsection (a) of this Section 5.5 or on Schedule 5.5(c) attached hereto or that have been incurred since the Initial Purchase Date and are not prohibited under the terms of this Agreement or any of the other Note Documents.

5.6.     COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

         The execution, delivery and performance by each of the Obligors of each of the Note Documents to which it is or is to be a party and the consummation of the sale and purchase of the Notes and the other transactions contemplated hereby and thereby do not (a) contravene such Obligor's certificate of incorporation or bylaws (or similar organizational documents), (b) violate any Requirement of Law, (c) conflict with or result in the breach of, or constitute a default under, any loan or purchase agreement, indenture, mortgage, deed of trust, lease, instrument, contract or other agreement binding on or affecting such Obligor, any of its Subsidiaries or any of their respective property or assets or (d) except for the Liens created under the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of such Obligor or any of its Subsidiaries. Neither any of the Obligors nor any of their respective Subsidiaries is in violation of any of the terms of its certificate of incorporation or bylaws (or similar organizational documents) or any Requirement of Law or in breach of any loan or purchase agreement, indenture, mortgage, deed of trust, lease, instrument, contract or other agreement referred to in the immediately preceding sentence, the violation or breach of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.7.     GOVERNMENTAL AUTHORIZATIONS, ETC.

         (a) The Company and each of its Subsidiaries (i) own or possess all of the Governmental Authorizations that are necessary to own or lease and operate their respective property and assets and to conduct their respective businesses as presently conducted, except where and to the extent that the failure to obtain or maintain in effect any such Governmental Authorization, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (ii) have not received any notice relating to or threatening the revocation, termination, cancellation, denial, impairment or modification of any such Governmental Authorization, nor is the Company or any of its Subsidiaries in violation or contravention of, or in default under, any such Governmental Authorization.

         (b) No Governmental Authorization, and no consent, approval or authorization of, or notice to, or other action by, any other Person, is required for the due execution, delivery, recordation, filing or performance by any of the Obligors of this Agreement or any of the other Note Documents to which it is or is to be a party, or for the consummation of the sale and purchase of the Notes or any of the other transactions contemplated hereby and thereby, except for such Governmental Authorizations, and such consents, approvals, authorizations, notices and other actions, as are described on
Schedule 5.7 attached hereto, all of which have been obtained or made on or prior to the Initial Purchase Date and are in full force and effect or will be obtained or made in accordance with the terms of the Note Documents and, thereafter, will be in full force and effect.

5.8.     LITIGATION.

         Except as described on Schedule 5.8 attached hereto, there is no action, suit, investigation, litigation or proceeding pending or, to the best knowledge of the Company, threatened against or affecting any of the Obligors or any of their respective Subsidiaries or any of the property or assets thereof in any court or before any arbitrator or by or before any other Governmental Authority of any kind that (a) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (b) challenges the legality, validity, binding effect or enforceability of this Agreement or any of the other Note Documents or the consummation of the sale and purchase of the Notes or any of the other transactions contemplated hereby or thereby.

5.9.     TAXES.

         (a) Each of the Obligors and each of their respective Subsidiaries have filed or caused to be filed all tax returns and reports that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all taxes shown to be due and payable on any assessments of which such Obligor or such Subsidiary, as the case may be, has received notice and all other taxes, assessments, levies, fees and other governmental charges imposed upon any of the Obligors or any of their respective Subsidiaries, or their property, assets, income or franchises, to the extent such taxes, assessments, levies, fees and other charges have become due and payable and before they have become delinquent, (i) except for taxes, assessments, levies, fees or other governmental charges the amount, applicability or validity of which is being contested in good faith and by appropriate proceedings diligently conducted and with respect to which such Obligor or such Subsidiary, as the case may be, has established reserves in accordance with generally accepted accounting principles in effect from time to time and (ii) solely in the case of tax returns and reports that are required to be filed in any jurisdiction outside of the United States of America, and taxes, assessments, levies, fees and other governmental charges that are due and payable with respect thereto, except where the filing of any such tax return or report or the failure to pay any such tax, assessment, levy, fee or other governmental charge, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (b) The United States federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid, or the time for audit has expired, for all Fiscal Years through the Fiscal Year ended December 31, 1992. The Company has established reserves in accordance with generally accepted accounting principles in effect from time to time for all taxable years and all other taxable periods for which the expiration of the applicable statute of limitations for assessment or collection of the federal income tax liabilities of the Company or any of its Subsidiaries has not occurred (whether as a result of extension or otherwise) and for its current fiscal period.

         (c) As of the Initial Purchase Date, neither any of the Obligors nor any of their respective Subsidiaries or Affiliates has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of any such Obligor or any such Subsidiary or Affiliate, or is aware of any circumstances that would cause the taxable years or other taxable periods of any of the Obligors or any of their respective Subsidiaries or Affiliates not to be subject to the normally applicable statute of limitations.

         (d) Neither the Company nor any of its Subsidiaries is or at any time has been a member of an affiliated, consolidated, combined or unitary group other than such group of which the Company is the common parent (within the meaning of Section 1504(a)(1) of the Internal Revenue Code).

         (e) The Company is not an S corporation with the meaning of Section 1361 of the Internal Revenue Code.

5.10.    TITLE TO PROPERTY; LEASES.

         The Company and each of its Subsidiaries have good and sufficient title to, or a valid and enforceable leasehold interest in, all of their respective property and assets that, either individually or in the aggregate, are material, in each case free and clear of all Liens other than the Liens expressly permitted under Section 9.2. All leases under which any of the Company or any of its Subsidiaries are a lessor or a lessee are valid and subsisting and are in full force and effect in all material respects.

5.11.    SECURITY INTERESTS, ETC.

         The Collateral Documents create valid and perfected first priority liens on and security interests in the Collateral (subject to Permitted Liens and, in the case of the property and assets of the Obligors which become part of the Collateral on or about the Additional Availability Date, the liens and security interests of NTFC, on behalf of itself and the other NTFC Lenders, pursuant to the terms of the NTFC Loan Documents and the Intercreditor Agreement) in favor of the Collateral Agent, for its benefit and the benefit of the other Secured Parties, securing the payment of the Notes and all of the other Obligations of the Obligors under or in respect of the Note Documents.
All of the shares of capital stock of (or other ownership or profit interests in) the Company and each of the Subsidiaries that are purported to comprise part of the Collateral have been delivered to the Collateral Agent or NTFC, as required by the applicable Collateral Documents (on behalf of the Secured Parties), together with undated stock or other appropriate powers executed in blank; and all filings and other actions necessary to perfect and protect such liens and security interests have been duly made or taken and are in full force and effect or will be duly made or taken in accordance with the terms of the Note Documents; and all filing and recording fees and taxes have been duly paid.

5.12.    LICENSES, PERMITS, ETC.

         (a) The Company and each of its Subsidiaries own or possess all of the licenses, permits, franchises, authorizations, consents and approvals, and own or have the legal right to use all of the patents, copyrights, service marks, trademarks and trade names (or other rights thereto), that are necessary to own or lease and operate their respective property and assets and to conduct their respective businesses as presently conducted, without known conflict with the rights of any other Person. Except as described on Part A of Schedule 5.12 attached hereto, no action, suit, investigation, litigation or proceeding of any Person is pending or, to the best knowledge of the Company, is threatened challenging the use of any such license, permit, franchise, authorization, consent, approval, patent, copyright, service mark, trademark, trade name or other right, or the validity or effectiveness thereof, except for any such action, suit, investigation, litigation or proceeding that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (b)  Except as described on Part B of Schedule 5.12 attached hereto:

         (i) no product of the Company or any of its Subsidiaries infringes on any license, permit, franchise, authorization, consent, approval, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

         (ii) there is no violation by any Person of any right of the Company or any of its Subsidiaries with respect to any license, permit, franchise, authorization, consent, approval, patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any such Subsidiary.

         (c) The Company has and maintains in full force and effect all Governmental Authorizations required by the FCC or any PUC or any Communications Law for the construction and operation of its telecommunications network in accordance with its intended design and at its full capacity, and all such Governmental Authorizations are not subject to any further judicial or administrative review and are in all respects final. Neither you nor any other holder of the Notes will, solely as a result of your or their execution, delivery or performance of this Agreement, any Other Agreement or any of the other Note Documents, or your or their investment in (or your or their commitment to invest in) the Notes, be subject to the regulation or control of the FCC or any PUC.

5.13.    COMPLIANCE WITH ERISA.

         (a) The Company and each of the ERISA Affiliates have operated and administered each ERISA Plan in compliance with its terms and with the provisions of ERISA and all other applicable Requirements of Law.

         (b) During the immediately preceding five-year period, (i) no Termination Event has occurred or, to the best knowledge of the Company, could reasonably be expected to occur with respect to any Plan, (ii) no "ACCUMULATED FUNDING DEFICIENCY" (as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, has occurred with respect to any Plan and (iii) no Lien in favor of the PBGC or a Plan has arisen or could reasonably be expected to arise on account of any Plan.

         (c) Neither the Company nor any of the ERISA Affiliates has incurred any liability pursuant to Title I or IV or ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to ERISA Plans, and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any such ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any such ERISA Affiliate, in either case pursuant to Title I or IV of ERISA, such penalty or excise tax provisions or
Section 401(a)(29) or 412 of the Internal Revenue Code.

         (d) Neither the Company nor any of the ERISA Affiliates (i) has incurred or, to the best knowledge of the Company, could reasonably be expected to incur any Withdrawal Liability in respect of any Multiemployer Plan or any Multiple Employer Plan or (ii) would become subject to any Withdrawal Liability if the Company or any such ERISA Affiliate were to withdraw completely from all Multiemployer Plans and all Multiple Employer Plans as of the most recent valuation date of each such Plan.

         (e) No prohibited transaction (within the meaning of Section 406 of the Internal Revenue Code) or breach of fiduciary responsibility has occurred with respect to any ERISA Plan which has subjected or may subject the Company or any of the ERISA Affiliates to any liability under Section 406, 409, 502(i) or 502(l) of ERISA or Section 4975 of the Internal Revenue Code, or under any agreement or other instrument pursuant to which the Company or any of the ERISA Affiliates has agreed or is required to indemnify any Person against any such liability.

         (f) The actuarial present value of all "BENEFIT LIABILITIES" (as defined in Section 4001 of ERISA) under all of the Plans, determined as of the end of each such Plan's most recently completed plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, whether or not vested, did not exceed the aggregate current value of the assets of all such Plans allocable to such benefit liabilities by more than $100,000 in the aggregate.

         (g) Neither the Company nor any of the ERISA Affiliates has been notified that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA) or is being terminated (within the meaning of Title IV of ERISA), and, to the best knowledge of the Company, no Multiemployer Plan could reasonably be expected to be in reorganization, insolvent or terminated.

         (h) None of the execution and delivery of this Agreement, the issuance and sale of the Notes hereunder or the consummation of any of the transactions contemplated hereby will involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code. The representation by the Company in the first sentence of this Section 5.13(h) is made in reliance upon, and is subject to the accuracy of, your representation in
Section 6.3 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

5.14.    PRIVATE OFFERING BY THE COMPANY.

         (a) Neither the Company nor any Person acting on its behalf has directly or indirectly offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other

Purchasers, if any, and not more than ten other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor any Person acting on its behalf has taken, or will take, any action that would subject the issuance and sale of the Notes to the registration requirements of Section 5 of the Securities Act.

         (b) Neither the Company nor any Person acting on its behalf has directly or indirectly offered or sold the Notes by any form of general solicitation or general advertising, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or any broadcast over television or radio or any seminar or meeting whose attendees have been invited by any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D under the Securities Act).

5.15.    USE OF PROCEEDS; MARGIN REGULATIONS.

         (a) The proceeds received from the sale of the Notes from time to time to you and the Other Purchasers, if any, will be used solely to finance Capital Expenditures of the Company and its Subsidiaries, to pay fees and expenses incurred in connection with the sale and purchase of the Notes to you and the Other Purchasers and for other general corporate purposes of the Company and its Subsidiaries not otherwise prohibited under the terms of the Note Documents (including, without limitation, to fund financial losses suffered from time to time by the Company and its Subsidiaries).

         (b) Neither the Company nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying any "MARGIN STOCK" (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System (12 CFR 207)). No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of the Board of Governors of the Federal Reserve System (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of the Board of Governors of the Federal Reserve System (12 CFR
220). Margin stock does not constitute more than 25% of the value of the consolidated property and assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such consolidated property and assets. None of the transactions contemplated by this Agreement and the Other Agreements (including, without limitation, the direct and indirect use of proceeds of the Notes) will violate or result in a violation of the Securities Act or the Exchange Act or any of the rules and regulations promulgated thereunder or in such Regulation G, T, U or X, as applicable.

5.16.    STATUS UNDER CERTAIN STATUTES.

         (a) Neither any of the Obligors nor any of their respective Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Act of 1935, as amended, or the Federal Power Act, as amended.

         (b) Neither any of the Obligors nor any of their respective Subsidiaries is an "INVESTMENT COMPANY", or an "AFFILIATED PERSON" of, or "PROMOTER" or "PRINCIPAL UNDERWRITER" for, an "INVESTMENT COMPANY" (each as defined in the Investment Company Act of 1940, as amended). Neither the sale and purchase of the Notes nor the application of the proceeds therefrom or the repayment thereof by the Company, nor the consummation of any of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

         (c) Neither any of the Obligors nor any of their respective Subsidiaries is a "HOLDING COMPANY", or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY", or an "AFFILIATE" of a "HOLDING COMPANY" or of a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY" (each within the meaning of the Public Utility Holding Company Act of 1935, as amended).

         (d) Neither any of the Obligors nor any of their respective Subsidiaries is a "PERSONAL HOLDING COMPANY" (as defined in Section 542 of the Internal Revenue Code).

         (e) Each of the Obligors and each of their respective Subsidiaries are current with all reports and documents, if any, required to be filed with any securities commission or similar agency of any applicable jurisdiction and are in compliance with all applicable rules and regulations of such commissions and agencies.

5.17.    FOREIGN ASSETS CONTROL REGULATIONS, ETC.

         Neither the issue and sale of the Notes by the Company nor the use of the proceeds therefrom will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.18.    EMPLOYEE AND LABOR MATTERS.

         (a) There is (i) no unfair labor practice complaint pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against the Company or any of its Subsidiaries which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against the Company or any of its Subsidiaries and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any of them.

         (b) There exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) the Company or any of its Subsidiaries, on the one hand, and any carrier, any customer or any group thereof, on the other hand, whose agreements with the Company or any such Subsidiary are, or whose use of the telecommunications equipment thereof is, either individually or in the aggregate, material to the business or operations of the Company and its Subsidiaries, taken as a whole, or (ii) the Company or any of its Subsidiaries, on the one hand, and any material supplier thereof, on the other hand; and there exists no present state of facts or circumstances that could reasonably be expected to give rise to or result in any such termination, cancellation, limitation, modification or change.

         (c) To the best knowledge of the Company, none of the key employees of the Company are obligated under any contract, agreement or other arrangement (including, without limitation, licenses, covenants or commitments of any nature) with any Person other than the Company and/or one or more of its Subsidiaries, or subject to any judgment, decree, injunction or order of any court, arbitrator or other Governmental Authority, that could reasonably be expected to interfere with the use of such employee's best efforts to promote the interests of the Company and its Subsidiaries or would conflict with such employee's involvement in the businesses or operations of the Company and its Subsidiaries as conducted and as proposed to be conducted.

5.19.    ENVIRONMENTAL MATTERS.

         Except as described on Schedule 5.19 attached hereto:

         (a) The operations and properties (whether owned or leased) of the Company and each of its Subsidiaries comply in all material respects with all Environmental Laws and Environmental Permits, and all necessary Environmental Permits have been obtained and are in full force and effect for all of the operations and properties of the Company and each such Subsidiary. All past noncompliance with any such Environmental Laws or Environmental Permits has been resolved without ongoing material obligations or costs to the Company or any of its Subsidiaries. To the best knowledge of the Company, no circumstances exist that, either individually or in the aggregate, could reasonably be expected (i) to form the basis of an Environmental Action against the Company or any of its Subsidiaries or any of its properties or (ii) to cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

         (b) There are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any property owned or operated by the Company or any of its Subsidiaries or, to the best knowledge of the Company, on any property formerly owned or operated by the Company or any of its Subsidiaries; and there is no asbestos or asbestos-containing material on any property owned or operated by the Company or any of its Subsidiaries.

         (c) Neither the Company nor any of its Subsidiaries is undertaking, nor has any of them completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or released, discharged or disposed of on, or transported to or from, any property owned or operated by the Company or any of its Subsidiaries have been disposed of in a manner that does not violate, and could not reasonably be expected to give rise to liability under, any applicable Environmental Law.

         (d) Neither the Company nor any of its Subsidiaries has received any notice from any Governmental Authority regarding any violation or alleged violation of, noncompliance or alleged noncompliance with, or liability or potential liability under or in respect of, any Environmental Law or Environmental Permit by the Company or any such Subsidiary, nor does the Company or any such Subsidiary have knowledge or have any reason to believe that any such notice will be received or is being threatened.

5.20.    NO BURDENSOME AGREEMENTS.

         Neither any of the Obligors nor any of their respective Subsidiaries is a party to any loan or purchase agreement, indenture, mortgage, deed of trust, lease, instrument, contract or other agreement or subject to any Requirement of Law or any charter or corporate or other similar restriction that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.21.    EXISTING INDEBTEDNESS; FUTURE LIENS.

         (a) Schedule 5.21 attached hereto sets forth a complete and correct list of all outstanding Indebtedness of the Company and each of its Subsidiaries as of the Initial Purchase Date. Neither the Company nor any of its Subsidiaries is in default, and no waiver of default is currently in effect, in the payment of any principal of or interest on any Indebtedness of the Company or any such Subsidiary, and no event or condition exists with respect to any Indebtedness of the Company or any such Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable, or would require an offer to prepay, redeem, repurchase, purchase or defease such Indebtedness to be made, in each case prior to its stated maturity or its regularly scheduled dates of payment.

         (b) Neither any of the Obligors nor any of their respective Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property or assets, whether now owned or hereafter acquired, to be subject to a Lien not expressly permitted under Section 9.2.

5.22.    SOLVENCY.

         The Company is and the Company and its Subsidiaries, taken as a whole, are, and upon giving effect to the issuance and sale of all of the Notes and the other transactions contemplated hereby will be, Solvent.

5.23.    RELATED PARTY TRANSACTIONS.

         Except as set forth on Schedule 9.1 attached hereto:

         (a) no officer or director of the Company and no member of the immediate family of any officer or director thereof is indebted to the Company in any amount, nor is the Company indebted to (or committed to make loans or extend or guarantee credit to or otherwise to make Investments in) any of them;

         (b) to the best knowledge of the Company, neither any officer or director of the Company nor any member of the immediate family of any officer or director thereof has any direct or indirect ownership or profit interest in any corporation or other entity with which the Company is affiliated or with which the Company has an ongoing business relationship, or in any corporation or other entity that competes with the Company, that exceeds 1% of the aggregate ownership and profit interests therein; and

         (c) no officer or director of the Company and no member of the immediate family of any officer or director thereof has any direct or indirect financial interest in any material contract of the Company, except for the financial interest of Mr. Alan Levy reflected in his employment agreement with the Company, as amended, a copy which has been delivered to you prior to the Initial Purchase Date.

5.24.    MATERIAL CONTRACTS.

         (a) Except for the agreements, contracts, plans, leases, arrangements and commitments set forth in Schedule 5.24 attached hereto, neither the Company nor any of its Subsidiaries is a party or subject to any agreement, contract, plan, lease, arrangement or commitment that (i) is material to the business, condition (financial or otherwise), operations, results of operations, assets, property or liabilities of the Company and its Subsidiaries, taken as a whole,
(ii) provides for the purchase in excess of $250,000 of materials, supplies, goods, services, equipment or other property or assets, except in the ordinary course of business, (iii) involves any partnership, joint venture or other similar arrangement or (iv) restricts the Company or any of its Subsidiaries from engaging in or competing in any line of business, with any Person or in any geographic area.

         (b) Each agreement, contract, plan, lease, arrangement and commitment disclosed or required to be disclosed pursuant to clause (a) of this Section
5.24 is the legal, valid and binding obligation of the Company or its applicable Subsidiary, enforceable against the Company or such Subsidiary in accordance with its terms, and is in full force and effect; and none of the Company or any of its Subsidiaries or, to the best knowledge of the Company, any other party thereto is in default in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

5.25.    PARI PASSU OBLIGATIONS.

         The Obligations of the Company under this Agreement and the other Note Documents rank senior in right of payment to all Obligations of the Company other than the outstanding Indebtedness of the Company described on Schedule
5.21 attached hereto and any purchase money Indebtedness of the Company incurred pursuant to Section 9.3(d). The Obligations of the Company under this Agreement and the other Note Documents rank at least PARI PASSU in right of payment with all outstanding Indebtedness of the Company described on Schedule 5.21 attached hereto and all purchase money Indebtedness of the Company incurred pursuant to
Section 9.3(d).

5.26.    NO SIGNIFICANT SUBSIDIARIES.

         None of the Subsidiaries of the Company is a "SIGNIFICANT SUBSIDIARY" within the meaning of Regulation S-X promulgated by the Securities and Exchange Commission under the Securities Act.

5.27.    CARRIER CONTRACTS.

         The aggregate commitments of the Company and its Subsidiaries under all of the carrier contracts to which one or more of such Persons are parties do not exceed $1,200,000 per calendar month.


6.  REPRESENTATIONS OF THE PURCHASER.

6.1.     PURCHASE FOR INVESTMENT.

         You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof; PROVIDED that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by applicable law, and you agree that the Company is not required to register the Notes.

6.2.     ACCREDITED INVESTOR.

         You are an "ACCREDITED INVESTOR" (as defined in Rule 501 of
Regulation D under the Securities Act) and, by reason of your business and financial experience, and the business and financial experience of those Persons retained by you to advise you with respect to your investment in the Notes, you, together with such advisors, have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, are able to bear the economic risk of such investment and, at the present time, are able to afford a complete loss of such investment. You are not purchasing the Notes in reliance upon any investigation made by any of the Other Purchasers.

6.3.     SOURCE OF FUNDS.

         You represent that at least one of the following statements is an accurate representation as to each source of funds (a "FUNDS SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

         (a) the Funds Source does not constitute the assets of an Employee Benefit Plan;

         (b) the Funds Source will constitute assets of an insurance company general account (as such term is used in PTCE 95-60 issued by the United States Department of Labor) and the purchase and holding of the Notes by you is entitled to the exemption granted by PTCE 95-60; PROVIDED that neither any of the Obligors nor any of their respective Subsidiaries is your "AFFILIATE" (within the meaning of Section V(a) of PTCE 95-60);

         (c) if any part of any Funds Source will be from the assets of any separate account maintained by you in which any Employee Benefit Plan (or its related trust) has an interest, at least one of the following statements with respect to such Funds Source is accurate:

              (i) such separate account is maintained solely in connection with your fixed contractual obligations under which amounts payable or credited to such Employee Benefit Plan and to any participant or beneficiary thereof (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

              (ii) the Funds Source will constitute assets of a "POOLED SEPARATE ACCOUNT" (as such term is used in PTCE 90-1 issued by the United States Department of Labor) and either (A) prior to the applicable Purchase Date, you shall have disclosed to the Company the name of each Employee Benefit Plan whose assets in such separate account exceed or are expected to exceed 10% of the total assets of such account as of such Purchase Date or (B) the purchase and holding of the Notes by you is entitled to the exemption granted under PTCE 90-1; PROVIDED that neither any of the Obligors nor any of their respective Subsidiaries is your "AFFILIATE" (within the meaning of PTCE 90-1);

         (d) the Funds Source will constitute assets of a "BANK COLLECTIVE FUND" (as such term is used in PTCE 91-38 issued by the United States Department of Labor) and either (A) prior to the applicable Purchase Date, you shall have disclosed to the Company the name of each Employee Benefit Plan whose assets in such bank collective fund exceed or are expected to exceed 10% of the total assets of such fund as of such Purchase Date or (B) the purchase and holding of Notes by you is entitled to the exemption granted under PTCE 91-38; PROVIDED that neither any of the Obligors nor any of their respective Subsidiaries is your "AFFILIATE" (within the meaning of PTCE 91-38); or

         (e) the Funds Source will constitute assets of an "INVESTMENT FUND" managed by a "QUALIFIED PLAN ASSET MANAGER" (as both such terms are defined in Part V of PTCE 84-14 issued by the United States Department of Labor) (a "QPAM"); the QPAM and the Employee Benefit Plans on whose behalf the QPAM is acting have been disclosed to the Company and the purchase and holding of Notes by you is entitled to the exemption granted under PTCE 84-14; PROVIDED that neither any of the Obligors nor any of their respective Subsidiaries, nor any "AFFILIATE" (within the meaning of PTCE 84-14) thereof, has, as of the applicable Purchase Date, or has exercised during the calendar year immediately preceding the applicable Purchase Date, the authority to (A) appoint or terminate the QPAM on behalf of any such Employee Benefit Plan or (B) negotiate on behalf of any such Employee Benefit Plan the terms of its management agreement with the QPAM (including, without limitation, any renewals or modifications thereof).

For purposes of subsections (c) and (d) of this Section 6.3, all Employee Benefit Plans maintained by the same employer or employee organization are deemed to be a single plan.


7.  PREPAYMENTS AND REDEMPTIONS OF THE NOTES.

7.1.     OPTIONAL PREPAYMENTS OF THE NOTES.

         The Company may, at its option, upon not less than ten days' prior notice to the holders of the Notes, prepay all or any part of the Notes, in an aggregate principal amount of $1,000,000 or integral multiples of $100,000 in excess thereof (or, if less, the remaining aggregate principal amount of all Notes outstanding at such time), at a purchase price in cash equal to 100% of the aggregate principal amount of the Notes so prepaid, PLUS all accrued and unpaid interest thereon, if any, to the date of such prepayment. Each notice of an optional prepayment of the Notes pursuant to this Section 7.1 shall specify the date fixed for such prepayment, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 7.4) and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall state that such prepayment is to be made pursuant to this Section 7.1.


7.2. OFFER TO REPURCHASE NOTES AND REDUCE COMMITMENTS IN RESPECT OF A CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, each holder of the Notes will have the right to require the Company to repurchase all or any portion (equal to $1,000,000 or an integral multiple of $100,000 in excess thereof) of the Notes of such holder pursuant to an offer made in the manner described below (each, a "CHANGE OF CONTROL OFFER"), at a purchase price in cash equal to 100% of the aggregate principal amount thereof, PLUS accrued and unpaid interest thereon, if any, to the date of such repurchase (the "CHANGE OF CONTROL PAYMENT"). In addition, you and each of the Other Purchasers will have the right to terminate in whole or reduce a portion (equal to $1,000,000 or an integral multiple of $100,000 in excess thereof) of your or their Available Commitment, if any, as of the Change of Control Repurchase Date arising in connection with each Change of Control Offer. Within four Business Days following any Change of Control, the Company shall deliver a notice, by facsimile confirmed the same day by overnight courier service, to each holder of the Notes stating:

         (i) that the Change of Control Offer is being made pursuant to this Section 7.2 and that all Notes tendered shall be accepted for repurchase;

         (ii) the parties, and the events or circumstances giving rise, to the Change of Control for which such Change of Control Offer is being made, in reasonable detail;

         (iii) the repurchase price for the Note or Notes of such holder and the Change of Control Repurchase Date therefor;

         (iv) that any Note not tendered for repurchase shall continue to accrue interest in accordance with the terms thereof;

         (v) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for repurchase pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Repurchase Date; and

         (vi) that holders whose Notes are being tendered for repurchase only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. Any holder of the Notes that elects to have all or a portion of its Notes repurchased as part of the Change of Control Offer shall deliver notice to the Company of its election at least five Business Days prior to the scheduled Change of Control Repurchase Date. Any holder of a Note that does not deliver to the Company notice accepting the Change of Control Offer at least five Business Days prior to the Change of Control Repurchase Date shall be deemed to have rejected such Change of Control Offer. Similarly, if you elect to terminate in whole or reduce a portion of your Available Commitment in connection with any Change of Control Offer, you shall deliver notice to the Company of your election at least five Business Days prior to the related Change of Control Repurchase Date (it being understood and agreed that if you do not deliver such notice to the Company at least five Business Days prior to the related Change of Control Repurchase Date, you shall be deemed to have elected to retain your Available Commitment hereunder). Notwithstanding the foregoing provisions of this subsection (a), the failure of the Company to deliver the notice referred to in the third sentence of this subsection (a) to (A) any holder of the Notes shall not affect or impair the obligation of the Company to purchase any Note from such holder on the applicable Change of Control Repurchase Date and (B) you or any of the Other Purchasers shall not affect or impair your or their right to terminate or reduce your or their Available Commitment on the applicable Change of Control Repurchase Date.

         (b) On a date that is no earlier than 30 days nor later than 60 days from the date that the Company delivers or causes to be delivered notice of the Change of Control to the holders or, if the Company fails to deliver such notice or cause such notice to be delivered, on the date that is 30 days after the occurrence of such Change of Control (the "CHANGE OF CONTROL REPURCHASE DATE"), the Company (i) shall, to the extent lawful, accept for repurchase all Notes or portions thereof properly tendered in response to the Change of Control Offer,
(ii) shall pay to each of the holders of the Notes so accepted the Change of Control Payment for its Notes and (iii) shall deliver to each holder of Notes that only tendered a portion of its Notes new Notes equal in aggregate principal amount to the unpurchased portion of the Notes surrendered, if any, by such holder. On each Change of Control Repurchase Date, if you or any of the Other Purchasers shall have notified the Company of your or their election to have your or their Available Commitment terminated or reduced in accordance with the terms of subsection (a) of this Section 7.2 as of such date, such termination or reduction of your or their Available Commitment shall be automatically and permanently effected as of such date.

         (c) Prior to complying with the provisions of this Section 7.2, but in any event within 20 days following the occurrence of a Change of Control, the Company either (i) shall repay all outstanding amounts under the NTFC Loan Documents and terminate all of the commitments of the lenders thereunder and shall redeem in full all outstanding shares of Series A Preferred Stock or (ii) shall obtain the requisite waiver of any defaults under the NTFC Loan Documents and rights of redemption of the holders of shares of the Series A Preferred Stock, respectively, resulting from the occurrence of the Change of Control or otherwise and the requisite consents, if any, under the NTFC Loan Documents and from the holders of the shares of Series A Preferred Stock, respectively, to permit the repurchase of the Notes required by this Section 7.2.

7.3.     MANDATORY REDEMPTIONS OF THE NOTES.

         (a) Upon receipt by the Company or any of its Subsidiaries of the Net Cash Proceeds from (i) the issuance or incurrence by the Company or any of its Subsidiaries of any Indebtedness (other than (A) Indebtedness issued or incurred pursuant to any of Sections 9.3(c) through 9.3(i) and (B) Net Cash Proceeds from all such issuances and incurrences since the date of this Agreement that, when aggregated with all of the Net Cash Proceeds received by the Company and its Subsidiaries from the issuances and sales of equity securities since the date of this Agreement, do not exceed $1,000,000) and (ii) the sale or issuance by the Company or any of its Subsidiaries of any shares of its capital stock (or other ownership or profit interests therein), any securities convertible into or exchangeable for shares of its capital stock (or other ownership or profit interests therein) or any warrants, options or other rights for the purchase or acquisition of any shares of its capital stock (or other ownership or profit interests therein) (other than Net Cash Proceeds from all such issuances and sales since the date of this Agreement that, when aggregated with all of the Net Cash Proceeds received by the Company and its Subsidiaries from the issuances and incurrences of Indebtedness since the date of this Agreement (other than Indebtedness issued or incurred pursuant to any of Sections 9.3(c) through 9.3(i)), do not exceed $1,000,000), the Company shall redeem outstanding Notes in an amount equal to the lesser of (1) 100% of the aggregate principal amount of all Notes outstanding on the date of such redemption and (2) the amount of such Net Cash Proceeds, in either case PLUS all accrued and unpaid interest on the principal amount of the Notes so redeemed to the date of such redemption and all fees, expenses and other payments due and payable to the holders of the Notes under the Note Documents on such date.

         (b) Upon receipt by the Company or any of its Subsidiaries of Net Cash Proceeds from any Asset Sale (other than Asset Sales effected in the ordinary course of the Company's or the applicable Subsidiary's business), the Company shall redeem outstanding Notes in an amount equal to the lesser of (i) 100% of the aggregate principal amount of all Notes outstanding on the date of such redemption and (ii) so long as the NTFC Loan Agreement remains in effect, an amount equal to the holders of the Notes' ratable portion of such Net Cash Proceeds (such ratable portion being that portion of such Net Cash Proceeds which bears the same ratio to the total amount of such Net Cash Proceeds as the aggregate principal amount of the Notes outstanding on the date of such redemption bears to the total of such aggregate principal amount PLUS the aggregate principal amount of all loans made by the NTFC Lenders under the NTFC Loan Agreement and outstanding on the date of such redemption) and, at any time thereafter, the amount of such Net Cash Proceeds; PROVIDED, HOWEVER, that, notwithstanding the foregoing provisions of this Section 7.3(b), the Company shall not be required to redeem outstanding Notes with the Net Cash Proceeds of one or more Asset Sales effected since the date of this Agreement for which the aggregate fair value of the property and assets of the Company and its Subsidiaries subject to such Asset Sales does not exceed $250,000 so long as such Net Cash Proceeds are reinvested within 90 days of the date of receipt thereof in the ordinary course businesses and operations of the Company and its Subsidiaries.

7.4.     ALLOCATION OF PARTIAL PREPAYMENTS.

         In the case of each partial prepayment, repurchase or redemption of the Notes pursuant to Section 7.1, 7.2 or 7.3, the principal amount of the Notes to be prepaid, repurchased or redeemed shall be allocated (in integral multiples of $1,000) among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, repurchase or redemption, with adjustments to the extent practicable to compensate for any prior prepayments, repurchases or redemptions not made exactly in such proportion.

7.5.     MATURITY; SURRENDER, ETC.

         In the case of each prepayment, repurchase or redemption of the Notes pursuant to Section 7.1, 7.2 or 7.3, the principal amount of each Note to be prepaid, repurchased or redeemed shall mature and become due and payable on the date fixed for such prepayment, repurchase or redemption, together with accrued and unpaid interest on such principal amount to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the accrued and unpaid interest thereon as aforesaid, interest on such principal amount shall cease to accrue. Any Note prepaid, redeemed or repurchased in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid, repurchased or redeemed principal amount of any Note.

7.6.     PURCHASE OF NOTES.

         The Company will not and will not permit any of its Subsidiaries or Affiliates to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment, prepayment or repurchase of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it pursuant to any payment, prepayment or purchase of Notes in accordance with the terms of this Agreement and the Notes, and no Notes may be issued in substitution or exchange for any such Notes.

7.7.     REDUCTION OF COMMITMENTS WITH EXCESS PROCEEDS.

         In the case of repurchase or redemption of Notes pursuant to Section 7.3, if the Net Cash Proceeds received in connection with the incurrence, issuance or sale of any debt or equity securities of the Company or any of its Subsidiaries or any Asset Sale giving rise to such mandatory redemption under
Section 7.3 exceeds the aggregate amount required for the Company to redeem all of the outstanding Notes on the date such Net Cash Proceeds are received, then the aggregate Available Commitments of you and the Other Purchasers shall be automatically and permanently reduced, on a PRO RATA basis, by an amount equal to such excess Net Cash Proceeds.


8.  AFFIRMATIVE COVENANTS.

         From the date of this Agreement and, thereafter, so long as any of the Notes shall be outstanding or you shall have any Commitment hereunder, the Company will at all times perform and comply, and will cause each of its Subsidiaries to perform and comply, with each of the following covenants:

8.1.     INFORMATION COVENANTS.

         The Company will furnish to each holder of the Notes:

         (a) MONTHLY REPORTS. As soon as available and in any event within 45 days after the end of each fiscal month of the Company, commencing with the fiscal month of the Company ending March 31, 1997, the consolidated statement of operations of the Company and its Subsidiaries for such fiscal month, in form and detail reasonably acceptable to you.

         (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of the Company in each Fiscal Year, (i) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such fiscal quarter, in each case setting forth in comparative form the consolidated figures for the corresponding period in the immediately preceding Fiscal Year, all of the above-described financial statements to be in substantially the form of the unaudited consolidated financial statements, as applicable, of the Company and its Subsidiaries for the fiscal quarter of the Company ended September 30, 1996 that are referred to in Section 5.5(a) or otherwise in form and detail reasonably acceptable to you, and duly certified by a Senior Financial Officer of the Company as (A) fairly presenting, subject to normal year-end audit adjustments, the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries for such fiscal quarter and (B) having been prepared in accordance with generally accepted accounting principles in effect for such fiscal quarter covered thereby and consistently applied and (ii) management's discussion and analysis of the important operational and financial developments of the Company and its Subsidiaries during such fiscal quarter and year-to-date periods.

         (c) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 120 days after the close of each Fiscal Year, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for such Fiscal Year, in each case setting forth in comparative form the consolidated figures for the immediately preceding Fiscal Year, all of the above-described financial statements to be in substantially the form of the audited consolidated financial statements of the Company and its Subsidiaries for the Fiscal Year ended December 31, 1995 that are referred to in Section 5.5(a) or otherwise in form and detail reasonably acceptable to you, and audited by Arthur Andersen LLP or other independent accountants of recognized national standing reasonably acceptable to you, together with:

              (i) an opinion of Arthur Andersen LLP or such other accountants, as the case may be, (A) to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles in effect for the Fiscal Year covered thereby and consistently applied and (B) that is not limited as to the scope of the audit or qualified as to the status of the Company and its Subsidiaries as a going concern or otherwise qualified in any manner not reasonably acceptable to you; and

              (ii) management's discussion and analysis of the important operational and financial developments of the Company and its Subsidiaries during such Fiscal Year.

         (d) COMPLIANCE CERTIFICATE. At the time of delivery of the consolidated financial statements of the Company and its Subsidiaries provided for in Sections 8.1(b) and 8.1(c), a compliance certificate of the Company, in substantially the form of Exhibit F hereto, duly certified by a Senior Financial Officer thereof, (i) stating that, to the best of such Senior Financial Officer's knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Company has taken and proposes to take with respect thereto, (ii) setting forth the computations used by the Company in determining compliance with the covenants contained in Section 10 for the fiscal period covered by such financial statements (including with respect to each subsection in such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of each such subsection, and the calculation of the amount, ratio or percentage then in existence) and (iii) setting forth (A) a description in reasonable detail of all of the changes, if any, from GAAP in the generally accepted accounting principles applied in the preparation of such financial statements and (B) a statement of reconciliation if and to the extent necessary for determining whether any of the changes in the generally accepted accounting principles applied in the preparation of such financial statements would affect the calculation of, or compliance with, any of the covenants set forth in Section 10, conforming the financial statements that accompany such compliance certificate to GAAP.

         (e) ANNUAL BUDGETS. As soon as practicable and in any event within 30 days after the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 1997, an annual budget of the Company and the Subsidiaries, in form satisfactory to you, consisting of (i) PRO FORMA financial statements for the next succeeding Fiscal Year of the Company, accompanied by the statement of a Senior Financial Officer of the Company to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby and (ii) such other projections and forecasted information as you or any of the Other Purchasers may from time to time reasonably request.

         (f) AUDITOR'S REPORTS. Promptly upon receipt thereof, copies of all "management letters" or other written reports submitted to the Company or any of its Subsidiaries by Arthur Andersen LLP or any other independent accountants of the Company or any such Subsidiary in connection with each annual, interim or special audit of its financial statements made by such accountants (including, without limitation, any comment letter submitted by such accountants to management of the Company or any such Subsidiary in connection with their annual audit and any reports addressing internal accounting controls of the Company or any such Subsidiary submitted by such accountants), and all responses of the management of the Company or such Subsidiary thereto.

         (g) SEC AND OTHER REPORTS. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and any reports or notices to or from, the Securities and Exchange Commission or any successor agency thereto, and copies of all financial statements, proxy statements, notices and reports that the Company or any of its Subsidiaries shall send to any holder of Indebtedness owed by the Company or any of its Subsidiaries pursuant to the terms of the documentation governing such Indebtedness or to any trustee, agent or other representative therefor (other than any notices requesting borrowings or the issuance of letters of credit, notices of interest rate selection and other similar notices that are sent to any such holder) and (ii) copies of all press releases and other statements made available by the Company or any of its Subsidiaries to the public (other than bulletins and statements made solely in telecommunications publications or to other Persons engaged principally in the telecommunications business).

         (h) NOTICE OF DEFAULT, ETC. Promptly and in any event within three Business Days after a Responsible Officer obtains knowledge thereof, notice of the occurrence of (i) each Default or Event of Default, or any event, development or occurrence that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect continuing on the date of such statement, setting forth in reasonable detail the nature of such Default or Event of Default or event, development or occurrence and the action that the Company has taken and proposes to take with respect thereto, (ii) any actual or threatened revocation, termination, cancellation, denial or impairment of, or refusal to renew or extend, or modification or other change to, any Governmental Authorization necessary or desirable for the Company or any of its Subsidiaries to own or lease and operate their respective property and assets or to conduct their respective businesses as conducted or as proposed to be conducted and (iii) a Change of Control or any change in the members of the board of directors of, or any material change in the management of, the Company or any of its Subsidiaries.

         (i) LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigations and proceedings of the types described in Section 5.8 in any court or before any arbitrator or by or before any Governmental Authority of any kind binding upon or affecting any of the Obligors or any of their respective Subsidiaries or any of their respective property or assets.

         (j) ERISA MATTERS. Promptly and in any event within three Business Days after a Responsible Officer obtains knowledge of any of the following, a notice setting forth the nature thereof and the action, if any, that the Company or any ERISA Affiliate proposes to take with respect thereto:

              (i) any event or condition that constitutes, or could reasonably be expected to result in, a Termination Event;

              (ii) with respect to any Multiemployer Plan, the receipt of any notice of any Withdrawal Liability assessed against the Company or any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA);

              (iii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under
         Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

              (iv) the failure to make payment in full on or before the due date (including extensions thereof) of all amounts that the Company or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Internal Revenue Code with respect thereto;

              (v) any funding deficiency with respect to one or more Plans in excess of $50,000 or any other change in the funding status of any Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

              (vi) any event, transaction or condition not otherwise described in this subsection (j) that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to ERISA Plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect.

    Promptly upon your reasonable request, such additional information concerning any ERISA Plan as you may have reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series) and all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Internal Revenue Code, respectively, for each "PLAN YEAR" (within the meaning of Section 3(39) of ERISA).

         (k) ENVIRONMENTAL MATTERS. Promptly and in any event within five Business Days after a Responsible Officer of the Company obtains knowledge thereof, notice of the occurrence of one or more of the following:

              (i) any pending or threatened Environmental Action against the Company or any of its Subsidiaries or any of the property owned or operated by the Company or any such Subsidiary;

              (ii) any condition or occurrence on or arising from any property owned or operated by the Company or any of its Subsidiaries that (A) results or is alleged to have resulted in noncompliance by the Company or any such Subsidiary with any applicable Environmental Law or (B) could reasonably be expected to form the basis of an Environmental Action against the Company or any such Subsidiary or any of their respective property;

              (iii) any condition or occurrence on any property owned or operated by the Company or any of its Subsidiaries that could reasonably be expected to cause such property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Company or any such Subsidiary of such property under any Environmental Law; and

              (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any property owned or operated by the Company or any of its Subsidiaries as required by any Environmental Law, any Environmental Permit or any Governmental Authority.

    All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence, removal or remedial action and the Company's or such Subsidiary's response thereto. In addition, the Company will provide you with copies of all reports, notices and written information to and from the United States Environmental Protection Agency or any state or local agency responsible for environmental matters, all communications with any Person (other than its attorneys) relating to any Environmental Action of which notice is required to be given pursuant to this subsection (k), and such detailed reports of any such Environmental Action as you or any of the Other Purchasers may from time to time reasonably request.

         (l) INSURANCE. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing all insurance coverage maintained by the Company and its Subsidiaries, specifying therein the type, carrier, amount, deductibles and co-insurance requirements and expiration date thereof and containing such additional information as you or any of the Other Purchasers may from time to time reasonably request.

         (m) INDEBTEDNESS DOCUMENTS. Promptly after the occurrence thereof or the request therefor, copies of any amendment, waiver or other modification of the terms of any of the Indebtedness of the Company and its Subsidiaries described on Schedule 5.21 attached hereto and outstanding in an aggregate amount of at least $100,000, or any notice of default delivered thereunder.

         (n) REQUESTED INFORMATION. With reasonable promptness, such other information and documents relating to the condition (financial or otherwise), business, operations, results of operations, performance, property, assets or liabilities of the Company or any of its Subsidiaries as may from time to time be reasonably requested by the Collateral Agent or any holder of the Notes.

8.2.     COMPLIANCE WITH LAW.

         (a) The Company will and will cause each of its Subsidiaries to (i) comply with all Requirements of Law to which each of them and their respective property and assets are subject and all applicable restrictions imposed on each of them and their property and assets by any Governmental Authority (including, without limitation, ERISA and all Environmental Laws and Communications Laws), and (ii) except as provided in Section 8.6, obtain and maintain in effect all Governmental Authorizations that are necessary (A) to own or lease and operate their respective property and assets and to conduct their respective businesses as presently conducted, except where and to the extent that the failure to obtain or maintain in effect any such Governmental Authorization, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (B) for the due execution, delivery, recordation, filing or performance by any of the Obligors of this Agreement or any of the other Note Documents to which it is or is to be a party, or for the consummation of the sale and purchase of the Notes or any of the other transactions contemplated hereby and thereby, except for such Governmental Authorizations as are described on Schedule 5.7 attached hereto, all of which will be obtained or made in accordance with the terms of the Note Documents and, thereafter, will be in full force and effect.

         (b) Neither the Company nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any property now or hereafter owned or operated by the Company or any such Subsidiary, or transport or permit the transportation of Hazardous Materials to or from any such property, except for Hazardous Materials used or stored at any such property in compliance with all applicable Environmental Laws and Environmental Permits and reasonably required in connection with the operation, use and maintenance of any such property in the ordinary course of the Company's or the applicable Subsidiary's business.

8.3.     MAINTENANCE OF INSURANCE.

         (a) The Company will and will cause each of its Subsidiaries to maintain insurance with respect to their respective properties, assets and businesses with insurers that have, or that have directly reinsured such insurance with insurers that have, an A.M. Best Company claims paying ability rating of "A-" (or the then equivalent rating) and against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of companies of established reputations engaged in the same or a similar business and similarly situated, as may otherwise be required by applicable Requirements of Law or by the Collateral Documents or as may otherwise be reasonably required by you, including, without limitation, workers' compensation insurance, liability insurance, casualty insurance and business interruption insurance.

         (b) The Company will maintain "key man" insurance with respect to the death and long term incapacity of Mr. Alfred West with an insurer reasonably satisfactory to you, naming the Company as sole beneficiary, with a benefit of at least $10,000,000 and otherwise on terms and conditions reasonably satisfactory to you; PROVIDED that if the Company or Mr. Alfred West shall receive any notice of expiration or termination of such key man insurance from the insurer thereof, the Company shall use its best efforts to cause a new insurer to provide such key man insurance on the terms described in this subsection (b) prior to or concurrently with the date of such expiration or termination and shall, in any event, cause such key man insurance to have been replaced within 30 days after such expiration or termination date.

8.4.     MAINTENANCE OF PROPERTIES.

         The Company will and will cause each of its Subsidiaries to maintain and keep their respective properties and assets in good repair, working order and condition (other than as a result of ordinary wear and tear or casualty and condemnation).

8.5.     PAYMENT OF TAXES AND CLAIMS; PERFORMANCE OF MATERIAL OBLIGATIONS.

         (a) The Company will and will cause each of its Subsidiaries to pay and discharge all taxes, assessments, levies, fees and other governmental charges imposed upon them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, levies, fees and other governmental charges have become due and payable and before they have become delinquent, and all claims for which sums have become due and payable that have resulted or could result in a Lien upon any of the property or assets of the Company or any of its Subsidiaries; PROVIDED, HOWEVER, that neither the Company nor any of its Subsidiaries shall be required to pay or to discharge any such tax, assessment, levy, fee, other charge or claim the amount, applicability or validity of which is being contested in good faith and by appropriate proceedings diligently conducted and with respect to which the Company or such Subsidiary, as the case may be, has established reserves in accordance with generally accepted accounting principles in effect from time to time, unless and until any Lien resulting therefrom attaches to its property and assets and becomes enforceable by its other creditors, and only for so long as the failure to pay or to discharge any such tax, assessment, levy, fee, other charge or claim, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (b) The Company will and will cause each of its Subsidiaries to perform all of its obligations under the terms of each loan or purchase agreement, indenture, mortgage, deed of trust, lease, instrument, contract and other agreement binding on or affecting it, except where the failure to so perform, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

8.6.     PRESERVATION OF CORPORATE EXISTENCE, ETC.

         (a) The Company will preserve and keep in full force and effect its corporate existence, good standing and rights in the State of New York. The Company will preserve and keep in full force and effect the corporate existence and good standing of each of its Subsidiaries and all permits, licenses, approvals, rights, privileges and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company and its Subsidiaries may consummate any merger, consolidation, liquidation, dissolution or winding up otherwise permitted under Section 9.6; and PROVIDED FURTHER, HOWEVER, that nothing in Section 8.2 or in this sentence of Section 8.6(a) shall prevent the Company or any of its Subsidiaries from terminating or failing to preserve and keep in full force and effect any such permit, license, approval, right, privilege or franchise if the Company has determined in its good faith judgment that such termination or failure to preserve, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (b) The Company will and will cause each of its Subsidiaries to duly qualify and to remain duly qualified as a foreign corporation or other entity, and to be and remain in good standing, in each jurisdiction in which the ownership, lease or operation of its property and assets or the conduct of its businesses requires such qualification, except in any such jurisdiction in which the failure to be so qualified or in good standing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

8.7.     MAINTENANCE OF BOOKS AND RECORDS; INSPECTION.

         (a) The Company will and will cause each of its Subsidiaries to keep proper records and books of account in which complete, correct and reasonably detailed entries shall be made of all financial transactions and of all of the property, assets and businesses of the Company and each such Subsidiary (including, without limitation, the establishment and maintenance of adequate and appropriate reserves) in conformity with generally accepted accounting principles in effect from time to time and all Requirements of Law. The Company will mark all of its books and records relating to the Collateral (including, without limitation, its share register) in such a manner as to properly evidence the Collateral Documents and the liens and security interests created thereunder.

         (b) The Company shall and shall cause each of its Subsidiaries to permit each holder of the Notes and any of the agents or representatives thereof (so long as such agent or representative has agreed in writing to be bound by the provisions of Section 19), upon reasonable notice, during normal business hours and at the expense of the Company, at any time and from time to time to visit and inspect any of the offices or properties of, and to examine and make copies of and abstracts from the records and books of account of, the Company and/or any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and/or any such Subsidiary, as the case may be, with, and be advised as to the same by, their officers, directors and independent accountants (and, by this Subsection (b), the Company authorizes each such officer, director and independent accountant to discuss the affairs, finances and accounts of the Company and its Subsidiaries with such Persons).

8.8.     USE OF PROCEEDS.

         The Company will use the proceeds of the sale and purchase of the Notes solely for the purposes set forth in Section 5.15(a).

8.9.     SEARCH REPORTS.

         The Company will, as promptly as practicable after the Initial Purchase Date, deliver to you completed requests for information listing the financing statements referred to in Section 3.1(b)(iii) and all other effective financing statements filed in the jurisdictions referred to in
Section 3.1(b)(iii) that name any of the Shareholders as debtor, together with copies of such other financing statements.

8.10.    COVENANT TO GIVE FURTHER SECURITY.

         (a) The Company hereby agrees that, as soon as practicable and in any event not later than May 24, 1997:

         (i) The Company will execute and deliver to the Collateral Agent a security agreement, in form and substance reasonably satisfactory to the Collateral Agent and you, pursuant to which it will grant to the Collateral Agent, on behalf of itself and the other Secured Parties, valid and perfected liens on and security interests in all of the property and assets of the Company (whether now owned or hereafter acquired and whether or not existing on such date) that are located in the United States of America and either (A) are not subject to the lien or security interest of any other Person at such time, in which case the liens and security interests granted therein to the Collateral Agent shall be first priority liens and security interests, subject only to Permitted Liens, or (B) comprise part of the NTFC Collateral, in which case the liens and security interests granted therein to the Collateral Agent shall be second priority liens and security interests, subject only to Permitted Liens and the liens and security interest in such property and assets granted to NTFC, on behalf of itself and the other NTFC Lenders, pursuant to, and on the terms and conditions set forth in, the NTFC Loan Documents, and, in furtherance of the foregoing, the Company shall:

              (A) deliver to the Collateral Agent all of the certificates representing the shares of capital stock of each of the Domestic Subsidiaries referred to in such security agreement, accompanied by undated stock powers executed in blank, and instruments evidencing the Indebtedness of one or more of the Domestic Subsidiaries to the Company, duly endorsed in blank;

              (B) duly execute and deliver to the Collateral Agent proper financing statements (Form UCC-1 or a comparable form) under the Uniform Commercial Code of all jurisdictions that may be necessary or that the Collateral Agent or you may deem reasonably desirable and may request in order to perfect and protect the liens and security interests created under such security agreement, covering the Collateral described therein, in each case completed in a manner satisfactory to the Collateral Agent and you; and

              (C) provide the Collateral Agent and you with evidence that all other actions that may be necessary or that the Collateral Agent or you may deem reasonably desirable and may request in order to perfect and protect the liens and security interests created under such security agreement (or the intended priority of such liens and security interests) have been taken or will be taken in accordance with the terms of such security agreement.

         (ii) Each of the Shareholders will execute and deliver to the Collateral Agent a pledge agreement or an amendment to the Shareholders Pledge Agreement to which he is a party, in either case in form and substance reasonably satisfactory to the Collateral Agent and you, pursuant to which such Shareholder will grant to the Collateral Agent, on behalf of itself and the other Secured Parties, a valid and perfected lien on and security interest in all of the shares of capital stock of the Company, or warrants, options or other rights for the purchase or acquisition from the Company of any such shares, that are owned or thereafter are acquired by such Shareholder (whether or not existing on such date), and all proceeds of such shares, warrants, options or other rights, which comprise part of the NTFC Collateral, which lien and security interest shall be at least a second priority lien and security interest, subject only to the lien and security interest in such property and assets granted to NTFC, on behalf of itself and the other NTFC Lenders, pursuant to, and on the terms and conditions set forth in, the NTFC Loan Documents, and, in furtherance of the foregoing, each such Shareholder shall:

              (A) duly execute and deliver to the Collateral Agent proper amendments to the financing statements (Form UCC-3 or a comparable form) referred to in Section 3.1(b)(iii) and/or proper financing statements (Form UCC-1 or a comparable form) under the Uniform Commercial Code of all jurisdictions that, in either case, may be necessary or that the Collateral Agent or you may deem reasonably desirable and may request in order to perfect and protect the lien and security interest created under such pledge agreement or amendment, covering the Collateral described therein, in each case completed in a manner satisfactory to the Collateral Agent and you; and

              (B) provide the Collateral Agent and you with evidence that all other actions that may be necessary or that the Collateral Agent or you may deem reasonably desirable and may request in order to perfect and protect the lien and security interest created under such pledge agreement or amendment (or the intended priority of such lien and security interest) have been taken or will be taken in accordance with the terms of the such pledge agreement or amendment.

         (iii) Each of the Company and NTFC shall have entered into an intercreditor agreement with the Collateral Agent, in form and substance reasonably satisfactory to each of the Collateral Agent and you (as amended, supplemented, or otherwise modified in accordance with the terms thereof and Section 16, the "INTERCREDITOR AGREEMENT"), (A) setting forth the respective rights and responsibilities of each of NTFC and the Collateral Agent so that (1) the Collateral Agent, on behalf of itself and the other Secured Parties, will have a valid and perfected first priority lien on and security interest in all of the Initial Note Documents Collateral and a valid and perfected second priority lien on and security interest in all of the NTFC Collateral (subject only to Permitted Liens and the lien and security interest in such property and assets granted to NTFC, on behalf of itself and the other NTFC Lenders, pursuant to, and on the terms and conditions set forth in, the NTFC Loan Documents) and (2) NTFC, on behalf of itself and the other NTFC Lenders, will have a valid and perfected first priority lien on and security interest in all of the NTFC Collateral (subject to Permitted Liens) and a valid and perfected second priority lien on and security interest in all of the Collateral (subject only to the liens and security interests of the Collateral Agent, on behalf of itself and the other Secured Parties, pursuant to, and on the terms and conditions set forth in, the Note Documents), which arrangements shall be acknowledged by the Company, and
    (B) addressing such other matters as the Collateral Agent or you shall reasonably request (including, without limitation, the agreement of the Company to take all such actions to assist in effectuating such intercreditor arrangements as are reasonably requested by the Collateral Agent and NTFC therein).

         (iv) The Company will cause to be delivered to the Collateral Agent, you and the other Secured Parties signed copies of one or more favorable opinions of special and appropriate local counsel for the Company and the Shareholders and as the Collateral Agent or you shall reasonably request, addressed to the Collateral Agent, you and the other Secured Parties and reasonably acceptable to each such Person, as to the security agreement, the pledge agreements or amendments to the Shareholder Pledge Agreements and the intercreditor agreement referred to in clauses (i), (ii) and (iii) of this subsection (a), respectively, being the legal, valid and binding obligations of the Company or the applicable Shareholder, enforceable against the Company or such Shareholder in accordance with their respective terms, as to the creation and perfection (and, in the case of shares of capital stock of the Company or any of its Subsidiaries and intercompany Indebtedness, the priority) of the liens and security interests created or purported to be created therein and to such other matters as the Collateral Agent, you or any of the other Secured Parties may reasonably request.

         (b) The Company hereby agrees that if any of the Notes are outstanding at any time after October 31, 1997 then, upon your request or the request of any of the Other Purchasers or any of the other holders of the Notes, the Company will cause, within 60 days of such request, 661/2% of the shares of capital stock of (or other ownership or profit interests in) each of the Foreign Subsidiaries entitled to vote (within the meaning of Treasury Regulation Section 1-956-2(c)(2) promulgated under the Internal Revenue Code) (the "VOTING EQUITY INTERESTS") (on a fully diluted basis) or, if less, all of the Voting Equity Interests in such Foreign Subsidiary owned by the Company and/or the Domestic Subsidiaries, and all of the shares of capital stock of (or other ownership or profit interests in) each of the Foreign Subsidiaries not entitled to vote (within the meaning of Treasury Regulation Section 1-956-2(c)(2) promulgated under the Internal Revenue Code) (the "NON-VOTING EQUITY INTERESTS") now or hereafter owned by the Company or any of the Domestic Subsidiaries, to be pledged to the Collateral Agent, on behalf of itself and the other Secured Parties, pursuant to the terms of the Security Agreement and/or one or more pledge agreements in form and substance reasonably acceptable to the Collateral Agent and you; PROVIDED, HOWEVER, that, if, as a result of any changes in the tax laws of the United States of America after the date of this Agreement, the pledge by the Company or any of its Subsidiaries of any additional shares of capital stock of (or other ownership or profit interest in) any of the Foreign Subsidiaries to the Collateral Agent, on behalf of itself and the other Secured Parties, would not result in an increase in the aggregate net consolidated tax liabilities of the Company and its Subsidiaries, then, promptly after the changes in such laws, all such additional shares (or other ownership or profit interests) shall be pledged to the Collateral Agent, on behalf of itself and the other Secured Parties, pursuant to the terms and conditions of the Security Agreement and/or one or more pledge agreements in form and substance reasonably acceptable to the Collateral Agent and you. In furtherance of the foregoing provisions of this Section 8.10(b), the Company agrees that, within 60 days after the applicable request of you, any of the Other Purchasers or any of the other holders of the Notes:

         (i) If the shares of capital stock of (or other ownership or profit interests in) such Foreign Subsidiary (A) are evidenced by certificates, it will cause certificates representing 661/2% of the Voting Equity Interests in such Foreign Subsidiary (on a fully diluted basis) or, if less, all of the Voting Equity Interests in such Foreign Subsidiary owned by the Company and/or the Domestic Subsidiaries, and all of the Non-Voting Equity Interests in such Foreign Subsidiary, now or hereafter owned by the Company or any of the Domestic Subsidiaries to be delivered to the Collateral Agent (together with undated stock or other appropriate powers duly endorsed in blank), and pledged to the Collateral Agent, on behalf of itself and the other Secured Parties, pursuant to the Security Agreement and/or one or more pledge agreements in form and substance reasonably acceptable to the Collateral Agent and you or (B) are not evidenced by certificates, to take all actions (including, without limitation, the filing of financing statements (or the equivalent thereof) under the Uniform Commercial Code (or any similar law or statute) of all applicable jurisdictions) that may be necessary or that the Collateral Agent or you may deem reasonably desirable and may request to create, perfect and protect first priority liens and security interests under the laws of all applicable jurisdictions in 661/2% of the Voting Equity Interests in such Foreign Subsidiary (on a fully diluted basis) or, if less, all of the Voting Equity Interests in such Foreign Subsidiary owned by the Company and/or the Domestic Subsidiaries, and all of the Non-Voting Equity Interests in such Foreign Subsidiary, now or hereafter owned by the Company or any of the Domestic Consolidated Subsidiaries pursuant to the Security Agreement and/or one or more pledge agreements in form and substance reasonably acceptable to the Collateral Agent and you;

         (ii) It will deliver to the Collateral Agent, you and each of the other Secured Parties (A) such other documentation as the Collateral Agent or you may reasonably request in connection with the existence, power, authority and authorization of, and other similar matters relating to, the Company, each of the Domestic Subsidiaries, if applicable, and each of the Foreign Subsidiaries and (B) evidence that all other actions that may be necessary or that the Collateral Agent or you may deem reasonably desirable and may request in order to perfect and protect the pledge, assignment and security interest created under the Security Agreement and/or any such pledge agreement (or the intended priority of such pledge, assignment and security interest) have been taken or will be taken in accordance with the terms of the Security Agreement or such pledge agreement; and

         (iii) It will cause to be delivered to the Collateral Agent, you and each of the other Secured Parties signed copies of one or more favorable opinions of special and appropriate foreign counsel for the Company and each of the applicable Foreign Subsidiaries as the Collateral Agent, you or any of the other Secured Parties shall reasonably request, addressed to the Collateral Agent, you and the other Secured Parties and reasonably acceptable to each such Person, as to the pledge agreements referred to in clause (i) of this subsection (b) being the legal, valid and binding obligations of the Company or the applicable Domestic Subsidiary, enforceable against the Company or such Domestic Subsidiary in accordance with their respective terms, as to the creation, perfection and priority of the liens and security interests created or purported to be created therein, as to the choice of New York law being recognized in the courts of the jurisdiction in which each of the applicable Foreign Subsidiaries is organized and as such other matters as the Collateral Agent, you or any other Secured Parties may reasonably request.

8.11.    FURNISHING OF RULE 144A INFORMATION.

         The Company agrees that, for so long as it is not subject to Section
13 or 15(d) of the Exchange Act, it will furnish to any holder of the Notes or to any prospective purchaser of any Note designated by such holder that is a "QUALIFIED INSTITUTIONAL BUYER" (as defined in Rule 144A under the Securities
Act), upon the request of such holder, on or prior to the date such Note is to be sold to such prospective purchaser, the following information (which shall be reasonably current in relation to the date of such sale): (a) a very brief statement of the nature of the business of the Company and its Subsidiaries and the products and services they offer; (b) the Company's audited consolidated balance sheets and related consolidated statements of operations, stockholders' equity and cash flows for the two most recently completed Fiscal Years prior to such date; and (c) such other information as may from time to time be reasonably necessary to maintain the eligibility of the Notes for trading under Rule 144A under the Securities Act and as shall not be materially more onerous for the Company to provide than the information required to maintain such eligibility on the date of this Agreement.


9.  NEGATIVE COVENANTS.

         From the date of this Agreement and, thereafter, so long as any of the Notes shall be outstanding or you shall have any Commitment hereunder, the Company will perform and comply, and will cause each of its Subsidiaries to perform and comply, at all times with each of the following covenants:

9.1.     LIMITATIONS ON TRANSACTIONS WITH AFFILIATES.

         The Company will not and will not permit any of its Subsidiaries to directly or indirectly enter into, renew, extend or engage in any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any of its Affiliates, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate thereof; PROVIDED that the foregoing restrictions of this
Section 9.1 shall not apply to:

         (a)  the transactions described on Schedule 9.1 attached hereto;

         (b) any transaction or series of related transactions solely between or among the Company and one or more of its Subsidiaries or between or among Subsidiaries of the Company, to the extent such transactions or series of related transactions are otherwise permitted under the terms of the Note Documents;

         (c)  transactions otherwise permitted under Section 9.5;

         (d) the payment of reasonable and customary regular fees to directors of the Company that are not employees thereof; and

         (e) any transaction or series of related transactions either (i) that is approved by a majority of the disinterested members of the board of directors of the Company or (ii) for which the Company or any of its Subsidiaries delivers to you a written opinion from a nationally recognized investment banking firm, and in form and substance, satisfactory to you, stating that the transaction is fair to the Company or such Subsidiary from a financial point of view.

9.2.     LIMITATIONS ON LIENS.

         (a) The Company will not and will not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Lien on or with respect to any of its property or assets of any character (including, without limitation, accounts), whether now owned or hereafter acquired, to file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names the Company or any of its Subsidiaries as debtor, to sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof), to sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Company or any of its Subsidiaries), or to assign any accounts or other right to receive income; EXCLUDING, HOWEVER, from the operation of the foregoing restrictions of this Section 9.2 the following:

         (i)     Permitted Liens;

         (ii) Liens in favor of you and the Other Purchasers, if any, created under the Collateral Documents;

         (iii)   Liens existing on the date of this Agreement and described in
    Schedule 9.2 attached hereto;

         (iv) Liens existing on and after the Additional Availability Date in favor of NTFC, on behalf of itself and the other NTFC Lenders, securing the Obligations of the Company under the NTFC Loan Documents, but subject to the terms of the Intercreditor Agreement;

         (v) purchase money Liens upon or in property or assets acquired or held by the Company or any of its Subsidiaries in the ordinary course of business to secure the purchase price of any such property or asset or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such property or asset to be subject to such Liens, or Liens existing on any such property or asset at the time of or within 90 days after the date of its acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price of such property or asset); PROVIDED, HOWEVER, that no such Lien shall extend to or cover any property or assets other than the property or asset being so acquired, constructed or improved; and PROVIDED FURTHER that the aggregate principal amount of Indebtedness secured by Liens permitted under this clause (v) shall not exceed the lesser of (A) the cost to the Company or the applicable Subsidiary of the property or asset to be subject to any such Lien and (B) the amount otherwise permitted to be incurred therefor under the terms of this Agreement;

         (vi) Liens arising in connection with Capitalized Leases otherwise permitted under Section 9.3(e); PROVIDED that no such Lien shall extend to or cover any property or assets other than the property and assets subject to such Capitalized Leases;

         (vii) Liens upon any property and assets (other than any shares of capital stock of, or other ownership or profit interests in, any Person) existing at the time such property or asset is purchased or otherwise acquired by the Company or any of its Subsidiaries; PROVIDED that, in each case, any such Lien was not created in contemplation of such purchase or other acquisition and does not extend to or cover any property or assets other than the property or asset being so purchased or otherwise acquired; and PROVIDED FURTHER that any Indebtedness or other Obligations secured by such Liens shall otherwise be permitted under the terms of the Note Documents;

         (viii) Liens upon any property and assets (other than shares of capital stock or other ownership or profit interests) of a Person and its Subsidiaries existing at the time such Person is merged into or consolidated with any of the Subsidiaries of the Company in accordance with the terms of Section 9.6 or becomes a Subsidiary of the Company in accordance with the terms of Section 9.7; PROVIDED that, in each case, such Lien was not created in contemplation of such merger, consolidation or acquisition and does not extend to or cover any property or assets other than property and assets of the Person and its Subsidiaries being so merged into or consolidated with such Subsidiary or acquired by the Company or such Subsidiary, as the case may be;

         (ix) deposits to secure the performance of leases of property (whether real, personal or mixed) of the Company and its Subsidiaries (excluding Capitalized Leases) in the ordinary course of business; and

         (x) the replacement, extension or renewal of any Lien permitted under clause (v) or (vi) of this Section 9.2(a) solely upon or in the same property and assets theretofore subject thereto; PROVIDED that any Indebtedness secured by such Liens shall otherwise be permitted under the terms of the Note Documents.

         (b) The Company will not and will not permit any of its Subsidiaries to enter into, assume or suffer to exist any agreement prohibiting, conditioning or otherwise restricting the creation or assumption of any Lien upon any of its property or assets, whether now owned or hereafter acquired, or requiring the grant of any assignment or security for any Obligation if an assignment or security is given for any other Obligation, other than:

         (i) any such agreement with you, the Other Purchasers, if any, and the other holders of the Notes;

         (ii) any such agreement evidencing or setting forth the terms of any Indebtedness described in Schedule 5.21 attached hereto, to the extent such agreement is in effect on the date hereof;

         (iii) any such agreement prohibiting other encumbrances on specific property and assets of the Company or any such Subsidiaries, which agreement secures the payment of Indebtedness incurred solely to acquire, construct or improve such property or assets or to finance the purchase price therefor and which Indebtedness is otherwise permitted to be incurred under the terms of this Agreement;

         (iv) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets;

         (v) any restriction or encumbrance imposed pursuant to an agreement that has been entered into by the Company or any such Subsidiary for any Asset Sale so long as such Asset Sale is otherwise permitted under the terms of the Note Documents; and

         (vi) any agreement evidencing Indebtedness outstanding on the date a Person first becomes a Subsidiary of the Company; PROVIDED that such agreement was not created in contemplation of the acquisition of such Person and does not extend to or cover any property or assets other than property and assets of the Person so acquired by the Company.

9.3.     LIMITATIONS ON INDEBTEDNESS.

         The Company will not and will not permit any of its Subsidiaries to directly or indirectly create, incur, assume, guarantee or suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness other than:

         (a)     Indebtedness arising under the Note Documents;

         (b) Indebtedness existing on the date of this Agreement and described in Schedule 5.21 attached hereto;

         (c) Indebtedness of any of the Subsidiaries of the Company owing to the Company or any of the other Subsidiaries of the Company; PROVIDED, HOWEVER, that the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries owing to one or more Subsidiaries of the Company that are not wholly owned Subsidiaries thereof shall not exceed $250,000 at any time outstanding;

         (d)     Indebtedness secured by Liens expressly permitted under
    Section 9.2(a)(v) in an aggregate principal amount that, when aggregated with the principal amount of all Indebtedness incurred under this clause
    (d) and clause (e) of this Section 9.3, does not exceed $7,500,000 at any time outstanding;

         (e) Indebtedness evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by the Company and its Subsidiaries in accordance with the provisions of Section 9.16, which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (e) and clause (d) of this Section 9.3, does not exceed $7,500,000 at any time outstanding;

         (f) Indebtedness existing at the time that any property or asset is purchased or otherwise acquired by the Company or any of its Subsidiaries and secured solely by such property or asset; PROVIDED that such Indebtedness was not incurred in contemplation of such purchase or other acquisition; and PROVIDED FURTHER that the aggregate principal amount of all Indebtedness incurred under this subsection (f), together with the aggregate principal amount of all Indebtedness incurred under subsection
    (g) of this Section 9.3, the aggregate cash and noncash purchase price and all purchases and other acquisitions of property and assets made pursuant to Section 9.6(j) and the aggregate amount of all Investments made pursuant to Section 9.7(f), does not exceed $1,000,000 at any time;

         (g) Indebtedness existing at the time any Person is merged into or consolidated with any of the Subsidiaries of the Company in accordance with the terms of Section 9.6 or becomes a Subsidiary of the Company in accordance with the terms of Section 9.7; PROVIDED that such Indebtedness was not incurred in contemplation of such merger, consolidation or acquisition; and PROVIDED FURTHER that the aggregate principal amount of all Indebtedness incurred under this subsection (g), together with the aggregate principal amount of all Indebtedness incurred under subsection
    (f) of this Section 9.3 the aggregate cash and noncash purchase price of all purchases and other acquisitions of property and assets made pursuant to Section 9.6 (j) and the aggregate amount of all Investments made pursuant to Section 9.7(f), does not exceed $1,000,000 at any time;

         (h) unsecured Indebtedness of the Company and its Subsidiaries not otherwise permitted under this Section 9.3 in an aggregate principal amount not to exceed $250,000 at any time outstanding; and

         (i) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

9.4.     LIMITATIONS ON SALE-LEASEBACK TRANSACTIONS.

         The Company will not and will not permit any of its Subsidiaries to directly or indirectly become or remain liable as lessee or as a guarantor or surety with respect to any lease (including, without limitation, any Capitalized Lease) of any property (whether real, personal or mixed), whether now owned or hereafter acquired, that the Company or such Subsidiary, as the case may be, (a) has sold or transferred or is to sell or transfer in a transaction with such assumption of liability to any other Person other than the Company or any of its wholly owned Subsidiaries or (b) intends to use for substantially the same purpose as any other property that has been sold or transferred or is to be sold or transferred by such Person to any other Person in connection with such lease, that would cause the liabilities of the Company and its Subsidiaries in respect of all such transactions to exceed $500,000 in the aggregate at any time.

9.5.     LIMITATIONS ON RESTRICTED PAYMENTS.

         The Company will not and will not permit any of its Subsidiaries to directly or indirectly declare, order, make or set apart any sum for or to pay any Restricted Payment, except for:

         (a) Restricted Payments to the Company or to or in any of its wholly owned Subsidiaries;

         (b) the payment of dividends or the making of other distributions by any Subsidiary of the Company to the Company or any of its wholly owned Subsidiaries;

         (c) the payment of dividends or the making of other distributions by any Subsidiary of the Company that is not a wholly owned Subsidiary thereof to its shareholders generally so long as the Company and/or each of its Subsidiaries that own any of the equity interests (or other ownership or profit interests) in such non-wholly owned Subsidiary receive at least their respective proportionate shares of any such dividend or other distribution (based upon their relative holdings of the equity interests (or other ownership or profit interests) therein and taking into account the relative preferences, if any, of the various classes of the equity interests (or other ownership or profit interests) therein); PROVIDED, HOWEVER, that the aggregate amount of all such dividends and other distributions paid or made by all of the Subsidiaries of the Company that are not wholly owned Subsidiaries thereof to Persons other than the Company and its Subsidiaries shall not exceed $100,000 at any time; and

         (d) the repurchase or retirement of stock options held by one or more key employees of the Company and its Subsidiaries upon the retirement or death of any such key employee, in each case pursuant to the terms of the 1996 Flexible Incentive Plan, as in effect on the date of this Agreement; PROVIDED, HOWEVER, that the aggregate amount expended by the Company from time to time to repurchase or retire any or all of such stock options shall not exceed $250,000 at any time.

9.6.     LIMITATIONS ON FUNDAMENTAL CHANGES, ASSET SALES, ACQUISITIONS, ETC.

         The Company will not and will not permit any of its Subsidiaries to alter the corporate, capital or legal structure of the Company or any such Subsidiary, to wind up, liquidate or dissolve itself (or suffer any liquidation or dissolution), to enter into any transaction of merger or consolidation, or to convey, sell, lease or sublease (as lessor or sublessor), transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing at any future time), or to purchase or otherwise acquire, whether in one transaction or a series of related transactions, any part of the property, assets or business of any Person (or agree to do any of the foregoing at any future time), except that:

         (a) the Company may merge or consolidate with or into any of its Subsidiaries so long as the Company is the surviving corporation;

         (b) any wholly owned Subsidiary of the Company may merge or consolidate with or into any other Subsidiary of the Company so long as such wholly owned Subsidiary is the surviving corporation;

         (c) any Subsidiary of the Company that is no longer actively engaged in any business or activities and does not have property and assets with an aggregate fair value or book value in excess of $250,000 may be wound up, liquidated or dissolved by the Company so long as such winding up, liquidation or dissolution is determined in good faith to be in the best interests of the Company and its Subsidiaries by the board of directors of the Company (as evidenced in a resolution set forth in an Officer's Certificate delivered to you);

         (d) the Company and its Subsidiaries may sell their respective inventory in the ordinary course of business;

         (e) the Company and its Subsidiaries may enter into sale and leaseback transactions otherwise permitted to be entered into under Section 9.4, may make Restricted Payments otherwise permitted to be made under
    Section 9.5, may make Investments otherwise permitted to be made under
    Section 9.7, may sell shares of its capital stock otherwise permitted to be sold under Section 9.9 and may make Capital Expenditures otherwise permitted to be made under Section 9.16;

         (f) the Company and its Subsidiaries may sell, lease, sublease, transfer or otherwise dispose of any obsolete, worn out or surplus property and assets thereof or any other property and assets thereof that are no longer useful in the conduct of the Company's or the applicable Subsidiary's business so long as the aggregate book value of all of the property and assets of the Company and its Subsidiaries that are sold, leased, subleased, transferred or otherwise disposed of pursuant to this subsection (f) does not exceed $500,000 at any time;

         (g) any Subsidiary of the Company may sell, lease, sublease, transfer or otherwise dispose of all or any portion of its property and assets to the Company or any of its wholly owned Subsidiaries;

         (h) the Company and its Subsidiaries may sell, lease, sublease, transfer or otherwise dispose of any of its property and assets, to the extent not otherwise permitted under this Section 9.6, at the fair market value thereof (as determined in good faith by the Company) and for cash; PROVIDED that the gross proceeds thereof do not exceed $1,000,000 in the aggregate in any Fiscal Year; and PROVIDED FURTHER that the Net Cash Proceeds from each such sale, lease, sublease, transfer or other disposition are applied to the redemption of the outstanding Notes and/or the reduction of the Available Commitments of you and the Other Purchasers pursuant to this Agreement and the Other Agreements to the extent required under, and in accordance with the terms of, Sections 7.3 and 7.7;

         (i) the Company and its Subsidiaries may purchase or otherwise acquire inventory, materials, equipment and intangible assets in the ordinary course of business; and

         (j) the Company and its Subsidiaries may acquire all (but not less than all) of the capital stock of (or other ownership or profit interests
    in) any Person and may purchase or otherwise acquire any other property and assets from any Person so long as the aggregate cash and noncash purchase price of all such purchases and acquisitions (including, without limitation, all indemnities to the sellers thereof, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) do not exceed $1,000,000 at any time; PROVIDED that in the case of any purchase or acquisition made pursuant to this subsection (j):

              (i) any Subsidiary of the Company or any of its Subsidiaries acquired or created as a result thereof or in connection therewith shall be a wholly owned Subsidiary thereof;

              (ii) any Subsidiary of the Company or any of its Subsidiaries acquired or created as a result thereof or in connection therewith shall not have any material contingent liabilities (as determined in good faith by the board of directors of the Company);

              (iii) any business acquired or invested in shall be substantially the same line of business as that of the Company and its Subsidiaries conducted at the time of such purchase or acquisition in the ordinary course, or a line of business directly related thereto, thereof or in connection therewith; and

              (iv) immediately before and after giving PRO FORMA effect to such purchase or acquisition, no Default or Event of Default shall have occurred and be continuing.

9.7.     LIMITATIONS ON INVESTMENTS, ETC.

         The Company will not and will not permit any of its Subsidiaries to directly or indirectly make or commit or agree to make any advance, loan, guarantee of Obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of capital stock (or other ownership or profit interests), bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (collectively, "INVESTMENTS"), except that the following shall be permitted:

         (a) the Company and its Subsidiaries may acquire and hold accounts receivable owing to any of them;

         (b) the Company and its Subsidiaries may acquire and hold cash and Cash Equivalents;

         (c) the Company and its Subsidiaries may maintain and continue to own the Investments thereof existing on the date of this Agreement and described on Schedule 9.7 attached hereto;

         (d) the Company and its Subsidiaries may make intercompany Investments to the extent otherwise permitted to be made under Section 9.3 and may make Restricted Payments otherwise permitted to be made under
    Section 9.5;

         (e) the Company and its Subsidiaries may make Investments in account debtors received in connection with the bankruptcy or reorganization, or in settlement of delinquent obligations, of customers in the ordinary course of business and in accordance with applicable collection and credit policies established by the Company or its applicable Subsidiary;

         (f) the Company and its Subsidiaries may acquire all (but not less than all) of the capital stock of (or other ownership or profit interests
    in) any Person and, thereafter, may make capital contributions therein; PROVIDED that, in each case, such acquisition or capital contribution is otherwise permitted under the terms of the Note Documents; and PROVIDED FURTHER that the aggregate amount of all of the acquisitions and capital contributions made pursuant to this subsection (f), together with the aggregate principal amount of all Indebtedness incurred under Sections 9.3(f) and 9.3(g) and the aggregate cash and noncash purchase price of all purchases and other acquisitions of property and assets made pursuant to
    Section 9.6(j), does not exceed $1,000,000 at any time; and

         (g) Investments not otherwise permitted under this Section 9.7 in an aggregate amount not to exceed $250,000 at any time.

9.8. LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company will not and will not permit any of its Subsidiaries to directly or indirectly create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary (a) to pay dividends or to make any other distribution on any shares of capital stock of (or other ownership or profit interest in) such Subsidiary owned by the Company or any of its Subsidiaries, (b) to pay or prepay or to subordinate any Indebtedness owed to the Company or any of its Subsidiaries, (c) to make loans or advances to the Company or any of its Subsidiaries or (d) to transfer any of its property or assets to the Company or any of its Subsidiaries; PROVIDED, HOWEVER, that nothing in any of clauses (a) through (d) of this Section 9.8 shall prohibit or restrict:

         (i)     this Agreement and the other Note Documents;

         (ii) any agreements in effect on the date of this Agreement and described on Schedule 9.8 attached hereto;

         (iii) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

         (iv) in the case of clause (d) of this Section 9.8, any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets;

         (v) in the case of clause (d) of this Section 9.8, any holder of a Lien otherwise permitted to exist under clause (v) or (vi) of Section 9.2(a) from restricting on customary terms the transfer of any property or assets subject thereto; and

         (vi) any agreement evidencing Indebtedness outstanding on the date a Person first becomes a Subsidiary of the Company; PROVIDED that such agreement was not created in contemplation of the acquisition of such Person by the Company.

9.9.     LIMITATION ON ISSUANCE OF CAPITAL STOCK.

         (a) The Company will not issue or sell or enter into any agreement or arrangement for the issuance and sale of any shares of its capital stock (or other ownership or profit interests therein), any securities convertible into or exchangeable for shares of its capital stock (or other ownership or profit interests therein) or any warrants, options or other rights for the purchase or acquisition of any shares of its capital stock (or other ownership or profit interests therein), except for:

         (i) transfers and replacements of outstanding shares of capital stock of the Company; and

         (ii) the issuance and sale of shares of common stock of the Company so long as (A) the Company certifies to you and each of the other holders of the Notes that the Net Cash Proceeds thereof are at least equal to, and will be applied to repay or redeem in full, the aggregate outstanding principal amount of the Notes, all accrued and unpaid interest thereon, if any, and all fees, expenses and other amounts owing under or in respect of the Note Documents at such time and (B) such issuance and sale is not in contravention of the Intercreditor Agreement.


         (b) The Company will not permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of any shares of its capital stock (or other ownership or profit interests therein), any securities convertible into or exchangeable for shares of its capital stock (or other ownership or profit interests therein) or any warrants, rights or options to acquire any shares of its capital stock (or other ownership or profit interests therein), except for:

         (i) transfers and replacements of outstanding shares of capital stock of any such Subsidiary; and

         (ii) stock splits, stock dividends and additional issuances of shares of capital stock of any such Subsidiary which do not decrease the percentage equity interests (or other ownership or profit interests of, or adversely modify or affect any of the rights of, the Company or any of its Subsidiaries in any class of the capital stock of such Subsidiary.

9.10. LIMITATION ON MODIFICATIONS OF INDEBTEDNESS; MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BYLAWS AND CERTAIN OTHER AGREEMENTS; ETC.

         The Company will not and will not permit any of its Subsidiaries (a) to amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any Indebtedness of the Company or any of its Subsidiaries or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, or would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the issuer of such Indebtedness in any respect, (b) except for the Notes and the other Obligations of the Company and its Subsidiaries under or in respect of the Note Documents, to make any voluntary or optional payment, prepayment, redemption or other acquisition for value of any Indebtedness of the Company or any of its Subsidiaries (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or to refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness, or to make any prepayment, redemption or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, or (c) to amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any shares of its capital stock (or other ownership or profit interest therein) (including any shareholders' agreement), or enter into any new agreement with respect to any of its shares of capital stock (or other ownership or profit interest therein), other than (i) the amendment to the certificate of incorporation of the Company is to be effected promptly following the Initial Purchase Date in order to incorporate therein the matters waived by the holders of the Series A Preferred Stock pursuant to waiver thereto referred to in
Section 3.1(k)(i) and (ii) any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (c) that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

9.11.    LIMITATIONS ON CONDUCT OF BUSINESS.

         The Company will not and will not permit any of its Subsidiaries to engage in any business or activities other than providing domestic and international long distance telecommunications service and telecommunications equipment to its domestic and international customers (including, but not limited to, telephone calling card services), and businesses and activities directly related thereto.

9.12.    LIMITATIONS ON ACCOUNTING CHANGES AND CHANGES IN FISCAL YEAR.

         The Company will not and will not permit any of its Subsidiaries to make or permit any change in (a) its accounting policies and reporting practices, except as required by generally accepted accounting principles in effect from time to time, or (b) its Fiscal Year.

9.13.    LIMITATIONS ON PARTNERSHIPS.

         The Company will not and will not permit any of its Subsidiaries to become a general partner in any general or limited partnership or any joint venture.

9.14.    LIMITATIONS ON SPECULATIVE TRANSACTIONS.

         The Company will not and will not permit any of its Subsidiaries to engage in any transaction involving commodity options or futures contracts or any similar speculative transactions (including, without limitation, take-or-pay contracts), except for the Hedge Agreements of the Company in effect on the date of this Agreement and described in item 60 on Schedule 5.21 attached hereto and item 1 on Schedule 9.7 attached hereto.

9.15.    EMPLOYMENT OF, OR COMPETITION BY, KEY EMPLOYEES.

         The Company will not (a) cease to employ Mr. Alfred West or (b) suffer to exist competition by any of Mr. Alfred West, Mr. Steven West or Mr. Gary Bondi with the business now or at any time hereafter conducted by the Company or any of its Subsidiaries.

9.16.    LIMITATIONS ON CAPITAL EXPENDITURES.

         The Company will not and will not permit any of its Subsidiaries to make any Capital Expenditures (including, without limitation, installment purchases or Capitalized Leases) that would cause the aggregate amount of all such Capital Expenditures made by the Company and its Subsidiaries in any Fiscal Year, commencing with the Fiscal Year ending December 31, 1997, to exceed $10,000,000.

10. FINANCIAL COVENANTS.

         From the date of this Agreement and, thereafter, so long as any of the Notes shall be outstanding or you shall have any Commitment hereunder, the Company will perform and comply with each of the following covenants:

10.1.    MINIMUM CONSOLIDATED EBITDA.

         The Company will maintain for itself and its Subsidiaries Consolidated EBITDA for each fiscal quarter of the Company of not less than $(2,500,000).

10.2.    CONSOLIDATED DEBT SERVICE COVERAGE RATIO.

         The Company will maintain for itself and its Subsidiaries a Consolidated Debt Service Coverage Ratio for each fiscal quarter of the Company of not less than 1.10 to 1.

10.3.    CONSOLIDATED FUNDED INDEBTEDNESS TO NET WORTH RATIO.

         The Company will maintain for itself and its Subsidiaries a ratio of Consolidated Funded Indebtedness to Consolidated Net Worth at all times of not greater than 3.00 to 1.

10.4.    MINIMUM CASH BALANCE.

         The Company will maintain for itself and its Subsidiaries a balance of cash and Cash Equivalents at all times of not less than $1,000,000, which cash and Cash Equivalents shall be free and clear of all Liens.


11. EVENTS OF DEFAULT.

11.1.    EVENTS OF DEFAULT.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing (each, an "EVENT OF DEFAULT"):

         (a) the Company defaults in the payment of any principal of or premium, if any, on any Note when the same becomes due and payable, whether by scheduled maturity or at a date fixed for prepayment, redemption or repurchase or by declaration, demand or otherwise; or

         (b) the Company defaults in the payment of any interest on any Note, or any Obligor defaults in the payment of any other amount owing under or in respect of any of the Note Documents, and such default shall continue for at least three days after the same becomes due and payable, whether by scheduled maturity or at a date fixed for prepayment, redemption or repurchase or by declaration, demand or otherwise; or

         (c) the Company defaults in the performance of or compliance with any term, covenant or agreement contained in (i) Section 8.1, 8.6, 8.8, 8.10 or 8.11, any of Sections 9.1 through 9.17 or any of Sections 10.1 through 10.4 or (ii) Section 8.2 or
    8.5 and such default shall remain unremedied for at least ten consecutive days after the occurrence thereof; or

         (d) any Obligor defaults in the performance of or compliance with any term, covenant or agreement contained in any of the Note Documents on its part to be performed or complied with that is not referred to in Section 11.1(a), 11.1(b) or 11.1(c), and such default shall remain unremedied for at least 20 consecutive days after the earlier of the first date on which
    (i) a Responsible Officer becomes aware of such default and (ii) the Company receives notice of such default from the Collateral Agent or any holder of a Note; or

         (e) any representation or warranty made or deemed made on any Purchase Date by or on behalf of any Obligor or by any officer of any Obligor under or pursuant to the terms of this Agreement or any of the other Note Documents or in any writing furnished to you pursuant to the terms of this Agreement or any of the other Note Documents proves to have been false or incorrect in any material respect on the date as of which it was made or deemed to have been made; or

         (f) (i) the Company or any of its Subsidiaries shall fail to pay (A) any principal of, or premium or interest on, Indebtedness that is outstanding in a principal or notional amount of at least $100,000 (or the equivalent thereof in one or more other currencies), either individually or in the aggregate (but excluding Indebtedness outstanding hereunder), of the Company and its Subsidiaries, taken as a whole, when the same becomes due and payable (whether by scheduled maturity, required prepayment, redemption or repurchase, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Indebtedness, or (B) any other amount of Indebtedness greater than $100,000 (or the equivalent thereof in one or more other currencies), either individually or in the aggregate (but excluding Indebtedness outstanding hereunder), of the Company and its Subsidiaries when the same becomes due and payable (whether by scheduled maturity, required prepayment, redemption or repurchase, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Indebtedness; or (ii) any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or otherwise relating to any Indebtedness referred to in clause (i) of this Section 11.1(f) and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder or holders thereof (or a trustee or agent on behalf of such holders) to cause such Indebtedness to mature; or (iii) any Indebtedness referred to in clause (i) of this Section 11.1(f) shall be declared to be due and payable or required to be prepaid, redeemed or repurchased (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, repurchase, purchase or defease any such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof or any date fixed for prepayment, redemption or repurchase thereunder; or

         (g) the Company or any of its Subsidiaries, or any of the Shareholders, shall generally not pay its or his debts as such debts become due, or shall admit in writing its or his inability to pay its or his debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Subsidiaries, or any of the Shareholders, seeking to adjudicate it or him a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its or his debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or him or for any substantial part of its or his property and assets and, in the case of any such proceeding instituted against it or him (but not instituted by it or him) that is being diligently contested by it or him in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 consecutive days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or him or any substantial part of its or his property and assets) shall occur; or the Company or any of its Subsidiaries, or any of the Shareholders, shall take any action to authorize any of the actions set forth above in this subsection (g); or

         (h) one or more judgments or orders for the payment of money aggregating $100,000 (or the equivalent thereof in one or more other currencies) or more are rendered against one or more of the Company and its Subsidiaries and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (ii) there shall be a period of at least 10 consecutive days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; PROVIDED, HOWEVER, that any such judgment or order shall not give rise to an Event of Default under this subsection (h) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

         (i) one or more writs or warrants of attachment, garnishment, execution, distraint or similar process with respect to Obligations of the Company or any of its Subsidiaries aggregating $25,000 (or the equivalent thereof in one or more other currencies) or more have been issued against the Company or any of its Subsidiaries or any of their respective property or assets and remain unsatisfied and there shall be a period of at least 10 consecutive days after the issuance thereof during which a stay of enforcement of any such writ or warrant, by reason of a pending appeal or otherwise, shall not be in effect; or

         (j) any nonmonetary judgment or order shall be rendered against any Obligor or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and there shall be any period of 10 consecutive days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (k) any provision of any of the Note Documents after delivery thereof pursuant to Section 3.1 or 8.10 shall for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any of the Obligors intended to be a party to it or shall cease to give you or any of the Other Purchasers any of the rights, powers or privileges purported to be created thereunder, or any such Obligor shall so state any of the foregoing in writing; or

         (l)  any Collateral Document after delivery thereof pursuant to
    Section 3.1 or 8.10 shall for any reason (other than pursuant to the express terms thereof) cease to create a valid and perfected lien on and security interest in the Collateral purported to be covered thereby (with the intended priority thereof pursuant to the terms of the Note Documents); or

         (m) any of the following events or conditions shall have occurred and such event or condition, when aggregated with any and all other such events or conditions, has resulted or could reasonably be expected to result in a liability of the Company and/or ERISA Affiliates in an aggregate amount exceeding $100,000 at any time outstanding:

              (i) any Termination Event shall have occurred with respect to a Plan;

              (ii) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan;

              (iii) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization, is insolvent or is being terminated, within the meaning of Title IV of ERISA, and, as a result of such reorganization, insolvency or termination, the aggregate annual contributions of the Company and the ERISA Affiliates to all Multiemployer Plans that are in reorganization or being terminated at such time have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization, insolvency or termination occurs;

              (iv)    any "ACCUMULATED FUNDING DEFICIENCY" (as defined in
         Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, shall exist with respect to one or more Plans, or any Lien shall exist on the property and assets of the Company or any ERISA Affiliate in favor of the PBGC or a Plan; or

              (v) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code) or any breach of fiduciary responsibility shall occur that may subject the Company or any ERISA Affiliate to any liability under Section 406, 409, 502(i) or 502(l) of ERISA or Section 4975 of the Internal Revenue Code, or under any agreement or instrument pursuant to which the Company or any ERISA Affiliate has agreed or is required to indemnify any Person against such liability; or


         (n) any Governmental Authorization necessary in order to permit the Company or any of its Subsidiaries to fully own or lease and operate their respective property and assets or to properly conduct their respective businesses shall cease to be in effect or the Company or such Subsidiary shall cease to have the full intended benefit thereof or rights thereunder, unless the revocation, termination, cancellation, denial, impairment or modification of such Governmental Authorization, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

11.2.    ACCELERATION.

         (a) If an Event of Default described in Section 11.1(g) shall occur with respect to the Company, all of the Notes then outstanding shall become automatically and immediately due and payable.

         (b) If any other Event of Default shall occur and be continuing, the Required Holders may at any time, at their option, by notice or notices to the Company, declare all of the Notes then outstanding to be immediately due and payable.

         (c) If any Event of Default described in Section 11.1(a) or 11.1(b) has occurred and is continuing, any holder or holders of the Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all of the Notes held by it or them to be immediately due and payable. If any holder of the Notes shall exercise its rights under this Section 11.2(c) at any time, the Company will give prompt notice thereof to the holders of all other Notes at such time outstanding and each such holder may (whether or not such notice is given or received), by notice to the Company, declare the aggregate principal amount of all Notes held by it to be, and the same shall forthwith become, due and payable.

         (d) Upon any Note becoming due and payable under this Section 11.2, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, PLUS all accrued and unpaid interest thereon and all other amounts due and payable to the holder thereof under the Note Documents, shall be immediately due and payable, in each and every case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

11.3.    OTHER REMEDIES.

         If one or more Defaults or Events of Default shall occur and be continuing, and irrespective of whether any of the Notes have become or have been declared immediately due and payable under Section 11.2, the Required Holders may proceed to protect and enforce the rights of the holders of the Notes by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any of the other Note Documents, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by applicable law or otherwise.

11.4.    RESCISSION.

         At any time after any Notes have been declared due and payable pursuant to Section 11.2(b) or 11.2(c), as the case may be, the holders of not less than 75% of the aggregate principal amount of the Notes then outstanding, by notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and premium, if any, on the Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and (to the fullest extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Defaults and Events of Default, other than nonpayment of amounts that have become due solely by reason of such declaration, have been remedied or have been waived pursuant to Section 16 and (c) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or any of the other Note

Documents. No rescission and annulment under this Section 11.4 will extend to or affect any subsequent Default or Event of Default or impair any right, power or remedy consequent thereon.

11.5.    RESTORATION OF RIGHTS AND REMEDIES.

         If any holder of the Notes has instituted any proceeding to enforce any right or remedy under this Agreement or any of the other Note Documents and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such holder, then, and in each such case, the Obligors and the holders of Notes shall, subject to any determination in such proceeding, be restored severally to their respective former positions hereunder and under the other Note Documents and, thereafter, all rights and remedies of the holders of the Notes shall continue as though no such proceeding had been instituted.

11.6.    NO WAIVERS OR ELECTION OF REMEDIES, ETC.

         No course of dealing and no delay on the part of any holder of the Notes in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or any of the other Note Documents upon any holder of the Notes shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.


12. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

12.1.    REGISTRATION OF NOTES.

         The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement and the other Notes Documents, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of the Notes that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

12.2.    TRANSFER AND EXCHANGE OF NOTES.

         (a) Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and, in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and, subject to subsection (c) of this Section 12.2, shall be in substantially the form of Exhibit A attached hereto. Each such new

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                                          56

Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $2,500,000, PROVIDED that, if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $2,500,000.

         (b) Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed (i) to have made the representations set forth in Sections 6.1, 6.2 and 6.3 and (ii) to confirm to and agree with the transferor and the other parties hereto as follows:

         (A) other than as provided in any written instrument of transfer executed by the transferor and such transferee, such transferor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Note Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any of the other Note Documents or any other instrument or document furnished pursuant hereto or thereto;

         (B) such transferor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any other Obligor or the performance or observance by any Obligor of any of its Obligations under this Agreement or any of the other Note Documents or any other instrument or document furnished pursuant thereto;

         (C) such transferee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
    Section 8.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to purchase the Note or Notes being purchased thereby;

         (D) such transferee will, independently and without reliance upon the transferor or any other holder of the Notes and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

         (E) such transferee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a holder of the Notes;

         (F) solely in the case of any direct transferee of MS Group, such transferee represents that it is a "QUALIFIED INSTITUTIONAL BUYER" (as defined in Rule 144A under the Securities Act), without giving effect to the provisions of Rule 144A(a)(1)(i), that would require such transferee to own and invest on a discretionary basis at least $100,000,000 in securities of issuers that are not affiliated with such transferee; and

         (G) such transferee appoints MS Group as the Collateral Agent therefor with respect to all of the liens and security interests granted by the Obligors in the Collateral pursuant to the terms of the Collateral Documents, and agrees to be bound by all of the terms and provisions relating to the Collateral Agent's rights, responsibilities and protections as are set forth in the Collateral Documents or appended to the Note or Notes to be held by such transferee and, if reasonably requested by the Collateral Agent, agrees to enter into a collateral agency agreement with the Collateral Agent, the Company and the other holders of the Notes setting forth such rights, responsibilities and protections of the Collateral Agent as the Collateral Agent shall reasonably specify.

         (c) The Company hereby acknowledges and agrees that MS Group is the Collateral Agent for the Secured Parties with respect to all of the liens and security interests granted by the Obligors in the Collateral pursuant to the terms of the Collateral Documents, and, if reasonably requested by the Collateral Agent, agrees to enter into a collateral agency agreement among the Collateral Agent, the Company and the holders of the Notes with respect thereto.

12.3.    REPLACEMENT OF NOTES.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

         (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; PROVIDED that, if the holder of such Note is an original purchaser of any of the Notes or any other Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory, or

         (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company, at its own expense, shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.


13. PAYMENTS ON NOTES.

13.1.    PLACE OF PAYMENT.

         Subject to Section 13.2, payments of principal, premiums, if any, and interest becoming due and payable on the Notes shall be made in New York, New York, at the principal office of the Company in such jurisdiction. The Company may, at any time, by notice to each holder of the Notes, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

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                                          58

13.2.    HOME OFFICE PAYMENT.

         So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 13.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, premium, if any, and interest by the method and at the address specified for such purpose below your name on Schedule I attached hereto, or by such other method or at such other address located in the United States of America as you shall have from time to time specified to the Company for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon the request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 13.1. Prior to any permitted sale, transfer or other disposition of any Note held by you or your nominee, you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 12.2. The Company will afford the benefits of this Section
13.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 13.2 and in
Section 19.


14. EXPENSES, INCREASED COSTS AND INDEMNIFICATION, ETC.

14.1.    TRANSACTION EXPENSES.

         Whether or not any of the transactions contemplated hereby are consummated, the Company will pay, within 15 days of each demand therefor (such demand to be accompanied by supporting documentation in reasonable detail), (a) all of the costs and expenses incurred by the Collateral Agent, you, each Other Purchaser and each other holder of a Note (including, without limitation, reasonable attorneys' fees of a special counsel and, if reasonably required, local or other appropriate counsel for you and the Other Purchasers) in connection with the preparation, execution and delivery of this Agreement, the Notes and the other Note Documents to the extent provided in the Fee Letter and,
(b) all of the costs and expenses incurred by the Collateral Agent, you, each Other Purchaser and each other holder of a Note (including, without, limitation, reasonable attorneys' fees of a special counsel and if reasonably required, local or other appropriate counsel for the Collateral Agent, you and the Other Purchasers) in connection with the administration and enforcement of this Agreement, the Notes and the other Note Documents, and the custody and preservation of, or the sale or collection from, or other realization upon, any of the Collateral, and (c) all of the amendments, waivers or consents under or in respect of this Agreement, the Notes or any of the other Note Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (i) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any of the other Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any of the other Note Documents, or by reason of being a holder of the Notes, and (ii) the reasonable costs and expenses (including, without limitation, financial advisors' fees) incurred in connection with the insolvency or bankruptcy of any Obligor or any of its Subsidiaries or in connection with any work-out, renegotiation or restructuring of any of the transactions contemplated hereby, by the Notes or by the other Note Documents. The Company will pay, and will save you and each other holder

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                                          59

of the Notes harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you or any such holder).

14.2.    INDEMNITY.

         (a)  In addition to the payment of costs and expenses pursuant to
Section 14.1, the Company agrees to indemnify, pay and hold the Collateral Agent, you, each MS Group Additional Investor, each Other Purchaser and each other Person who is or was at any time an MS Group Additional Investor or an Other Purchaser and each other Person in whose name or for whose benefit such Person holds or at any time held Notes, and your and their affiliates and your and their respective officers, directors, employees, attorneys, agents and other advisors (each, an "INDEMNIFIED PARTY"), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims, and all reasonable costs, expenses and disbursements, of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to, or in connection with (i) this Agreement, the Notes, the other Note Documents or any of the transactions contemplated hereby or thereby, (ii) your or any Other Purchaser's agreement to purchase Notes, (iii) any use or intended use of the proceeds of any of the Notes, (iv) any sale or collection from or other realization upon, or any other remedies expressed in respect of, any or all of the Collateral or (v) the actual or alleged presence of Hazardous Materials on any property of the Company or any of its Subsidiaries or any Environmental Action relating in any way to the Company or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by the Company, any of its Subsidiaries, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not any sale and purchase of the Notes pursuant to this Agreement is effected (collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED that the Company shall not have any obligation to any Indemnified Party hereunder with respect to any Indemnified Liabilities arising from the gross negligence or bad faith of such Indemnified Party as determined in a final, nonappealable judgment by a court of competent jurisdiction.

         (b) The Company will not, without the prior written consent of the applicable Indemnified Party, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification of such Indemnified Party may be sought under subsection (a) of this Section 14.2 (whether or not such Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes a full and unconditional release of such Indemnified Party from any and all claims against such Indemnified Party and any and all liabilities thereof arising out of or relating to such action, claim, suit or proceeding.

         (c) The Company also agrees not to assert any claim against the Collateral Agent, you, any MS Group Additional Investor, any Other Purchaser, any other Person who is or was at any time an MS Group Additional Investor or an Other Purchaser or any other Person in whose name or for whose benefit such Person holds or at any time held any Notes, or any of your or their affiliates, or any of your or their respective officers, directors, employees, attorneys, agents and other advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to (i) this Agreement, the Notes or any of the other Note Documents, or any of the transactions contemplated hereby or thereby, (ii) your or any Other Purchaser's agreement to purchase the Notes, (iii) any sale or collection from or other realization upon, or any other remedies exercised in respect of any or all of the Collateral or (iv) any use or intended use of the proceeds of any of the Notes.

         (d) If and to the extent that the undertaking to indemnify, pay and hold harmless the Indemnified Parties set forth in this Section 14.2 is judicially determined to be unavailable to an Indemnified Party in respect of, or is insufficient with respect to, any liabilities, obligations, losses, damages, penalties, actions, judgments, suits or claims referred to herein, then, in lieu of indemnifying such Indemnified Party hereunder, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits or claims (and reasonable costs, expenses and disbursements relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to the Company and its Subsidiaries, on the one hand, and such Indemnified Party, on the other hand, from this Agreement and the sale and purchase of the Notes or (ii) if the allocation provided by clause (i) of this subsection (d) is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of the Company and its Subsidiaries, on the one hand, and such Indemnified Party, on the other hand, in connection with such liabilities, obligations, losses, damages, penalties, actions, judgments, suits or claims, as well as any other relevant equitable considerations.

14.3.    TAXES.

         (a) Any and all payments by or on behalf of the Company hereunder or under the Notes and the Note Documents shall be made, in accordance with the terms of the Notes and the other applicable Note Documents, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, withholdings or other governmental charges, and all liabilities with respect thereto, EXCLUDING net income taxes and branch profits taxes that are imposed by the United States of America and net income taxes and franchise taxes (whether based on income or capital) that are imposed on such holder of the Notes by the state or foreign jurisdiction under the laws of which such holder of the Notes is organized or has its principal office or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, withholdings, other governmental charges and liabilities in respect of payments hereunder, under the Notes or the Note Documents being hereinafter referred to as "TAXES"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, under any Note or any of the Note Documents to any holder of the Notes, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 14.3) such holder of the Notes receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other Governmental Authority in accordance with applicable law.

         (b) In addition, the Company shall pay any present or future transfer, stamp, documentary, excise, property or other similar taxes, assessments, charges or levies that arise from any payment made hereunder or under the Notes or the other Note Documents or from the execution, delivery, filing or registration of, performance under, or otherwise with respect to, this Agreement, any Note or any of the other Note Documents (other than any stamp tax or other governmental charge that arises solely from any transfer of Notes in respect of which the Company is entitled to receive payment under Section 12.2), and all reasonable costs, expenses, taxes, assessments and other charges incurred in connection with any filing or perfection of any lien, pledge or security interest contemplated under any of the Collateral Documents or any of the other documents referred to herein or therein (hereinafter referred to as "OTHER TAXES").

         (c) The Company agrees to indemnify, pay and hold each holder of the Notes harmless from and against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 14.3, imposed on or paid by such holder of the Notes as a result of receiving any payment by or on behalf of the Company hereunder or under the Notes or the other Note Documents and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such holder of the Notes makes written demand therefor accompanied by evidence as is reasonably available to such holder demonstrating that holder is liable for or must otherwise pay such Taxes or Other Taxes.

         (d) Within 30 days after the date of any payment of Taxes, the Company shall furnish to each holder of the Notes, at its address referred to in
Section 17, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under any Note or any of the other Note Documents by or on behalf of the Company through an account or branch outside the United States or by or on behalf of the Company by a payor that is not a United States person, if the Company determines that no Taxes are payable in respect thereof, the Company shall furnish, or shall cause such payor to furnish, to each holder of the Notes, at such address, an opinion of counsel acceptable to each holder of the Notes stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e) of this Section 14.3, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

         (e) Each holder of the Notes organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement, in the case of each original purchaser of the Notes, and on the date on which it becomes a holder of the Notes, in the case of each subsequent holder of the Notes, and from time to time thereafter as requested in writing by the Company (so long as there has been no change in law that would render such holder unable to do so), provide the Company with two original Internal Revenue Service forms 1001 or 4224 or, in the case of a holder of the Notes that has certified in writing to the Company that it is not a "BANK" (as defined in Section 881(c)(3)(A) of the Internal Revenue Code, form W-8) and, if such holder of the Notes delivers a form W-8, a certificate representing that such holder of the Notes is not a "bank" for purposes of
Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service), certifying that such holder of the Notes is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement, the Notes held thereby or the other Note Documents or, in the case of a holder of the Notes that has provided a form W-8, certifying that such holder of the Notes is a foreign corporation, partnership, estate or trust. If the form provided by a holder of the Notes pursuant to this subsection (e) at the time such holder of the Notes first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such holder of the Notes provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224 or W-8 (or the related certificate described above) that the holder of the Notes reasonably considers to be confidential, the holder of the Notes shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information.

         (f) For any period with respect to which a holder of the Notes has failed to provide the Company with the appropriate form or document described in subsection (e) of this Section 14.3 (OTHER THAN if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under such subsection (e)), such holder of the Notes shall not be entitled to additional amounts or indemnification under subsection (a) or (c) of this Section 14.3 with respect to Taxes imposed by the United States by reason of such failure; PROVIDED, HOWEVER, that should a holder of the Notes become subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such holder of the Notes shall reasonably request to assist such holder of the Notes to recover such Taxes.

         (g) Any holder of the Notes claiming any additional amounts payable pursuant to this Section 14.3 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document reasonably requested by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or such change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such holder, be otherwise disadvantageous to such holder.

14.4.    SURVIVAL.

         The Obligations of the Company under this Section 14 shall survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or any of the other Note Documents, and the termination of this Agreement and any commitment to purchase Notes hereunder and, in respect of any Person who was at any time an Other Purchaser or in whose name or for whose benefit such Person held any Note, the date on which such Person no longer holds, or no longer holds in the name of or for the benefit of any other Person, any Note.


15. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein and in the other Note Documents, and in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to this Agreement or any of the other Note Documents, shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Notes or portion thereof or interest therein and the payment of any Notes, and may be relied upon by any subsequent holder of the Notes as of the date made or deemed made, regardless of any investigation made at any time by or on behalf of you or any other holder of the Notes. Subject to Section 21.6, this Agreement, the Notes and the other Note Documents embody the entire agreement and understanding between you and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.


16. AMENDMENT AND WAIVER.

16.1.    REQUIREMENTS.

         This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with and only with the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the

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                                          63

provisions of Section 1, 2, 3, 4, 5, 6 or 20 will be effective as to you unless consented to in writing by you and (b) no such amendment or waiver shall, without the written consent of the holder of each Note at the time outstanding, do any of the following at any time:

         (i) subject to the provisions of Section 11 relating to acceleration or rescission, change the amount or the time of any prepayment, repurchase or payment of principal of, or reduce the rate, or change the time fixed for any payment or change the method of computation of interest on, the Notes;

         (ii) change the percentage of the aggregate principal amount of the Notes the holders of which are required to consent to any such amendment or waiver;

         (iii) subordinate the Notes (or any of them) to any other Obligations of the Company now or hereafter existing;

         (iv) reduce or limit any Obligor's liability with respect to any Obligations owing to you, any Other Purchaser or any other holder of any Note under or in respect of any of the Note Documents;

         (v) release a material portion of the Collateral in any transaction or any series of related transactions;

         (vi) permit the creation, incurrence, assumption or existence of any Lien on a material portion of the Collateral in any transaction or any series of related transactions to secure any Obligations other than Obligations owing to you, the Other Purchasers and the other holders of Notes under the Note Documents; or

         (vii)   amend any of Section 7, 11.1(a), 11.1(b), 11.2 through 11.6,
    16.1 or 19.

Notwithstanding any of the foregoing provisions of this Section 16.1, none of the defined terms set forth in Schedule II attached hereto shall be amended, supplemented or otherwise modified in any manner that would change the meaning, purpose or effect of this Section 16.1 or any Section referred to herein unless such amendment or modification is agreed to in writing by the holders of the Notes otherwise required to amend or waive such Section under the terms of this
Section 16.1.

16.2.    SOLICITATION OF HOLDERS OF NOTES.

         (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned or otherwise held by it at the time) with sufficient information, reasonably far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions of this Agreement or any of the other Note Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 16 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of the Notes.

         (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions of this Agreement or any of the other Note Documents, unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

16.3.    BINDING EFFECT, ETC.

         Any amendment or waiver consented to as provided in this Section 16 applies equally to all holders of Notes and is binding upon them, upon each future holder of any Note and upon each Obligor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right, power or remedy consequent thereon. No course of dealing nor any delay on the part of any holder of any Note in exercising any right, power or remedy hereunder or under any of the other Note Documents shall operate as a waiver of any right, power or remedy of any holder of such Note; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided under this Agreement and the other Note Documents are cumulative and not exclusive of any rights, powers or remedies provided by applicable law.

16.4.    NOTES HELD BY COMPANY, ETC.

         Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or any of the other Note Documents, or have directed the taking of any action provided for herein or in any of the other Note Documents to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.


17. NOTICES.

         (a) All notices and other communications provided for hereunder shall be in writing and delivered by telecopier or (if expressly permitted under the applicable provisions hereof) by telephone, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), by registered or certified mail with return receipt requested (postage prepaid) or by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

         (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule I attached hereto, or at such other address as you or it shall have specified to the Company in writing;

         (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing; or

         (iii) if to the Company, to the Company at its address set forth on the first page of this Agreement (Telecopier No. (212) 964-4771) to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

All notices and other communications provided for under this Section 17 will be deemed given and effective only when actually received.

         (b) If any notice required under this Agreement or any of the other Note Documents is permitted to be made, and is made, by telephone, actions taken or omitted to be taken in reliance thereon by you shall be binding upon the Company notwithstanding any inconsistency between the notice provided by telephone and any subsequent writing in confirmation thereof provided to you; PROVIDED that any such action taken or omitted to be taken by you shall have been in good faith and in accordance with the terms of this Agreement.


18. REPRODUCTION OF DOCUMENTS.

         This Agreement, each of the other Note Documents and all other agreements, certificates and other documents relating thereto, including, without limitation, (a) amendments, waivers and consents of or to this Agreement or any other Note Document that may hereafter be executed, (b) documents received by you on the Initial Purchase Date (except the Notes themselves) and
(c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
This Section 18 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original or from introducing evidence to demonstrate the inaccuracy of any such reproduction.


19. CONFIDENTIAL INFORMATION.

         You hereby agree to maintain, and to cause each of the Persons referred to in clause (a) of this Section 19 to which you deliver or disclose Confidential Information to maintain, the confidentiality of all Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you; PROVIDED that you may deliver or disclose Confidential Information to (a) your affiliates and your and their respective directors, officers, employees, agents, attorneys and other advisors (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (b) your counsel and your financial and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 19, (c) any other holder of any Note or any MS Group Additional Investor, (d) any Institutional Investor to which you sell or offer to sell any Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by provisions similar to the provisions of this Section
19), (e) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such

Confidential Information to be bound by provisions similar to the provisions of this Section 19), (f) to the extent required or requested thereby, any federal or state regulatory authority having jurisdiction over you, (g) the National Association of Insurance Commissioners, any other insurance company or regulatory examiners or auditors or accountants or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (h) any other Person to which such delivery or disclosure may be necessary (i) in order to effect compliance with any Requirement of Law applicable to you, (ii) in response to any subpoena or other legal process or (iii) in connection with any litigation to which you or any other holder of any Note are a party. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 19 as though it were a party to this Agreement. Upon the reasonable request of the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 19. Nothing in this Section 19 shall obligate you or any other holder of the Notes to return any Confidential Information furnished by or on behalf of the Company or any of its Subsidiaries to the Company or any such Subsidiary.


20. SUBSTITUTION OF PURCHASER.

         You shall have the right to substitute any one of your Affiliates that constitutes an Institutional Investor as the purchaser of the Notes that you have agreed to purchase hereunder, by notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in
Section 6. Upon receipt of such notice, wherever the word "YOU" is used in this Agreement (other than in this Section 20), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "YOU" is used in this Agreement (other than in this Section 20), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all of the rights of an original holder of the Notes under this Agreement.


21. MISCELLANEOUS.

21.1.    SUCCESSORS AND ASSIGNS.

         All covenants and other agreements contained in this Agreement or any of the other Note Documents by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note), whether or not so expressed.

21.2.    PAYMENTS DUE ON NON-BUSINESS DAYS.

         Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of, or premium, if any, or interest on, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the items payable on such next succeeding Business Day.

21.3.    SATISFACTION REQUIREMENT.

         Except as otherwise provided herein or in any of the other Note Documents, if any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement or any of the other Note Documents required to be satisfactory to you or to the Required Holders, the determination of such satisfaction shall be made by you or the Required Holders, as the case may be, in the sole and exclusive judgment (exercised reasonably and in good faith) of the Person or Persons making such determination.

21.4.    SEVERABILITY.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction.

21.5.    CONSTRUCTION; ACCOUNTING TERMS, ETC.

         (a) Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         (b) Except as otherwise expressly provided in this Agreement or any of the other Note Documents, all accounting terms used herein or therein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to you hereunder shall be prepared, in accordance with GAAP.

21.6.    SURVIVAL OF FEE LETTER.

         Notwithstanding anything to the contrary contained in this Agreement, all of the provisions of the Fee Letter shall survive the execution and delivery of this Agreement and the occurrence of the Initial Purchase Date.

21.7.    COMPUTATION OF TIME PERIODS.

         In this Agreement, in the computation of periods of time from a specific date to a later specified date, the word "FROM" means "from and including", the word "THROUGH" means "through and including", and the words "TO" and "UNTIL" each mean "to but not excluding".

21.8.    EXECUTION IN COUNTERPARTS.


         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

21.9.    GOVERNING LAW; SUBMISSION TO JURISDICTION, ETC.

         (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

         (b) The Company hereby irrevocably and unconditionally submits, for itself and its property and assets, to the nonexclusive jurisdiction of any New York state court or federal court of the United States of America sitting in New York City, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Notes or the other Note Documents, or for recognition or enforcement of any judgment in respect thereof, and the Company hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the fullest extent permitted by applicable law, in such federal court. The Company hereby irrevocably consents to the service of copies of any summons and complaint and any other process which may be served in any such action or proceeding by certified mail, return receipt requested, or by delivering a copy of such process to the Company, at its address specified in Section 17, or by any other method permitted by law. The Company hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Agreement shall affect any right that any holder of Notes may otherwise have to bring any action or proceeding relating to this Agreement, the Notes or the other Note Documents in the courts of any jurisdiction.

         (c) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement, the Notes or the other Note Documents in any New York state or federal court. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

21.10.   WAIVER OF JURY TRIAL.

         EACH OF THE COMPANY AND THE HOLDERS OF THE NOTES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER NOTE

DOCUMENTS, ANY DOCUMENT DELIVERED UNDER THE NOTE DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF ANY HOLDER OF THE NOTES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                                            Very truly yours,

                                            ECONOPHONE, INC.


                                            By   ________________________
                                                 Name:
                                                 Title:

                                  *   *   *   *   *

         If you are in agreement with the foregoing, please sign in the appropriate space provided below and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                            Very truly yours,

                                            MORGAN STANLEY GROUP INC.


                                            By   _________________________
                                                 Name:
                                                 Title:

                                                                      SCHEDULE I


                        INFORMATION RELATING TO THE PURCHASERS



NAME OF PURCHASER:                                    COMMITMENT
     Morgan Stanley Group Inc.                        $15,000,000

NAME(S) FOR REGISTRATION OF NOTES PURCHASED:



MAILING ADDRESS:   1585 Broadway
                   36th Floor
                   New York, New York  10036
                   Attn:  Mr. David R. Powers
                                            TELEPHONE NO.:  (212) 761-6559
                                            TELECOPIER NO.: (212) 761-0517

WIRE INSTRUCTIONS (INCLUDING ABA NO. AND ACCOUNT NO.)
    FOR PAYMENT OF PRINCIPAL AND INTEREST:

    To:            Citibank, NY
                   ABA
    In favor of:   Morgan Stanley Group
    Account #:

UNITED STATES TAX IDENTIFICATION NO. (IF ANY):  13-2838811



PHYSICAL DELIVERY INSTRUCTIONS:

    1585 Broadway
    36th Floor
    New York, New York  10036
    Attn:  Mr. David R. Powers

                                                                     SCHEDULE II

                                    DEFINED TERMS

         As used in this Agreement, the following terms shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the term defined):

         "ADDITIONAL AVAILABILITY DATE" means the first date on which all of the conditions set forth in Section 8.10(a) have been satisfied.

         "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person or, with respect to any individual, has a relationship with such individual by blood, marriage or adoption not more remote than first cousin. For purposes of this definition, the term "CONTROL" (including the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Interest of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interest, by contract or otherwise.

         "AGREEMENT" means this Note Purchase Agreement, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms of Section 16.

         "ASSET SALE" means the conveyance, sale, lease, sublease, transfer or other disposition (other than solely for security purposes) by the Company or any of its Subsidiaries to any Person other than the Company or any of its wholly owned Subsidiaries of (a) any of the shares of capital stock of the Company or any of its Subsidiaries, (b) all or substantially all of the property and assets of any division or line of business of the Company or any of its Subsidiaries or (c) any other property or assets (whether tangible or intangible) of the Company or any of its Subsidiaries.

         "AVAILABLE COMMITMENT" means, with respect to you or any of the Other Purchasers at any time, (a) your Commitment or the Commitment of such Other Purchaser, as the case may be, at such time LESS (b) the aggregate principal amount of all Notes purchased by you or such Other Purchaser (whether or not any such principal amount remains outstanding) at such time.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or any other day on which commercial banks are required or authorized by law to be closed in New York, New York.

         "CAPITAL ASSETS" means, with respect to any Person, all equipment, fixed assets and real property or improvements of such Person, or replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on the balance sheet of such Person or that have a useful life of more than one year.

         "CAPITAL EXPENDITURES" means, with respect to any Person for any period, (a) all expenditures made directly or indirectly by such Person (whether paid in cash or other consideration or accrued as a liability and including, without limitation, all expenditures for maintenance and repairs which are required, in accordance with GAAP, to be capitalized on the books of such Person) during such period for Capital Assets and (b) solely to the extent not otherwise included in clause (a) of this definition, the aggregate principal amount of all

    Indebtedness (including, without limitation, Capitalized Lease Obligations) assumed or incurred during such period in connection with any such expenditures for Capital Assets.

         "CAPITALIZED LEASE" means any lease with respect to which the lessee is required to recognize concurrently the acquisition of property or an asset and the incurrence of a liability in accordance with GAAP.

         "CAPITALIZED LEASE OBLIGATIONS" means, with respect to any Person, all lease obligations of such Person which, in accordance with GAAP, are or will be required to be capitalized on the books of such Person, in each case valued at the amount thereof accounted for as debt in accordance with GAAP.

         "CASH EQUIVALENTS" means any of the following types of Investments, to the extent owned by the Company or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents):

              (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; PROVIDED that the full faith and credit of the United States of America is pledged in support thereof;

              (b) time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that (i) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

              (c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or at least "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., in each case with maturities of not more than 270 days from the date of acquisition thereof;

              (d) Investments, classified in accordance with GAAP as current assets of the Company or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., and the portfolios of which are limited solely to Investments of the character and quality described in clauses (a), (b) and (c) of this definition; and

              (e) repurchase agreements entered into by the Company or any such Subsidiary with a bank or trust company or recognized securities dealer having combined capital and surplus of at least $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Company or such Subsidiary shall have a valid and perfected first priority security interest (subject to no other Liens); PROVIDED that each such repurchase agreement shall have a fair market value of at least 100% of the amount of the repurchase obligations thereunder on the date of purchase thereof.

         "CHANGE OF CONTROL" means, at any time, (a) Mr. Alfred West ceases to be the "BENEFICIAL OWNER" (as defined in Rule 13d-3 under the Exchange Act) of Voting Interests representing at least 25% of the combined voting power of all of the Voting Interests of the Company (on a fully diluted basis),
    (b) any "PERSON" or "GROUP" (within the meaning of Section 13d-3 or 14(d)(2) of the Exchange Act) becomes the beneficial owner of Voting Interests of the Company representing a greater percentage of the combined voting power of all of the Voting Interests of the Company (on a fully diluted basis) than the percentage of such combined voting power beneficially owned by Mr. Alfred West (on a fully diluted basis) at such time or (c) the Company, either individually or together with one or more of its Subsidiaries, shall convey, sell, lease, assign, transfer or otherwise dispose of, or agree in writing to convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of the property and assets of the Company or the Company and its Subsidiaries, taken as a whole (either in one transaction or a series of related transactions).

         "CHANGE OF CONTROL OFFER" has the meaning specified in Section 7.2(a).

         "CHANGE OF CONTROL PAYMENT" has the meaning specified in Section
7.2(a).

         "CHANGE OF CONTROL REPURCHASE DATE" has the meaning specified in
Section 7.2(b).

         "COLLATERAL" means all of the "Collateral" referred to in the Collateral Documents and all other property and assets of the Obligors and their Subsidiaries that are or are intended under the terms of the Collateral Documents to be subject to Liens in favor of you, the Other Purchasers, if any, and the other holders of the Notes.

         "COLLATERAL AGENT" means Morgan Stanley Group Inc., as collateral agent for itself and the other Secured Parties.

         "COLLATERAL DOCUMENTS" means, collectively, the Shareholder Pledge Agreements, the other pledge agreements, security agreements, mortgages, charges and other similar documents entered into by the Shareholders or by the Company or any of its Subsidiaries pursuant to Section 8.10 and all other agreements that create or purport to create Liens in favor of you, the Other Purchasers, if any, and the other holders of the Notes.

         "COMMITMENT" means, with respect to you or any of the Other Purchasers at any time, the amount set forth opposite your or such Other Purchaser's name on Schedule I attached hereto under the caption "Commitment", as such amount may be reduced at or prior to such time pursuant to Section 7.2 or 7.7.

         "COMMUNICATIONS LAW" means, collectively, (a) the Communications Act of 1934, as amended from time to time, and any similar or successor federal law or statute, and the regulations promulgated and the rulings issued by the FCC from time to time thereunder, and (b) any state law governing the provision of telecommunications services, and the regulations promulgated and the rulings issued by any PUC from time to time thereunder, in each case as in effect from time to time.

         "COMPANY" has the meaning specified on page one of this Agreement.

         "CONFIDENTIAL INFORMATION" means materials, documents and other information delivered to you by or on behalf of the Company or any of its Subsidiaries in connection with any of the transactions contemplated by or otherwise pursuant to this Agreement or any of the other Note Documents, whether before or after the date of this Agreement, that is proprietary in nature and that was clearly marked, labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, but does not include any such information that
    (a) is or was generally available to the public (other than as a result of a breach of your confidentiality obligations hereunder) or (b) becomes known or available to you on a nonconfidential basis other than through disclosure by the Company or any of its Subsidiaries.

         "CONSOLIDATED CASH FLOWS" means, for any period, (a) Consolidated Net Income of the Company and its Subsidiaries for such period, PLUS (b) all noncash items otherwise deducted in calculating the Consolidated Net Income of the Company and its Subsidiaries for such period LESS (c) the sum of (i) all noncash items otherwise added in calculating the Consolidated Net Income of the Company and its Subsidiaries for such period, (ii) the aggregate amount of all Restricted Payments made on or in respect of any shares of capital stock of the Company during such period to the extent otherwise permitted to be made under Section 9.5, (iii) the aggregate amount of all regularly scheduled payments of Subordinated Indebtedness made during such period and (iv) unless the applicable conditions set forth in Section 4 cannot be satisfied as of any requested Purchase Date during such period, the aggregate Available Commitments of you and the Other Purchasers, if any, remaining on the last day of such period.

         "CONSOLIDATED DEBT SERVICE" means, for any period, the sum of (a) all regularly scheduled principal payments and all required prepayments, repurchases, redemptions or similar acquisitions for value of Indebtedness of the Company and its Subsidiaries (including, without limitation, the principal component of payments due on all Capitalized Leases) made during such period and (b) all regularly scheduled interest payments and all interest payments required to be made in connection with any such prepayments, repurchases, redemptions or similar acquisitions for value of Indebtedness of the Company and its Subsidiaries made during such period, all determined on a consolidated basis for such period, but excluding therefrom any such payments, prepayments, redemptions, repurchases or other acquisitions to the extent refinanced through the incurrence of additional Indebtedness otherwise expressly permitted under Section 9.3.

         "CONSOLIDATED DEBT SERVICE COVERAGE RATIO" means, for any period, the ratio of (a) the aggregate Consolidated Cash Flows for such period to (b) the aggregate Consolidated Debt Service for such period.

         "CONSOLIDATED EBITDA" means, for any period, (a) Consolidated Net Income of the Company and its Subsidiaries for such period, PLUS (b) the sum of each of the following expenses that have been deducted from the determination of Consolidated Net Income of the Company and its Subsidiaries for such period: (i) Consolidated Interest Expense for such period, (ii) all income tax expense (whether federal, state, local, foreign or otherwise) of the Company and its Subsidiaries for such period, (iii) all depreciation expense of the Company and its Subsidiaries for such period and (iv) all amortization expense of the Company and its Subsidiaries for such period, in each case determined on a consolidated basis and in accordance with GAAP for such period.

         "CONSOLIDATED FUNDED INDEBTEDNESS" means Indebtedness in respect of the Notes, and all other Indebtedness of the Company or any of its Subsidiaries that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of the Company or such Subsidiary, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date; PROVIDED, HOWEVER, that the term "FUNDED INDEBTEDNESS" shall not include any Subordinated Indebtedness (if and to the extent such Subordinated Indebtedness would otherwise be included in such term on any date of determination).

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, all interest expense (whether paid or accrued) on all Indebtedness of the Company or any of its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP for such period, including, without limitation,
    (a) interest expense paid or payable in respect of Indebtedness resulting from the Notes, (b) the interest component of all obligations under Capitalized Leases and (c) the net payment, if any, payable in connection with Hedge Agreements, LESS the net credit, if any, received in connection with Hedge Agreements.

         "CONSOLIDATED NET INCOME" means, for any period, the net income (or net loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP for such period.

         "CONSOLIDATED NET WORTH" means, at any date of determination, the sum of (a) the capital stock and additional paid-in capital, PLUS (b) retained earnings (or LESS accumulated deficits) of the Company and its Subsidiaries, determined on a consolidated basis and in accordance with GAAP for such period.

         "CONTINGENT OBLIGATION" means, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
    (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term "CONTINGENT OBLIGATION" shall not include any products warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.


         "CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT" means that certain securities purchase agreement dated as of November 1, 1996 between the Company and Princes Gate Investors II, L.P., as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "CURRENT VALUE" has the meaning specified in Section 3 of ERISA.

         "DEFAULT" means any Event of Default or any event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         "DEFAULT RATE" means 3% per annum above the rate of interest stated in clause (a), (b) or (c), as applicable, of the second paragraph of the Notes.

         "DOMESTIC SUBSIDIARY" means, at any time, any Subsidiary of the Company of any of its Subsidiaries that is incorporated or organized under the laws of any state of the United States of America or the District of Columbia at such time.

         "EMPLOYEE BENEFIT PLAN" means an "EMPLOYEE BENEFIT PLAN", within the meaning of Section 3(3) of ERISA, that is subject to the provisions of Title I, Subtitle B, Part 4 of ERISA or to Section 4975 of the Internal Revenue Code.

         "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement, abatement order or other order or directive (conditional or otherwise) relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Materials or arising from alleged injury or threat to health, safety, natural resources or the environment, including, without limitation, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or other third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "ENVIRONMENTAL LAW" means any Requirement of Law, or any judicial or agency interpretation or other requirement of any Governmental Authority, relating to (a) the generation, use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous

    Materials, (b) pollution or protection of the environment, health, safety or natural resources or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.), the Oil Pollution Act (33 U.S.C. Section 2701 ET SEQ.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 ET SEQ.), in each case as amended from time to time, and including the regulations promulgated and the rulings issued from time to time thereunder.


         "ENVIRONMENTAL PERMIT" means any permit, approval, license, identification number or other authorization required under any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued from time to time thereunder.

         "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Company or any of its Subsidiaries, or under common control with the Company or any of its Subsidiaries, within the meaning of Section 414 of the Internal Revenue Code.

         "ERISA PLAN" means an "EMPLOYEE BENEFIT PLAN" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "EVENT OF DEFAULT" has the meaning specified in Section 11.1.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated and the rulings issued from time to time thereunder.

         "FCC" means the Federal Communications Commission of the United States of America and any successor thereto.

         "FEE LETTER" means that certain letter dated April 24, 1997 from MS Group to the Company, as such letter may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "FISCAL YEAR" means, with respect to the Company or any of its Subsidiaries, the period commencing on January 1 in any calendar year and ending on the next succeeding December 31.

         "FOREIGN SUBSIDIARY" means, at any time, any Subsidiary of the Company or any of its Subsidiaries that is not a Domestic Subsidiary at such time.

         "FUNDS SOURCE" has the meaning specified in Section 6.3.

         "GAAP" means generally accepted accounting principles in effect in the United States of America and applied on a consistent basis with the generally accepted accounting principles applied in the preparation of the audited consolidated financial statements of the Company and its Subsidiaries for the Fiscal Year ended December 31, 1995 which are referred to in Section 5.5(a).

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

         "GOVERNMENTAL AUTHORIZATION" means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

         "HAZARDOUS MATERIALS" means: (a) any chemical, material or substance at any time defined as or included in the definition of "HAZARDOUS SUBSTANCES", "HAZARDOUS WASTES", "HAZARDOUS MATERIALS", "EXTREMELY HAZARDOUS WASTE", "ACUTELY HAZARDOUS WASTE", "RADIOACTIVE WASTE", "BIOHAZARDOUS WASTE", "POLLUTANT", "TOXIC POLLUTANT", "CONTAMINANT", "RESTRICTED HAZARDOUS WASTE", "INFECTIOUS WASTE", "TOXIC SUBSTANCES", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including, without limitation, harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (b) any oil, petroleum, petroleum fraction or petroleum derived substance; (c) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (d) any flammable substances or explosives; (e) any radioactive materials; (f) any asbestos-containing materials; (g) any urea formaldehyde foam insulation; (h) any electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (i) any pesticides;
    (j) any radon gas; and (k) any other chemical, material or substance designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law or which could pose a hazard to health, safety or the environment.

         "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, commodity future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

         "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 12.1.

         "INDEBTEDNESS" means, with respect to any Person (without duplication):

              (a)  all indebtedness of such Person for borrowed money;

              (b) all Obligations of such Person for the deferred purchase price of property and assets or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business and not past due for more than 180 days after the date on which each such trade payable or account payable was created);

              (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, or upon which interest payments are customarily made;

              (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person, even though the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such property or assets;

              (e)  all Capitalized Lease Obligations of such Person;

              (f) all Obligations, contingent or otherwise, of such Person under acceptance, standby letter of credit or similar facilities;

              (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any shares of capital stock of (or other ownership or profit interest in) such Person or in any other Person, or any warrants, rights or options to acquire such shares (or such other ownership or profit interests);

              (h) all Obligations of such Person in respect of Hedge Agreements, take-or-pay agreements or other similar arrangements;

              (i)  all Contingent Obligations; and

              (j) all Obligations referred to in clauses (a) through (i) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

    The Indebtedness of any Person shall include (i) all Obligations of the types described in clauses (a) through (j) above of any partnership in which such Person is a general partner and (ii) all Obligations of the types described in clauses (a) through (j) above of such Person to the extent such Person remains legally liable in respect thereof notwithstanding that any such Obligation is deemed to be extinguished under generally accepted accounting principles in effect at any date of determination.

         "INDEMNIFIED LIABILITIES" has the meaning specified in
    Section 14.2(a).

         "INDEMNIFIED PARTY" has the meaning specified in Section 14.2(a).

         "INITIAL NOTE DOCUMENTS COLLATERAL" means all of the Initial Pledged Interests and the Initial Pledged Indebtedness, all of the additional equity interests in the Company and the additional intercompany Indebtedness of the Company required to be pledged to the Collateral Agent pursuant to the Shareholder Pledge Agreements, as in effect on the Initial Purchase Date, and all proceeds of the foregoing.

         "INITIAL PLEDGED INDEBTEDNESS" has the meaning specified in Section 1 of the applicable Shareholder Pledge Agreement.

         "INITIAL PLEDGED INTERESTS" has the meaning specified in Section 1 of the applicable Shareholder Pledge Agreement.

         "INITIAL PURCHASE DATE" has the meaning specified in Section 2.3.

         "INSTITUTIONAL INVESTOR" means (a) you, (b) any Other Purchaser or
    (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer or any other similar financial institution or entity, regardless of legal form.

         "INTERCREDITOR AGREEMENT" has the meaning specified in Section 8.10(a)(iii).

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued from time to time thereunder.

         "INVESTMENT" has the meaning specified in Section 9.7.

         "LIEN" means, with respect to any Person, any mortgage, lien (statutory or other), pledge, hypothecation, security interest, charge or other preference or encumbrance of any kind (including, without limitation, any agreement to give any of the foregoing), or any sale of accounts receivable or chattel paper, or any assignment, deposit arrangement or lease intended as, or having the effect of, security, or any other interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or any Capitalized Lease or upon or with respect to any property or asset of such Person (including, in the case of shares of capital stock, stockholder agreements, voting trust agreements and other similar arrangements).

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, results of operations, assets, property, liabilities or prospects of the Company and its Subsidiaries, taken as a whole, (b) the ability of any of the Obligors to perform its Obligations under this Agreement or any of the other Note Documents to which it is or is to be a party, (c) the rights and remedies afforded to the Collateral Agent, you, any of the Other Purchasers or any of the other holders of the Notes under this Agreement or any of the other Note Documents or (d) the ability of the Company to refinance the Notes prior to the stated maturity thereof.

         "MS GROUP" means Morgan Stanley Group Inc., a Delaware corporation.

         "MS GROUP ADDITIONAL INVESTOR" means any member, shareholder or other investor or holder of other interests in, or any successor to or transferee of, MS Group.

         "MULTIEMPLOYER PLAN" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "MULTIPLE EMPLOYER PLAN" means a single employer plan (as defined in Section 4001(a)(15) of ERISA) that (a) is maintained for employees of the Company or any ERISA Affiliate and at least one Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under
    Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "NET CASH PROCEEDS" means, with respect to the issuance or incurrence of any Indebtedness by any Person, or the sale or issuance by any Person of any shares of its capital stock (or other ownership or profit interests therein), any securities convertible into or exchangeable for shares of its capital stock (or other ownership or profit interests therein) or any warrants, options or other rights for the purchase or acquisition of any shares of its capital stock (or other ownership or profit interests therein), or any Asset Sale, as the case may be, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person for its own account in connection with any such transaction, after deducting therefrom only:

              (a) brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions;

              (b) the amount of taxes payable in connection with or as a result of such transaction;

              (c) in the case of any Asset Sale, the outstanding principal amount of, and the premium or penalty, if any, and any accrued and unpaid interest on, any Indebtedness (other than the Notes, the loans made by the NTFC Lenders pursuant to the terms of the NTFC Loan Agreement and any intercompany Indebtedness) that is secured by a Lien on the property and assets subject to such Asset Sale and is required to be repaid under the terms thereof as a result of such Asset Sale; and

              (d) in the case of any Asset Sale, the amount required to be reserved, in accordance with generally accepted accounting principles in effect on the date on which the Net Cash Proceeds from such Asset Sale are calculated, and so reserved against liabilities under indemnification obligations, liabilities related to environmental matters or other similar contingent liabilities associated with the property and assets subject to such Asset Sale that are required to be so provided for under the terms of the documentation for such Asset Sale;

    in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person and are properly attributable to such transaction or to the property or asset that is the subject thereof.

         "1996 FLEXIBLE INCENTIVE PLAN" means the stock incentive plan of the Company pursuant to which options for up to 3,561,000 shares of common stock of the Company may from time to time be granted or sold to key employees of the Company and its Subsidiaries in order to retain or to create an incentive for such key employees.

         "NON-VOTING EQUITY INTERESTS" has the meaning specified in Section 8.10(b).

         "NOTE DOCUMENTS" means, collectively, this Agreement, the Other Agreements, the Notes, the Collateral Documents, the Intercreditor Agreement, the Fee Letter, and all other agreements and instruments evidencing any Obligation of the Company or any of the other Obligors secured by the Collateral Documents, in each case as such agreement, instrument or other document may be amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms thereof and Section 16.

         "NOTES" has the meaning specified in Section 1.

         "NOTICE OF SALE AND PURCHASE" has the meaning specified in Section
    2.2.

         "NTFC" means NTFC Capital Corporation, a Delaware corporation.

         "NTFC COLLATERAL" means all of the property and assets of the Obligors (other than any equipment of the Company or any of its Subsidiaries located outside of the United States of America) pledged to NTFC, or in which NTFC has been or is purported to have been granted a lien and security interest, pursuant to the terms of the NTFC Loan Documents, as in effect from time to time prior to the Additional Availability Date, including, without limitation, all of the shares of common stock of the Company pledged by the Shareholders, all of the equipment of the Company located in any state of the United States of America and subject thereto and all proceeds of the foregoing.

         "NTFC LENDERS" means NTFC and the other holders, if any, of the promissory notes originally issued to NTFC under the NTFC Loan Agreement.


         "NTFC LOAN AGREEMENT" means that certain Amended and Restated Equipment Loan and Security Agreement dated as of March 27, 1997 between NTFC and the Company, as such agreement may have been amended, supplemented or otherwise modified through the Initial Purchase Date.

         "NTFC LOAN DOCUMENTS" means, collectively, the NTFC Loan Agreement, the promissory notes issued thereunder from time to time, the security agreements and pledge agreements under which the liens and security interests in favor of NTFC, on behalf of itself and the other NTFC Lenders, have been or hereafter are to be granted, in each case as such agreement or instrument may have been amended, supplemented or otherwise modified through the Initial Purchase Date.

         "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 11.1(g). Without limiting the generality of the foregoing, the Obligations of the Obligors under the Note Documents include the obligation to pay principal, interest, premiums, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any of the Obligors under any of the Note Documents.

         "OBLIGORS" means, collectively, the Company, each of the Shareholders and each Subsidiary of the Company that becomes party to any pledge agreement, security agreement, mortgage, charge or other similar document or any guarantee after the date of this Agreement pursuant to Section 8.10.

         "OFFICER'S CERTIFICATE" means, with respect to any Person, a certificate executed on behalf of such Person by its chairman of the board (if an officer), its president or one of its vice presidents or a Senior Financial Officer thereof (or persons performing similar functions to the foregoing); PROVIDED that each Officer's Certificate shall include (a) a statement that the officer making or giving such Officer's Certificate has read the provisions of this Agreement or the other Note Document requiring the delivery thereof and any definitions or other provisions contained in this Agreement relating thereto, (b) a statement that, in the opinion of the signer, he has made or has caused to be made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such term or condition has been satisfied or complied with or the certifications required to be made therein are complete and accurate, (c) a statement as to whether, in the opinion of the signer, such term or condition has been satisfied or complied with and (d) all other statements and determinations required by the related terms and conditions giving rise to the delivery of such Officer's Certificate.

         "OTHER AGREEMENTS" has the meaning specified in Section 2.1.

         "OTHER PURCHASERS" has the meaning specified in Section 2.1.

         "OTHER TAXES" has the meaning specified in Section 14.3(b).

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any successor thereto.

         "PERMITTED LIENS" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Action and any such Lien expressly prohibited by the applicable terms of any of the Collateral Documents), in each case as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:

              (a) Liens for taxes, assessments and governmental charges or levies the payment of which is not, at the time, required under
         Section 8.5(a);

              (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, storage and repairmen's Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) (i) that are not overdue for a period of more than 30 days or (ii) the amount, applicability or validity of which are being contested in good faith and by appropriate proceedings diligently conducted and with respect to which the Company or any of its Subsidiaries, as the case may be, has established reserves in accordance with generally accepted accounting principles in effect from time to time;

              (c) pledges or deposits to secure obligations incurred in the ordinary course of business under workers' compensation laws, unemployment insurance laws or other similar social security legislation (other than in respect of Employee Benefit Plans) or to secure public or statutory obligations;

              (d) Liens securing the performance of, or payment in respect of, bids, tenders, government contracts (other than for the repayment of borrowed money), surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business;

              (e) any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject that is incurred in the ordinary course of business and that, either individually or when aggregated with all other Permitted Liens in effect on any date of determination, could not be reasonably expected to have a Material Adverse Effect;

              (f) Liens arising solely from precautionary filings of financing statements (or the equivalent thereof) under the Uniform Commercial Code (or any similar law or statute) of the applicable jurisdictions relating to operating leases otherwise permitted under the terms of the Note Documents;

              (g) Liens in favor of customs and revenue authorities arising as a matter of law or pursuant to a bond to secure payment of customs duties in connection with the importation of goods;

              (h) Liens arising out of judgments or awards that do not constitute an Event of Default under Section 11.1(h), 11.1(i) or 11.1(j) and in respect of which the Company or any of its Subsidiaries subject thereto shall be prosecuting an appeal or proceedings for review in good faith and, pending such appeal or proceedings, shall have secured within 10 days after the entry thereof a subsisting stay of execution and shall be maintaining reserves, in accordance with generally accepted accounting principles in effect from time to time, with respect to any such judgment or award; and

              (i) easements, rights of way, zoning restrictions and other encumbrances and similar restrictions on title to, or the use of, real property that do not, either individually or in the aggregate, materially and adversely affect either the use of such real property for its intended purposes or the conduct of the business of the Company or any of its Subsidiaries in the ordinary course.

         "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

         "PRESENT VALUE" has the meaning specified in Section 3 of ERISA.

         "PROPERTY" or "PROPERTIES" means, unless otherwise expressly stated in this Agreement, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "PUC" means the public utilities commission (or similar Governmental Authority) for any jurisdiction in which the Company or any of its Subsidiaries owns or leases and operates any of its property and assets or conducts any of its business, or any successor thereto, including, without limitation, the New York Public Service Commission.

         "PURCHASE DATE" has the meaning specified in Section 2.2.

         "QPAM" has the meaning specified in Section 6.3(e).

         "REFINANCING" means the private placement or public offering and sale by the Company of senior or subordinated notes or debentures of the Company in order to refinance all of the Obligations owing under or in respect of the Notes.

         "REQUIRED HOLDERS" means, at any time, the holders of at least a majority in interest of the aggregate principal amount of all of the Notes outstanding at such time (excluding from any calculation thereof any Notes then owned or held by the Company or any of its Subsidiaries or other Affiliates).

         "REQUIREMENTS OF LAW" means, with respect to any Person, all laws, constitutions, statutes, treaties, ordinances, rules and regulations, all orders, writs, decrees, injunctions, judgments, determinations or awards of an arbitrator, a court or any other Governmental Authority, and all Governmental Authorizations, binding upon or applicable to such Person or to any of its properties, assets or businesses.

         "RESPONSIBLE OFFICER" means any Senior Financial Officer of the Company or any other officer of the Company or any of its Subsidiaries responsible for overseeing the administration of, or reviewing compliance with, all or any portion of this Agreement or any of the other Note Documents.

         "RESTRICTED PAYMENT" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of (or other ownership or profit interests in) the Company or any of its Subsidiaries, now or hereafter outstanding, (b) any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of (or other ownership or profit interests in) the Company or any direct or indirect parent of the Company, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of capital stock of (or other ownership or profit interests in) the Company or any direct or indirect parent of the Company, now or hereafter outstanding, (d) any return of capital to any shareholders or other equity holders of the Company or any of its Subsidiaries, or any other distribution of property, assets, shares of capital stock (or other ownership or profit interests), warrants, rights, options, obligations or securities thereto as such or (e) the payment of any management fees or any other fees or expenses (including the reimbursement thereof by the Company or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the Shareholders of the Company or any of its Subsidiaries or other Affiliates or to any other Subsidiaries or Affiliates or the Company.

         "SECURED PARTIES" means the Collateral Agent, you, the Other Purchasers, if any, the other holders of the Notes and the other Persons, if any, the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SENIOR FINANCIAL OFFICER" means, with respect to any Person, the chief financial officer, the principal accounting officer, the treasurer or the controller of such Person.

         "SEPARATE ACCOUNT" has the meaning specified in Section 3 of ERISA.

         "SERIES A PREFERRED STOCK" means the Redeemable Convertible Preferred Stock, Series A, of the Company, par value $0.01 per share, issued initially to Princes Gate Investors II, L.P. pursuant to the Convertible Preferred Stock Purchase Agreement and the amendment to the certificate of incorporation of the Company dated as of November 1, 1996.

         "SHAREHOLDER PLEDGE AGREEMENTS" has the meaning specified in Section 3.1(b).

         "SHAREHOLDERS" means, collectively, Mr. Alfred West, Mr. Steven West and Mr. Gary Bondi and any other Person that becomes or is required to become a party to one or more of the Shareholder Pledge Agreements pursuant to the terms thereof.

         "SINGLE EMPLOYER PLAN" means a single employer plan (as defined in Section 4001(a)(15) of ERISA) that (a) is maintained for employees of the Company or any ERISA Affiliate and no Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

         "SOLVENT" and "SOLVENCY" mean, with respect to any Person on any date of determination, that, on such date:

              (a) the fair value of the property and assets of such Person is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person;

              (b) the present fair salable value of the property and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured;

              (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature; and

              (d) such Person is not engaged in business or in a transaction, and is not about to engage in business or in a transaction, for which such Person's property and assets would constitute an unreasonably small capital.

    The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all of the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual or matured liability.

         "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company or any of its Subsidiaries that is subordinated in right of payment to the Notes or the other Obligations of such Subsidiary under or in respect of the Note Documents, if any.

         "SUBSIDIARY" means, with respect to any Person at any time, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of:

              (a) the issued and outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency);

              (b) the interest in the capital or profits of such partnership, joint venture or limited liability company; or

              (c)  the beneficial interest in such trust or estate,

    is, at such time, directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

         "TAXES" has the meaning specified in Section 14.3(a).

         "TERMINATION EVENT"  means:

              (a) (i) the occurrence of a reportable event, within the meaning of Section 4043(c) of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of paragraph (1) of Section 4043(b) of ERISA (without regard to paragraph
         (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA could reasonably be expected to occur with respect to such Plan within the following 30 days;

              (b) the application for a minimum funding waiver with respect to a Plan;

              (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

              (d) the cessation of operations at a facility of the Company or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA;

              (e) the withdrawal by the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;

              (f)  the conditions for the imposition of a lien under
         Section 302(f) of ERISA shall have been met with respect to any Plan;

              (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or

              (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA, that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

         "VOTING EQUITY INTERESTS" has the meaning specified in Section
    8.10(b).

         "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                                   SCHEDULE 5.4 (a)

                            CAPITALIZATION OF THE COMPANY

PART A   Authorized, Issued and Outstanding Capital Stock
----------------------------------------------------------

(1) 29,250,000 shares of Voting Common Stock, par value $.0001 per share, of which 20,000,000 are issued and outstanding, and of which 4,012,000 shares have been reserved for conversion of the Series A Preferred Stock.

(2) 500,000 shares of Non-Voting Common Stock, par value $.0001 per share, none of which are issued and outstanding.

(3) 250,000 shares of Preferred Stock, par value $.01 per share, of which 140,000 shares of Series A Preferred Stock are issued and outstanding.

(4) 2,706,500 options designated for grant under the 1996 Flexible Incentive Plan with an exercise price of $2.50 per share as of March 1, 1997.

PART B   Arrangements Relating to Issuance of Capital Stock
------------------------------------------------------------

(1) Employment Agreement, dated August 1, 1996, between Company and Alan Levy, as amended October 31, 1996.

(2) 1996 Flexible Incentive Plan.

PART C   Rights to Acquire Capital Stock
-----------------------------------------

(1) 3,000,000 total options designated for grant under the 1996 Flexible Incentive Plan with an exercise price of $2.50 per share, of which 2,706,500 have been granted as of March 1, 1997.

(2) Employment Agreement, dated August 1, 1996, between Company and Alan Levy, as amended October 31, 1996.

                                  SCHEDULE  5.4(b)

                                    SUBSIDIARIES

================================================================================
Name;                        Jurisdiction;       % of Shares of each class of
                                                 its capital stock or similar
                                                 equity interests outstanding
                                                 that are owned by the Company
                                                 and/or one or more of its
                                                 Subsidiaries
--------------------------------------------------------------------------------
American Telemedia, Inc.          Delaware            100%
--------------------------------------------------------------------------------
American Telemedia, Ltd.          United Kingdom      100%
--------------------------------------------------------------------------------
Econophone, Ltd.                  Ireland             100%
--------------------------------------------------------------------------------
Econophone, GMBH                  Germany             100%
--------------------------------------------------------------------------------
Econophone, Hellas S.A.           Greece              100%
--------------------------------------------------------------------------------
Econophone, Ltd.                  Brussels            100%
--------------------------------------------------------------------------------
Econophone France SARL            France              100%
--------------------------------------------------------------------------------
Gemlink                           Antwerp             100%
--------------------------------------------------------------------------------
Telco Global                      United Kingdom       70%
Communications, Limited
================================================================================

                                  SCHEDULE 5.5(c)

                    ACTIVITIES SINCE THE INITIAL PURCHASE DATE

None.

                                    SCHEDULE 5.7

                            GOVERNMENTAL AUTHORIZATIONS
                                AND OTHER APPROVALS


(1) Waiver by Princes Gate Investors II, L.P., Econophone, Inc., Alfred West, Steven West, and Gary Bondi, relating to the Certificate of Amendment to the Certificate of Incorporation of the Company.

(2) First Amendment to the Amended and Restated Equipment Loan and Security
    Agreement      between NTFC Capital Corporation and Company, dated as of
    April 24, 1997.

(3) Waiver incorporated into Alfred West's Shareholder Pledge Agreement,
    relating to the     Securityholders Agreement dated as of November 1, 1996,
    among Alfred West, Princes    Gate Investors II, L. P. and the Company.

                                    SCHEDULE 5.8

                                DISCLOSED LITIGATION


None.

                                   SCHEDULE 5.12

                  LICENSE AND INTELLECTUAL PROPERTY INFRINGEMENTS

Part A   Actions Pending or Threatened Against the Company or its Subsidiaries
-------------------------------------------------------------------------------

none


Part B   Violations/Infringements by the Company or its Subsidiaries
---------------------------------------------------------------------

none

                                   SCHEDULE 5.19

                               ENVIRONMENTAL MATTERS


None.

                                   SCHEDULE 5.21

                               EXISTING INDEBTEDNESS

--------------------------------------------------------------------------------
    Payee;                   Description                         Total as of
                                                                approx. 3/31/97
--------------------------------------------------------------------------------
1.  Intelligent Leasing      Printers, Scanner                     5,435.48
--------------------------------------------------------------------------------
2.  NEC Ind.                 Telephone System                     24,543.75
--------------------------------------------------------------------------------
3.  General Auto-Texas       Computer                             40,266.16
--------------------------------------------------------------------------------
4.  Canon Financial          Computer Equip.                      53,305.62
--------------------------------------------------------------------------------
5.  Master Lease             Computer Equip.                      41,010.45
--------------------------------------------------------------------------------
6.  Finova-7176170           Voice Mail                           20,077.04
--------------------------------------------------------------------------------
7.  Finova-7182940           Telephone Sys. - Upgrade             23,620.79
--------------------------------------------------------------------------------
8.  Finova-7185791           Telephone Equipment                  11,240.52
--------------------------------------------------------------------------------
9.  AT&T Cap. -556260        Computer Equip.                      14,655.60
--------------------------------------------------------------------------------
10. AT&T Cap. -565053        Computer Equip.                       3,955.16
--------------------------------------------------------------------------------
11. AT&T Cap. -571208        Computer Equip.                       8,276.31
--------------------------------------------------------------------------------
12. AT&T Cap. -585377        Computer Equip. -Texas               11,327.39
--------------------------------------------------------------------------------
13. AT&T Cap. -586026        Computer Equip. -Texas                9,753.15
--------------------------------------------------------------------------------
14. Americorp 4682-1         Cisco Router&Peripherals             21,170.42
--------------------------------------------------------------------------------
15. Green Tree Vendor        Debit Card Box                       31,400.12
--------------------------------------------------------------------------------
16. Green Tree Vendor        Debit Card Box                       33,082.28
--------------------------------------------------------------------------------
17. Imperial Business        Debit Card Box                       29,772.80
--------------------------------------------------------------------------------
18. NTFC - Tranche I         Nortel Equipment                  1,755,237.60*
--------------------------------------------------------------------------------
19. NTFC -  Tranche II       Nortel Equipment                  2,824,801.00*
--------------------------------------------------------------------------------
20. Israel Discount Bank     $300,000 line of credit                   0.00
--------------------------------------------------------------------------------
21. Israel Discount Bank     $3M line of credit                        0.00
--------------------------------------------------------------------------------
Israel Discount Bank         Installment Note                    350,000.00*

--------------------------------------------------------------------------------
22. Sprint                   Note Payable                        637,126.55*
--------------------------------------------------------------------------------
23. IDT                      Note Payable                        836,670.26*
--------------------------------------------------------------------------------
24. NEC America, Inc.        Telephone Equip. - Texas            175,000.00*
--------------------------------------------------------------------------------
25. PTAT-1                   Equipment                           130,000*
                                                                 125,000*
                                                                 224,000*
--------------------------------------------------------------------------------
26. PTAT-1                   Backhaul Agreement                   40,000
                                                                  40,000
                                                                  80,000
--------------------------------------------------------------------------------
27. Optel                    Equipment                            60,000
--------------------------------------------------------------------------------
28. Liebowitz                Note Payable                         35,018
--------------------------------------------------------------------------------
29. R. West                  Note  Payable                       200,000
--------------------------------------------------------------------------------
30. R. West                  Note Payable                        108,000
--------------------------------------------------------------------------------
* Further documentation will be provided.

                                   SCHEDULE 5.24

                                 MATERIAL CONTRACTS

(1) Stock Pledge Agreement, dated March 27, 1997, between Alfred West and NTFC Capital Corporation.

(2) Stock Pledge Agreement, dated March 27, 1997, between Steven West and NTFC Capital Corporation.

(3) Stock Pledge Agreement, dated March 27, 1997, between Gary Bondi and NTFC Capital Corporation.

(4) Collateral Assignment of Contract, dated May 28, 1996, between Company and NTFC Capital Corporation.

(5) Sublease, dated February 1, 1996, between Company and Amex, Inc.

(6) Lease, dated May, 1996, between Eklam Realty Corp. and Company.

(7) Lease, dated April 15, 1993, between Company and Hudson Telegraph
    Associates.

(8) Amendment of lease, dated June 28, 1996, between Company and Hudson Telegraph Associates.

(9) Lease, dated March 8, 1996, between Company and R&S Leasing.

(10) Lease, dated August 14, 1996, between Company and One Wilshire Arcade Imperial, Ltd.

(11) Employment Agreement, dated August 1, 1996, between Company and Alan Levy, as amended October 31, 1996.

(12) Debit Card Resale Arrangement, between Company and Cardlink Services. [Unexecuted contract, yet parties are operating according to draft agreement that was supplied to Purchaser]

(13) Authorized Representative Agreement, dated March 17, 1996, between Company and National Business Society Inc.

(14) Carrier Transport Switched Services Agreement, dated June 2, 1994, between Company and Sprint Communications Company L.P.

(15) Carrier Services SS7 Interconnection Agreement, dated October 21, 1994, between Company and Sprint Communications Company L.P.

(16) IDT/Econophone Agreement in regards to Debmar Project, dated June 27, 1996, between Company and IDT. [Terminated by letter agreement dated October 22, 1996].

(17) $2,896,812.78 Promissory Note, dated October 22, 1996, by Company in favor of IDT Corporation.

(18) Security Agreement dated October 22, 1996, between Company and IDT Corporation

(19) Indefeasible Right of Use Agreement, dated December 15, 1994 ("PTAT-1 Agreement"), between Company and Private Trans-Atlantic Telecommunications System, Inc., as amended January 18, 1995 and December 27, 1995.

(20) Indefeasible Right of Use Agreement, dated December 15, 1994 ("Backhaul Agreement") between Company and Private Trans-Atlantic Telecommunications System, Inc., as amended January 18, 1995 and December 27, 1995.

(21) Fiber Restoration Contract, dated April 1, 1996, between Company and Private Trans-Atlantic Telecommunications System, Inc.

(22) Interconnect Agreement, dated December 14, 1995, among Company, Colt Telecommunications and Telelink Communications (USA) Limited.

(23) Agreement, dated February 27, 1996, between Company and Gerard Klauer Mattison & Co.

(24) Digital Services Agreement, dated March 17, 1996, between Company and Worldcom Network Services, Inc. d/b/a Wiltel.

(25) Reseller Agreement, dated March 27, 1996, between Company and Wiltel, Inc.

(26) Telecommunications Services Agreement, dated March 27, 1996, between Company and Worldcom Network Services, Inc. d/b/a/ Wiltel.

(27) Carrier Service Agreement, dated June 16, 1996, between Company and Viatel, Inc.

(28) Carrier Service Agreement, dated September 25, 1995, between Company and Star Vending Inc. as amended by Rate Amendments.

(29) Switched Services Agreement, dated July 2, 1996, between Company and NACS Communications, Inc. d/b/a Texcom U.S.A.

(30) Carrier Service Agreement, dated June 28, 1996, between Company and Startec, Inc.

(31) Carrier Services Agreement, dated April 9, 1996, between Company and Startec, Inc. as amended by Amendment 1, dated July 24, 1996.

(32) Telephone Services Agreement, dated June 23, 1996, between Company and Alliance Telecommunications International, Ltd. with Addendum, dated August 8, 1996.


(33) Carrier Terminating Switched Services Agreement, dated July 10, 1996, between Company and Quest Communications Corporation.

(34) Telecommunications Services Agreement, dated July 1, 1996, between Company and Quest Communications Corporation.

(35) SSI Service Agreement, dated September 5, 1996, between Company and Switch Services, Inc.

(36) SSI Service Agreement, dated June 12, 1995, between Company and Switch Services, Inc.

(37) Telecommunications Services Agreement, dated March 18, 1996, between Company and MFS Intelnet, Inc.

(38) International Carrier Voice Service Agreement, dated July 22, 1996, between Company and Facilicom International, L.L.C.

(39) Carrier Agreement, dated July 7, 1995, between Company and Cherry Communications Incorporated, amended by second amendment, dated April 1, 1996.

(40) Carrier Service Agreement, dated April 1, 1996, between Company and Comtech International, Inc.

(41) Com Tech International Service Agreement, dated June 7, 1996, between Company and ComTech International Corporation.

(42) Long Distance Service Agreement, dated March 21, 1996, between Company and ACC Long Distance Corp.

(43) Basic Supply Agreement, dated August 11, 1995, between Company and Northern Telecom Inc.

(44) Agreement, dated June 5, 1996, between Company and Joshua V. Meisels.

(45) Agreement, dated July 25, 1995, between Company and Frontier Communications International, Inc.

(46) [intentionally deleted]

(47) Agreement, dated August 29, 1996, between Company and Belgacom.

(48) Consulting Agreement, dated the last day of January, 1996, between Company and DLM Communications.

(49) Letter Agreement, dated October 3, 1996, between Company and Patrick
     Atallah.

(50) Letter Agreement, dated October 4, 1996, between Company and Jeremy Kagan.

(51) Letter Agreement, dated December 24, 1994, among Alfred West, Steven West and Gary Bondi.

(52) Letter Agreement, dated September 13, 1996, between Company and Ira Riesenberg.

(53) Unilateral Confidentiality Agreement, dated November 8, 1995, between Company and Colt Telecommunications Limited.

(54) $350,000 Installment Note by Company in favor of Israel Discount Bank of New York.

(55) $300,000 line of credit made by Israel Discount Bank of New York in favor of Company.

(56) $1,877,022.07 Promissory Note, dated October 4, 1996, by Company in favor of Sprint Communications Company, L.P.

(57) Agreement dated January 3, 1997 between DLM Communications (David Mer) and Company.

(58) Lease dated January 31, 1997 between Paramount Group, Inc. (45 Broadway Limited Partnership) and Company.

(59) Agreement dated as of March 27, 1997 between NTFC Capital Corporation and Company.

(60) $3,000,000 line of credit with Israel Discount Bank.

                                    SCHEDULE 9.1

                            TRANSACTIONS WITH AFFILIATES

(1) $35,018 note, dated August 1, 1993, by Company in favor of Jack Liebowitz that matures on August 1, 1998.

(2) $200,000 note, dated December 9, 1992, by Company in favor of R. West that matures on December 8, 1997.

(3) $108,000 note, dated November 16, 1993, by Company in favor of R. West that matures on November 15, 1998.

(4) Non-interest bearing loan to Alfred West, in the amount of $183,128 thru March 31, 1997.

(5) Non interest bearing loan to Gary Bondi in the amount of $50,000.

(6) Alfred West owns 100% of E-Gram Corporation, a related company.

(7) Oral employment agreements of Company and Alfred West, Steven West, and Gary Bondi.

                                   SCHEDULE  9.2

                                   EXISTING LIENS

(1) Lien of Israel Discount Bank of New York on all of Company's property, equipment, inventory, fixtures, goods, products of collateral and accounts.

(2) Lien of Primex Leasing Corporation on the Company's Quikcard Thermal Transfer Printer. [assigned to Advanta Leasing Corp.]

(3) Lien of Sprint Communications L.P. on all accounts receivable and proceeds of Company.

(4) Lien of Master Lease Division of Tokai on Company's lease of computer equipment.

(5) Liens of  FINOVA Capital Corporation.

(6) Lien of Canon Financial Services, Inc. on Company's lease of office equipment.


(7) Lien of Pitney Bowes Credit Corporation on Company's lease of office-related equipment.

(8) Lien of NTFC Capital Corporation on Company's Collateral as defined in
    Section 3.01 of the NTFC Capital Corporation Equipment Loan and Security Agreement, dated May 28, 1996, between Company and NTFC Capital Corporation.

(9) Lien of NTFC Capital Corporation on Company's present and future rights, titles and interests in, under, to or arising from the Basic Supply Agreement between Company and Northern Telecom, Inc.

(10) Lien of IDT Corporation on Company's Collateral pursuant to Promissory Note, dated October 22, 1996.

(11) Lien of Teleglobe (Cantat-3) Inc. ("TC-3") on equipment purchased pursuant to two financing agreements Company entered into with TC-3 during December, 1996.

(12) Lien of Private Trans-Atlantic Telecommunications System-1 ("PTAT-1") on equipment purchased pursuant to three agreements Company entered into with PTAT-1 during 1994 and 1995.

(13) Lien of Optel Communications, Inc. ("Optel") on equipment purchased pursuant to a financing agreement Company entered into with Optel during December, 1996.

(14) Liens of NEC on telephone equipment.

(15) Lien of NTFC Capital Corporation on Company's Collateral as defined in
     Section 3.01 of     the NTFC Capital Corporation Equipment Loan and
     Security Agreement, dated March    28, 1997, between Company and NTFC
     Capital Corporation.

(16) Lien of Imperial Business Credit, assigned from RCC Finance Group.

(17) Lien of Advanta on Toshiba equipment.

                                    SCHEDULE 9.7

                                EXISTING INVESTMENTS


(1) $3,000,000 line of credit from Israel Discount Bank, to be used for hedging
    currencies.    As of the Initial Purchase Date, the Company has not drawn on the line.

                                    SCHEDULE 9.8

                     EXISTING DIVIDEND AND PAYMENT RESTRICTIONS

(1) Securities Purchase Agreement dated as of November 1, 1996 between Princes Gate Investors II, L.P. and Company.

(2) Amended and Restated Equipment Loan and Security Agreement dated as of March 27, 1997 between NTFC Capital Corporation and Company, and the First Amendment thereto, dated as of April 24, 1997.

(3) Certificate of Amendment to the Certificate of Incorporation of Company, dated as of November 1, 1996.

                      EXHIBIT A TO THE NOTE PURCHASE AGREEMENT

                                    FORM OF NOTE
                                 (See Exhibit 4.3)

                                                           EXHIBIT B TO THE NOTE
                                                             PURCHASE AGREEMENTS



                         FORM OF NOTICE OF SALE AND PURCHASE


                                                        [Proposed Purchase Date]



[NAME OF PURCHASER]
______________________
______________________
Attention: ___________

Ladies and Gentlemen:

         The undersigned, Econophone, Inc., a New York corporation, refers to that certain Note Purchase Agreement dated as of April 24,1997 (as amended, supplemented or otherwise modified from time to time, the "Note Purchase Agreement"; the terms defined therein being used herein as therein defined) between the undersigned and you, and hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Note Purchase Agreement t hat the undersigned hereby proposes that it will sell to you, and you will purchase, Notes pursuant to the terms of the Note Purchase Agreement and, in that connection, sets forth the information relating to such sale and purchase (the "Proposed Sale and Purchase") as required by Section 2.2 of the Note Purchase Agreement:

         (a)  The proposed Purchase Date is ______________ __, 1997.

          (b) The aggregate principal amount of Notes to be purchased by you in the Proposed Sale and Purchase is $________.

          (c) The aggregate principal amount of Notes to be purchased by all of the Other Purchasers, if any, on the proposed Purchase Date is $________.

          The undersigned hereby certifies that the following statements are true on and as of the date hereof and will be true on and as of the proposed Purchase Date:

------------------------------
* Each proposed Purchase Date shall be a Business Day. No Proposed Sale and Purchase shall occur, or shall be requested to occur, within five Business Days following the date on which any other sale and purchase of Notes (whether from the addressee of this Notice of Sale and Purcase or from any Other Purchaser) shall have occurred or been requested to occur.

          (i) The representations and warranties of each of the Obligors contained in the Note Purchase Agreement and each of the other Note Documents are complete and correct on and as of such date, before and after giving effect to the Proposed Sale and Purchase and to the application of the proceeds therefrom as contemplated by Section 5.15(a) of the Note Purchase Agreement, as though made on and as of such date;

          (ii) After giving effect to the Proposed Sale and Purchase and to the application of the proceeds therefrom as contemplated by Section 5.15(a) of the Note Purchase Agreement, no Default or an Event of Default has occurred and is continuing;

          (iii) Mr. Alfred West is in good health, is employed as a senior executive officer of the Company and, in such capacity, is actively involved in managing the businesses and financial matters of the Company and has not expressed any intention to terminate his employment by the Company; and

          (iv) All of the other applicable conditions to the Proposed Sale and Purchase set forth in Section 4 of the Note Purchase Agreement have been satisfied, or will be satisfied, on or prior to the proposed Purchase Date in accordance with their terms.

          The undersigned hereby further certifies that it neither has nor will have sold any Note or Notes to you or any of the Other Purchasers, or requested the sale to and purchase by you or any of the Other Purchasers of any Note or Notes, within the period of five consecutive Business Days ending on the proposed Purchase Date.

                                   Very truly yours,

                                   ECONOPHONE, INC.

                                   By:
                                      ------------------------------
                                        Name:
                                        Title:

cc:  Morgan Stanley Group Inc.
     1585 Broadway, 36th Floor
     New York, New York 10036
     Attention:  Mr. David R. Powers

                                          EXHIBIT C TO THE NOTE
                                            PURCHASE AGREEMENTS












              FORM OF SHAREHOLDER PLEDGE AGREEMENT

                      Dated April 24, 1997

                              From

                     [NAME OF SHAREHOLDER],

                          as Pledgor,

                       to and in favor of

                   MORGAN STANLEY GROUP INC.,

                      as Collateral Agent

                   SHAREHOLDER PLEDGE AGREEMENT


          PLEDGE AGREEMENT dated April 24, 1997 made by [NAME OF SHAREHOLDER], an individual residing in the State of ___________ (the "Pledgor"), to and in favor of MORGAN STANLEY GROUP INC., a Delaware corporation ("MS Group"), as the collateral agent (the "Collateral Agent") for itself, the Other Purchasers (as defined in the Note Purchase Agreements referred to below), if any, and the other holders of the Senior Secured Increasing Rate Notes due April 24, 1998 (the "Notes") of Econophone, Inc., a New York corporation (the "Company").

                      PRELIMINARY STATEMENTS

          (1) The Company has entered into one or more separate Note Purchase Agreements dated as of April 24, 1997 (as amended, supplemented or otherwise modified from time to time, the "Note Purchase Agreements") with MS Group and the respective Other Purchasers (collectively, the "Purchasers") parties thereto. Capitalized terms not otherwise defined in this Agreement shall have the same meanings as specified in the Note Purchase Agreements and, unless otherwise defined in this Agreement or in the Note Purchase Agreements, terms used in Article 9 of the N.Y. Uniform Commercial Code (as defined in Section 10(a)) are used herein as therein defined.

          (2) The Pledgor is the owner of the number and percentage of each type of issued and outstanding Company Equity Interests (as hereinafter defined) described in Part A of Schedule I attached hereto (which, as of the date of this Agreement, represents at least 49% of the combined voting power of all issued and outstanding Voting Interests in the Company owned by the Pledgor) and is the owner of all of the indebtedness described in Part B of Schedule I attached hereto and issued by the Company or one or more of the Subsidiaries of the Company referred to therein. The Pledgor will receive substantial direct and indirect benefits from the extensions of credit to the Company by the Purchasers and the other holders of the Notes and, in consideration thereof, has agreed to pledge to the Collateral Agent, for its benefit and the benefit of the Secured Parties, (a) all of the Company Equity Interests now or hereafter owned by him other than, so long as the NTFC Loan Agreement remains in effect, the Excluded Company Interests (as hereinafter defined) and (b) all of the indebtedness described on Part B of Schedule I attached hereto. For purposes of this Agreement, the term "Company Equity Interests" means, collectively, all of the shares of capital stock of the Company, all of the warrants, options or other rights for the purchase or acquisition from the Company of shares of capital stock of the Company, and all of the other ownership or profit interests in the Company, whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on the date of this Agreement. Furthermore, for purposes of this Agreement, the term "Excluded Company Interests" means Voting Interests in the Company owned by the Pledgor at any time which, together with the Voting Interests in the Company owned by all of the other Shareholders at such time, represents not more than 51% of the combined voting power of all of the issued and outstanding Voting Interests in the Company on the date of this Agreement.

          (3) It is a condition precedent to the obligations of the Purchasers to purchase the Notes to be sold from time to time by the Company, and to pay the purchase price therefor to the Company, under the Note Purchase Agreements that the Pledgor shall have made the pledge and granted the assignment and security interest contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises and in order to induce each of the Purchasers to purchase the Notes to be sold from time to time by the Company, and to pay the purchase price therefor to the Company, under the Note Purchase Agreements, the Pledgor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

          SECTION 1. GRANT OF SECURITY. The Pledgor hereby pledges and assigns to the Collateral Agent, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to the following, whether now owned or hereafter acquired and whether now or hereafter existing (collectively, the "Collateral"):

          (a)  all of the Company Equity Interests described in Part A of
     Schedule I attached hereto (the "INITIAL PLEDGED INTERESTS" and, together with the Company Equity Interests referred to in clause (b) of this Section 1, the "PLEDGED INTERESTS") and all of the certificates, if any, representing such Initial Pledged Interests, all security therefor and all dividends, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Interests;

          (b) all of the additional Company Equity Interests from time to time acquired by the Pledgor in any manner other than, so long as the NTFC Loan Agreement remains in effect, the Excluded Company Interests, whether or not evidenced by certificates, and all of the certificates, if any, representing such additional Company Equity Interests, all security therefor and all dividends, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional Company Equity Interests;

          (c) all of the indebtedness described in Part B of Schedule I attached hereto (collectively, the "INITIAL PLEDGED INDEBTEDNESs" and, together with the indebtedness referred to in clause (d) of this Section 1, the "PLEDGED INDEBTEDNESS") and all of the instruments, if any, evidencing such Initial Pledged Indebtedness, all security therefor and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Indebtedness;

          (d) all of the additional indebtedness from time to time owed to the Pledgor by the Company or any of its Subsidiaries and all of the instruments, if any, evidencing such indebtedness, all security therefor and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional indebtedness; and

          (e) all of the proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property and assets of the types described in clauses (a) through (d) of this
     Section 1).

          SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement, and the pledge and assignment of, and the grant of a security interest in, the Collateral by the Pledgor hereunder, secures the payment of all Obligations of the Company and its Subsidiaries now or hereafter existing from time to time under the Note Purchase Agreements, the Notes and the other Note Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnification payments, contract causes of action, costs, expenses or otherwise (all such Obligations being the "Secured Obligations").

          SECTION 3. DELIVERY OF THE COLLATERAL. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time and from time to time upon the occurrence and during the continuance of a Default under Section 11.1(a), 11.1(b) or 11.1(g) of the Note Purchase Agreements or an Event of Default, to transfer to or register in the name of the Collateral Agent or any of its nominees any or all of the
Collateral.   In addition, the Collateral Agent shall have the right at any time and from time to time to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations.

          SECTION 4. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

          (a) POWER AND AUTHORITY. The Pledgor has his principal residence at _____________, ___________, ___________ ______, in the County of _______,
     and the State of __________, and has all of the requisite capacity, power and authority, and the legal right, without the consent or approval of any other Person, to execute, deliver and perform all of his Obligations under or in respect of this Agreement and the other Collateral Documents to which he is or is to be a party and to consummate all of the transactions contemplated hereby and thereby.

          (b) ENFORCEABILITY. This Agreement and each of the other Collateral Documents to which the Pledgor is or is to be a party have been duly executed and delivered by the Pledgor and constitute the legal, valid and binding obligations of the Pledgor, enforceable against the Pledgor in accordance with their respective terms.

          (c) COMPLIANCE WITH LAW, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Pledgor of this Agreement and each of the other Collateral Documents to which he is or is to be a party and the consummation of the transactions contemplated hereby and thereby do not (i) violate any Requirement of Law, (ii) conflict with or result in the breach of, or constitute a default under, any loan or purchase agreement, mortgage, deed of trust, lease, instrument, contract or other agreement binding on or affecting the Pledgor or any of his property or assets or
     (iii) except for the Liens created under the Collateral Documents to which the Pledgor is or is to be a party, result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Pledgor.

          (d) GOVERNMENTAL AUTHORIZATIONS, ETC. No Governmental Authorization, and no consent, approval or authorization of, or notice to, or other action by, any other Person, is required for (i) the due execution, delivery or performance by the Pledgor of this Agreement or any of the other Collateral Documents to which he is or is to be a party or the consummation of any of the transactions contemplated hereby or thereby, (ii) the pledge of the Collateral pursuant to this Agreement and the other Collateral Documents to which he is or is to be a party, or the grant of the assignment and security interest granted by the Pledgor pursuant to this Agreement and the other Collateral Documents to which he is or is to be a party, (iii) the perfection or maintenance of the pledge, assignment and security interest created under this Agreement and the other Collateral Documents to which he is or is to be a party (including the first priority nature thereof) or (iv) the exercise by the Collateral Agent or any of the other Secured Parties of any of its voting or other rights provided for under the Note Documents or its remedies in respect of the Collateral pursuant to the Collateral Documents, except for such Governmental Authorizations as may be required (A) in connection with the disposition of any portion of the Pledged Interests by laws affecting the offer and sale of securities generally or (B) from the FCC or any PUC under the applicable Communications Laws.

          (e) OWNERSHIP OF COLLATERAL. The Pledgor is, and at the time of any delivery of Collateral to the Collateral Agent pursuant to the terms of
     Section 3 will be, the sole legal and beneficial owner of the Collateral, free and clear of all Liens, except for the pledge, assignment and security interest created under this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office or other similar office, except such as may have been filed in favor of the Collateral Agent relating to this Agreement.

          (f) PLEDGED INTERESTS. The Pledged Interests constitute the number and percentage of each type of issued and outstanding Company Equity Interests set forth on Part A of Schedule I attached hereto, and the Pledgor does not own any Company Equity Interests of any kind other than the issued and outstanding Company Equity Interests set forth on Schedule I attached hereto and the Excluded Company Interests. All of the Pledged Interests have been duly authorized and validly issued and are fully paid and nonassessable. There are no existing options, warrants, calls or commitments of any character whatsoever relating to any of the Pledged Interests, except as are set forth in the Securityholders Agreement dated as of November 1, 1996 (as amended, supplemented or otherwise modified through the date hereof, the "Securityholders Agreement") among the Pledges, the Company and Princes Gate Investors II, L.P.

          (g) PLEDGED INDEBTEDNESS. The Pledged Indebtedness constitutes all of the outstanding indebtedness owed to the Pledgor by the Company or any of its Subsidiaries. The Pledged Indebtedness (i) has been duly authorized, authenticated or issued and delivered, (ii) is the legal, valid and binding obligation of the respective issuers thereof and (iii) is evidenced by one or more promissory notes (which notes have been delivered to the Collateral Agent). No party to any Pledged Indebtedness is in default thereunder.

          (h) NO OTHER INSTRUMENTS; NOTATION ON BOOKS. None of the Collateral is evidenced by a share certificate or other instrument that has not been delivered to the Collateral Agent in its original form. The pledge of the Pledged Interests by the Pledgor has been duly and conspicuously registered on the books and records of the Company.

          (i) RESIDENCE AND SOCIAL SECURITY NUMBER. The residence of the Pledgor and the place where the Pledgor keeps his records concerning the Collateral is located at the address specified therefor in Section 4(a), and the Social Security number of the Pledgor is _____________. The Pledgor does not use, has not within the past calendar year used, and has not established the right to use, any other name, any assumed name or any trade name.

          (j) NO RESTRICTIONS ON PLEDGE OR SALE, ETC. There are no restrictions on the pledge, assignment, encumbrance, ownership, transfer, sale, conveyance or other disposition of any of the Collateral, either by the Pledgor or, following the occurrence of any Event of Default and the exercise of any of the rights and remedies afforded to the Collateral Agent under Section 10, by the Collateral Agent or any purchaser of all or any of the Collateral therefrom (whether contained in the certificate of incorporation or bylaws of the Company or in any agreement, instrument or other document binding upon or affecting the Pledgor, the Company or any of the property and assets comprising part of the Collateral or imposed by any applicable Requirement of Law), except for (A) restrictions, if any, imposed by the FCC, (B) restrictions applicable to the disposition of any portion of the Pledged Interests by laws affecting the offer and sale of securities generally and (C) the restrictions described on Part A of Schedule II attached hereto. There are no shareholder agreements, voting trust agreements or other agreements to which the Pledgor is a party or by which the Pledgor may otherwise be bound that affect the voting or other rights of a holder of any of the Company Equity Interests, except for (1) this Agreement and the other Collateral Documents, (2) the restrictions referred to in the immediately preceding sentence of this subsection (j) and (3) the other agreements described on Part B of Schedule II attached hereto.

          (k) FIRST PRIORITY SECURITY INTEREST. This Agreement, and the pledge, assignment and granting of a security interest pursuant hereto, create a valid and perfected first priority lien on and security interest in the Collateral in favor of the Collateral Agent, for the benefit of itself and the other Secured Parties, securing the payment of the Secured Obligations. All of filings and other actions necessary to perfect and protect such pledges, assignments and security interests have been duly made or taken and are in full force and effect or will be duly made or taken in accordance with the terms of the Note Documents; and all filing and recording fees and taxes related to any of the foregoing have been duly paid.

          (l) SATISFACTION OF CONDITIONS PRECEDENT. There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

          SECTION 5. COVENANTS. From the date of this Agreement and, thereafter, so long as any of the Notes shall be outstanding, any of the Purchasers shall have Commitments under the Note Purchase Agreements or any of the other Secured Obligations shall remain unsatisfied, the Pledgor will at all times perform and comply with each of the following covenants:

          (a) NOTICES, ETC. RELATING TO THE COLLATERAL. The Pledgor will furnish to the Collateral Agent and each of the other Secured Parties:

               (i) promptly after the Pledgor obtains knowledge thereof, notice, in reasonable detail, of (A) any claim made or asserted (including, without limitation, any Lien or assertion of a Lien) against all or any portion of the Collateral, (B) any change in the type, amount or terms of any of the Collateral, (C) the occurrence of a Change of Control or any change in the members of the board of directors of, or any material change in the management of, the Company or (D) the occurrence of any other development, event or circumstance which, either individually or in the aggregate, could reasonably be expected to have an adverse effect on any of the Collateral or the pledge, assignment and security interest created under this Agreement or any of the other Collateral Documents to which the Pledgor is or is to be a party; and

               (ii) with reasonable promptness, statements and schedules further identifying and describing the Collateral or such other reports in connection with the Collateral as the Collateral Agent or any of the other Secured Parties, through the Collateral Agent, may from time to time reasonably request, all in reasonable detail.

          (b) COMPLIANCE WITH LAWS, ETC. The Pledgor (i) will comply in all material respects with all Requirements of Law to which he (to the extent the failure to comply with such restrictions could reasonably be expected to adversely affect the Collateral or the pledge, assignment and security interest created under this Agreement or any of the other Collateral Documents) or the Collateral is subject and all applicable restrictions imposed on the Collateral by any Governmental Authority and (ii) will obtain and maintain in effect all Governmental Authorizations that are necessary for the due execution, delivery or performance by him of this Agreement or any of the other Collateral Documents to which he is or is to be a party, or for the consummation of any of the transactions contemplated hereby or thereby.

          (c) PAYMENT OF TAXES AND OTHER CLAIMS. The Pledgor will pay and discharge all taxes, assessments, levies, fees and other governmental charges imposed upon him or any of the Collateral or any income or franchises therefrom, to the extent such taxes, assessments, levies, fees and other governmental charges have become due and payable and before they have become delinquent, and all claims for which sums have become due and payable that have resulted or could result in a Lien upon any of the Collateral; provided, however, that the Pledgor shall not be required to pay or to discharge any such tax, assessment, levy, fee, other charge or claim the amount, applicability or validity of which is being contested in good faith and by appropriate proceedings diligently conducted and with respect to which the Pledgor has established reserves in accordance with generally accepted accounting principles in effect from time to time, unless and until any Lien resulting therefrom attaches to the Collateral and becomes enforceable by his other creditors.

          (d) MAINTENANCE OF RECORDS; INSPECTION. (i) The Pledgor will maintain, at his sole expense, complete, correct and (in the judgment of the Collateral Agent) reasonably detailed records of all of the Collateral, including, without limitation, records of all dividends, interest payments, distributions and other amounts received in respect of, and other transactions involving, the Collateral. The Pledgor will mark all of his books and records relating to the Collateral in such a manner as to properly evidence this Agreement and the pledge, assignment and security interest created hereunder. For the further security of the Collateral Agent and the other Secured Parties, the Pledgor hereby agrees that the Collateral Agent, on behalf of itself and the other Secured Parties, shall have a special property interest in all of the books and records of the Pledgor relating to the Collateral, and the Pledgor will deliver and turn over any or all of such books and records to the Collateral Agent at any time following the occurrence and during the continuance of an Event of Default, upon the request of the Collateral Agent therefor.

          (ii) The Pledgor will permit the Collateral Agent and each of the other Secured Parties and any of the agents or representatives thereof, upon reasonable notice and at the sole expense of the Pledgor, at any time and from time to time during normal business hours, to examine and make copies of and abstracts from all of the books, records and correspondence of the Pledgor relating to the Company or any of its Subsidiaries or to any of the Collateral, and to discuss the affairs, finances and accounts of the Company and/or any such Subsidiary, as the case may be, with, and be advised as to the same by, the Pledgor.

          (e) COMPLIANCE WITH CONTRACTS, ETC. The Pledgor will perform and comply in all material respects with all of his Obligations under or in respect of all agreements or arrangements relating to the Company or any of its Subsidiaries or to the Collateral to which the Pledgor is a party or by which he is bound.

          (f) CHANGE OF RESIDENCE. The Pledgor will keep his residence and the place where he keeps his records concerning the Collateral at the location specified therefor in Section 4(a) or, upon at least 30 days' prior written notice to the Collateral Agent, at such other location in a jurisdiction where all actions required by Section 5(i) shall have been taken with respect to all of the Collateral.

          (g) ADDITIONAL COMPANY EQUITY INTERESTS. The Pledgor hereby agrees that:

          (i) he will not consent to the issuance by the Company of, or any agreement or other commitment of the Company to issue (whether by possible exercise at a future date of any outstanding warrant, option or other right or otherwise), any Company Equity Interests of any kind or any other securities if, after giving effect to any such issuance or agreement or commitment to issue, the Collateral Agent would not have a valid and perfected first priority lien on and security interest in the issued and outstanding Company Equity Interests representing at least 49% of the combined power of all Voting Interests of the Company (on a fully diluted basis); and

          (ii) he shall pledge hereunder, immediately upon his acquisition directly or indirectly thereof, any and all additional Company Equity Interests acquired by him at any time and from time to time that, so long as the NTFC Loan Agreement remains in effect, do not comprise part of the Excluded Company Interests.

The Pledgor further agrees to deliver to the Collateral Agent any amendments or supplements to this Agreement that may be necessary or that the Collateral Agent may deem reasonably desirable and may request to reflect the inclusion of any such additional Company Equity Interests or other securities (including any additional indebtedness referred to in Section 1(d)) in the Collateral.

     (h) VOTING RIGHTS; DIVIDENDS; ETC. (i) The Pledgor shall be entitled, so long as no Event of Default shall have occurred and be continuing:

          (A) to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not otherwise prohibited under or inconsistent with the terms of this Agreement or any of the other Note Documents and so long as any such exercise or refrain from exercising any such right could not reasonably be expected to materially and adversely affect the value of the Collateral or any part thereof; and

          (B) to receive and retain any and all dividends, interest and distributions paid or other amounts received in respect of the Collateral; provided, however, that any and all:

               (1) dividends and interest paid or payable other than in cash in respect of, and instruments and other property and assets received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral; and

               (2) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral,

     shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral and, if received by the Pledgor, shall be received thereby in trust for the benefit of the Collateral Agent, shall be segregated from the other property and funds of the Pledgor and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement or assignment).

In furtherance of the foregoing provisions of this Section 5(h), the Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other consensual rights that he is entitled to exercise pursuant to subclause (i)(A) of this Section 5(h) and to receive the dividends, interest payments, distributions or other amounts that he is authorized to receive and retain pursuant to subclause (i)(B) of this Section 5(h).

     (ii)      Upon the occurrence and during the continuance of an Event of
     Default:

          (A) all rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights that he would otherwise be entitled to exercise pursuant to Section 5(h)(i)(A) shall, upon notice to the Pledgor by the Collateral Agent, cease, and all such rights with respect to any such matters shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights; and

          (B) all rights of the Pledgor to receive the dividends, interest payments, distributions and other amounts that he would otherwise be authorized to receive and retain pursuant to Section 5(h)(i)(B) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and retain as Collateral such dividends, interest payments, distributions and other amounts.

All dividends, interest payments, distributions and other amounts that are received by the Pledgor contrary to the provisions of subclause (ii)(B) of this
Section 5(h) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property and funds of the Pledgor and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement or assignment). The agreement of the Pledgor in this clause (ii) shall constitute an irrevocable proxy, coupled with an interest, exercisable by the Collateral Agent in accordance with the terms hereof. The Pledgor, promptly upon the reasonable request of the Collateral Agent, shall execute such documents and do such acts as may be necessary or in the reasonable judgment of the Collateral Agent may be desirable to give effect to clause (ii) of this Section 5(h).

     (i) FURTHER ASSURANCES. (i) The Pledgor hereby agrees that from time to time, at his sole expense, he will promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or that the Collateral Agent may deem reasonably desirable and may request, in order to perfect and protect the pledge, assignment or security interest granted or purported to be granted by the Pledgor hereunder (including, without limitation, the first priority nature thereof) or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder or under any of the other Collateral Documents with respect to any of the Collateral. Without limiting the generality of the foregoing, the Pledgor will:

          (A) if any Collateral shall be evidenced by a certificate or other instrument, immediately deliver and pledge to the Collateral Agent hereunder such certificate or other instrument, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; and

          (B) execute and file such financing statements, continuation statements or other similar documents, or amendments thereto, and such other instruments or notices, or take such other actions, as may be necessary or as the Collateral Agent may deem reasonably desirable and may request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted by the Pledgor under this Agreement.

     (ii) The Pledgor hereby authorizes the Collateral Agent to file one or more financing statements, continuation statements or other similar documents, and amendments thereto, relating to all or any part of the Collateral without the signature of the Pledgor, where permitted by applicable law. A photocopy or other reproduction of this Agreement or any financing statement or other similar document covering the Collateral or any part thereof shall be sufficient as a financing statement or other similar document, where permitted by applicable law.

     (j) LIENS, ETC. The Pledgor will not create, incur, assume or suffer to exist any Lien on or with respect to any of the Collateral, whether now owned or hereafter acquired, or file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that extends to or covers any of the Collateral, or sign or suffer to exist any pledge or security agreement authorizing any secured party thereunder to file any such financing statement (or the equivalent thereof), except (i) for the pledge, assignment and security interest created therein under this Agreement and the other Collateral Documents to which he is or is to be a party (and the filing and existence of financing statements and other similar documents pursuant hereto and thereto) and (ii) on and after the Additional Availability Date, for the pledge, assignment and security interest created in the Pledged Interests under the NTFC Loan Documents (as amended, supplemented or otherwise modified at such date in a manner otherwise permitted under Section 8.10 of the Note Purchase Agreements), which pledge, assignment and security interests shall be subject in all respects to the prior lien and security interest in the Collateral created under this Agreement and the other Collateral Documents.

     (k) TRANSFERS OF COLLATERAL. The Pledgor will not convey, sell, transfer, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option or other right to purchase or otherwise acquire, any of the Collateral or any of the other Company Equity Interests owned or otherwise held thereby, whether now owned or hereafter acquired.

          SECTION 6. CONSENT AND WAIVER REGARDING OTHER SECURITYHOLDERS. (a) The Pledgor hereby unconditionally and irrevocably consents to (i) the execution, delivery and performance by all of the other Shareholders of the other Shareholder Pledge Agreements and the Collateral Documents to which they are or are to be a party, (ii) the pledge, assignment, encumbrance, transfer and/or sale of any of the Company Equity Interests, or other securities or indebtedness of the Company or any of its Subsidiaries, owned or otherwise held by the other Shareholders to the Collateral Agent or its nominee, subagent, assignee or successor, or any purchaser therefrom, pursuant to the terms of the Note Documents and (iii) the substitution in accordance with the terms of this Agreement and the other Collateral Documents of the Collateral Agent or its nominee, subagent, assignee or successor, or any purchaser therefrom, as a shareholder of the Company for purposes of any and all agreements, understandings or arrangements among the Shareholders (in such capacity).


          (b) The Pledgor hereby unconditionally and irrevocably waives all restrictions on the transfer or sale of any Company Equity Interests, or other securities or indebtedness of the Company or any of its Subsidiaries, by any of the Shareholders (including, without limitation, any options, rights of first refusal, rights of first offer, tag-along rights or other similar rights), whether contained in the certificate of incorporation or bylaws of the Company or in any agreement, instrument or other document among any of the Shareholders or imposed by any applicable Requirement of Law.

          [(c) The Pledgor hereby unconditionally and irrevocably waives his right under Section 4.3 of the Securityholders Agreement to request the Transfer (as defined in the Securityholders Agreement) of shares of Series A Preferred Stock (or any securities into which such shares are convertible or exchangeable or for which such shares are exercisable) by the holders thereof to the extent such right relates to the pledge, assignment and security interest granted by the Pledgor under this Agreement or any of the other Collateral Documents to which he is or is to be a party or, on and after the Additional Availability Date, under the applicable pledge agreements entered into by the Pledgor with NTFC, on behalf of itself and the other NTFC Lenders, pursuant to, and in accordance with the terms of, Section 8.10 of the Note Purchase Agreements.] (1)

          SECTION 7. THE COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby irrevocably appoints the Collateral Agent and any officer or agent thereof as its true and lawful attorney-in-fact, with full power of substitution and full and irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor, its own name or otherwise, from time to time in the Collateral Agent's discretion following the occurrence and during the continuance of a Default under Section 11.1(g) of the Note Purchase Agreements or an Event of Default, to take any and all actions and to execute and deliver any and all instruments and other documents that may be necessary or that the Collateral Agent may deem reasonably appropriate to accomplish the purposes of this Agreement and the other Note Documents, including, without limitation:

          (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for any and all moneys due and to become due under or in respect of any of the Collateral;

          (b) to receive, endorse, assign and collect any and all drafts, acceptances, chattel paper, instruments and other documents in connection with this Agreement (including, without

-----------------------------
(1) Paragraph (c) of Section 6 is to be included only in the Shareholder Pledge Agreement executed by Mr. Alfred West.

     limitation, all instruments representing or evidencing any interest payment or other distribution in respect of the Collateral or any part thereof) and to give full discharge for the same;

          (c) to sell, transfer, assign or otherwise deal with the Collateral or any part thereof in the same manner and to the same extent as if the Collateral Agent were the absolute owner thereof;

          (d) (i) to direct any Person liable to the Pledgor for any payment with respect to the Collateral to make payment of any and all moneys due and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (ii) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral, (iii) to defend any suit, action or proceeding brought against the Pledgor with respect to any of the Collateral and (iv) to settle, compromise or adjust any suit, action or proceeding described in clause (iii) of this subsection (d) and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate;

          (e) to file any application, petition or other request with the FCC, any PUC or any other Governmental Authority for the purpose of obtaining any consent, approval or authorization therefrom or satisfying any registration, filing, notice or other requirement thereof necessary in order to fully and properly effect the sale, transfer or other disposition of any or all of the Collateral, to permit a change of control of the Company or to permit the complete and/or continued operation of the telecommunications system of the Company and its Subsidiaries in accordance with its intended design and at its full capacity, or any of its other businesses or activities related thereto; and

          (f) to file any claims, to institute any proceedings and to take any other action, at the sole expense and for the account of the Pledgor, that may be necessary or that the Collateral Agent may deem reasonably desirable for the collection of any or all of the Collateral (or any or all moneys due with respect thereto) or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

          SECTION 8. THE COLLATERAL AGENT MAY PERFORM. If the Pledgor fails to perform any agreement contained herein, the Collateral Agent may (but shall not be obligated to) itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 14(b).

          SECTION 9. THE COLLATERAL AGENT'S DUTIES. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent or any of the other Secured Parties has or is deemed to have knowledge of such matters, or as to the taking of any steps necessary to preserve rights against any parties or any other rights pertaining to any Collateral, whether or not the Collateral Agent has or is deemed to have such rights. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which MS Group accords its own property of like tenor.

          SECTION 10. REMEDIES. If any Event of Default shall have occurred and be continuing:

          (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at such time (the "N.Y. UNIFORM COMMERCIAL CODE"), whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral, and also may:

               (i) require the Pledgor to, and the Pledgor hereby agrees that he will at his own expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

               (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; and

               (iii) notify the Pledgor that all of his rights to exercise or refrain from exercising the voting and other consensual rights that he would otherwise be entitled to exercise with respect to the Collateral pursuant to Section 5(h)(i) or 5(h)(ii) shall cease and all such rights shall thereupon become vested in the Collateral Agent, who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights.

     The Pledgor hereby agrees that, to the extent notice of sale shall be required by applicable law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale, without further notice, may be made at the time and place to which it was so adjourned.

          (b) If the Collateral Agent proceeds to exercise its right to sell any or all of the Collateral, the Pledgor shall, upon the written request of the Collateral Agent therefor, cause the Company to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of shares and other instruments included in such Collateral that may be sold by the Collateral Agent in transactions exempt under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, or any similar law, rule or regulation in effect from time to time in any other relevant jurisdiction.

          (c) Each purchaser of all or any part of the Collateral at any such sale that has been made in accordance with all applicable Requirements of Law shall hold the property sold absolutely free from any claim, encumbrance or other right on the part of the Pledgor, and the Pledgor hereby waives, to the fullest extent permitted by applicable law, all rights of redemption, stay and/or appraisal that he now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted with respect to any such sale.

          (d) All proofs of claim, rights of action and rights to assert claims under this Agreement or any of the Collateral Documents to which the Pledgor is or is to be a party may be enforced by the Collateral Agent without the possession of any of the Notes at any proceeding instituted by the Collateral Agent, and any such proceeding may be brought in its own name as agent, and any recovery or judgment shall be for the benefit of the Secured Parties. In any proceeding brought by the Collateral Agent (and in any proceeding involving the interpretation of any provisions of any of the Collateral Documents to which the Collateral Agent is a party), the Collateral Agent shall be held to represent all of the Secured Parties, and it shall not be necessary to make any of the other Secured Parties party to such proceeding.

          (e) All cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 14) in whole or in part by the Collateral Agent, for the ratable benefit of the Secured Parties, against, all or any part of the Secured Obligations in such order as the Collateral Agent shall elect. Any surplus of cash or cash proceeds held by the Collateral Agent in accordance with this Section 10(e) and remaining after payment in full in cash of all the Secured Obligations and all of the other Obligations owing under or in respect of the Note Documents shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

          (f) The Collateral Agent may exercise any and all rights and remedies of the Pledgor in respect of the Collateral.

          (g) All payments received by the Pledgor under, in connection with or in respect of any Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property and funds of the Pledgor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement or assignment).

          (h) In connection with the exercise and enforcement by the Collateral Agent of any of the rights and remedies afforded to it following the occurrence and during the continuance of an Event of Default, the Pledgor agrees to, and shall use his reasonable best efforts to cause the Company to, join and cooperate fully, in each case at the Collateral Agent's election, with the Collateral Agent, any receiver or trustee, and/or the successful bidder or bidders at any foreclosure, sale or other disposition of the Collateral and in the filing of any and all applications (and furnishing of all additional information that may be required in connection with such application) with the FCC, any PUC and any other applicable Governmental Authorities, requesting their prior consent, approval or authorization of (i) the operation or abandonment of all or any portion of the telecommunications system of the Company and its Subsidiaries, or any of its other businesses or activities related thereto, (ii) the transfer or assignment of any or all Governmental Authorizations issued to the Company or any of its Subsidiaries by the FCC, any PUC and any other applicable Governmental Authorities with respect to the telecommunications system of the Company and its Subsidiaries, or any of its other businesses or activities related thereto, to the Collateral Agent, any such receiver or trustee, and/or any such successful bidder or bidders or (iii) the transfer, sale or other disposition of any of the Collateral. In connection with the foregoing, the Pledgor agrees to use his reasonable best efforts to cause the Company to take any and all such further actions, and execute and deliver any and all such further agreements, instruments and other documents as may be necessary or as the Collateral Agent may deem reasonably desirable and may request. If required, the Pledgor shall file any application, notice, petition or other request with the FCC, any PUC and any other applicable Governmental Authorities for the purpose of obtaining the consent, approval or authorization from, or satisfying any registration, filing, notice or other requirement of, any Governmental Authority in order to fully and properly effect a transfer, sale or other disposition of all or any of the Collateral, to permit a change of control of the Company or to permit the Collateral Agent, any such receiver or trustee, and/or any such successful bidder or bidders to complete and operate the telecommunications system of the Company and its Subsidiaries in accordance with its intended design and at its full capacity, or any of its other businesses or activities related thereto.

          SECTION 11. ACKNOWLEDGEMENTS RELATING TO COLLATERAL. The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws (or other similar laws, rules or regulations of other relevant jurisdictions), the Collateral Agent may be compelled with respect to any sale of all or any part of the Collateral to limit the purchases thereof to those Persons who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor hereby acknowledges that any such private sale may be at a price and on terms less favorable to the Collateral Agent and the other Secured Parties than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, the Pledgor hereby agrees that any private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or any applicable state securities laws (or other similar laws, rules or regulations of other relevant jurisdictions), even if the Pledgor would agree to do so. The Pledgor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

          SECTION 12. AMENDMENTS; WAIVERS; ETC. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No failure on the part of the Collateral Agent to exercise, and no delay in exercising any right, power or privilege hereunder, shall operate as a waiver thereof or consent thereto; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedy provided by applicable law.

          SECTION 13.  NOTICES.  (a)    All notices and other communications
provided for hereunder shall be in writing and delivered by telecopier or (if expressly permitted under the applicable provisions hereof) by telephone, in either case if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), by registered or certified mail with return receipt requested (postage prepaid) or by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to the Collateral Agent, to the Collateral Agent at its address at 1585 Broadway, 36th Floor, New York, New York 10036 (Telecopier
     Number:  (212) 761-0517), Attention:  Mr. David R. Powers;

          (ii) if to any of the other Secured Parties, to such Secured Party at its address referred to in Section 17(a) of the Note Purchase Agreements; or

          (iii)  if to the Pledgor, to the Pledgor at his address set forth in
     Section 4(a), or such other address as the Pledgor shall have specified to the Collateral Agent and each of the other Secured Parties in writing.

All notices and other communications provided for under this Section 13 will be deemed given and effective only when actually received.

          (b) If any notice required under this Agreement is permitted to be made, and is made, by telephone, actions taken or omitted to be taken in reliance thereon by the Collateral Agent or any of the other Secured Parties shall be binding upon the Pledgor notwithstanding any inconsistency between the notice provided by telephone and any subsequent writing in confirmation thereof provided to the Collateral Agent or such other Secured Party; provided that any such action taken or omitted to be taken by the Collateral Agent or such other Secured Party shall have been in good faith and in accordance with the terms of this Agreement.

          SECTION 14.  LIMITATION ON LIABILITY; EXPENSES, ETC.  (a)   The
Pledgor agrees not to assert any claim against the Collateral Agent, any of the other Secured Parties or any other Person who is or was at any time a Purchaser or any other Person in whose name or for whose benefit such Person holds or at any time held any Notes, or any of their affiliates, or any of their respective officers, directors, employees, attorneys, agents and other advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement, including, without limitation, enforcement of this Agreement, or any of the Collateral.

          (b) The Pledgor shall, upon demand, pay to the Collateral Agent the amount of any and all reasonable expenses (including, without limitation, the reasonable fees and disbursements of its counsel and of any experts and agents) that the Collateral Agent may incur in connection with the failure by the Pledgor to perform or observe any of the provisions of this Agreement or any of the other Collateral Documents to which he is or is to be a party.

          (c) Without prejudice to the survival of any other agreement of the Pledgor under this Agreement, the agreement and obligations of the Pledgor contained in this Section 14 shall survive the payment in full of all of the Secured Obligations and all of the other Obligations owing under or in respect of the Note Documents.

          SECTION 15. CONTINUING SECURITY INTEREST; TRANSFERS UNDER THE NOTE PURCHASE AGREEMENT. This Agreement shall create a continuing security interest in the Collateral and (a) shall remain in full force and effect until the later of (i) the payment in full in cash of all of the Secured

Obligations and all of the other Obligations owing under or in respect of the Note Documents and (ii) the termination of the aggregate Commitments of the Purchasers under the Note Purchase Agreements, (b) be binding upon the Pledgor, his successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of, and be enforceable by, the Collateral Agent and each of the other Secured Parties and their respective successors, transferees and assigns.

          SECTION 16. TERMINATION. Upon the later of (a) the payment in full in cash of all of the Secured Obligations and all of the other Obligations owing under or in respect of the Note Documents and (b) the termination of the aggregate Commitments of the Purchasers under the Note Purchase Agreements the pledge, assignment and security interest of the Pledgor under this Agreement shall terminate and all rights in and to the Collateral shall revert to the Pledgor. Upon any such termination, the Collateral Agent will, at the Pledgor's sole expense, return to the Pledgor such of the Collateral in its possession as shall not have been sold or otherwise applied pursuant to the terms of the Note Documents, and shall execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination and reversion.

          SECTION 17. SECURITY INTEREST ABSOLUTE. The Obligations of the Pledgor under this Agreement and the other Collateral Documents to which he is or is to be a party are independent of the Obligations of any other Obligor under or in respect of the Note Documents, and a separate action or actions may be brought or prosecuted against the Pledgor, irrespective of whether any action is brought against any other Obligor or whether any other Obligor is joined in any such action or actions. All rights of the Collateral Agent and the pledges, assignments and security interests created hereunder and under the other Collateral Documents to which the Pledgor is or is to be a party, and all Obligations of the Pledgor hereunder, shall be direct, absolute and unconditional, irrespective of, and the Pledgor hereby irrevocably waives any defenses he may now or hereafter have in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of, or any misrepresentation, irregularity or other defect in, any of the Note Documents or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any of the other Obligations of any other Obligor under the Note Documents, or any other amendment or waiver of or any consent to departure from any of the Note Documents;

          (c) any taking, exchange, release or nonperfection of any collateral, or any taking, release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

          (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale, transfer or other disposition of any collateral for all or any of the Secured Obligations or any of the other Obligations of any other Obligor under or in respect of the Note Documents;

          (e) any insolvency, bankruptcy, reorganization, receivership or similar proceeding affecting any other Obligor or its property and assets, or the release or discharge of any other Obligor from any of their respective Obligations under or in respect of the Note Documents;

          (f) any change, restructuring or termination of the corporate structure or existence of the Company or any of its Subsidiaries;

          (g) any failure of the Collateral Agent or any of the other Secured Parties to disclose to any Obligor any information relating to the financial condition, operations, properties or prospects of the Company or any of its Subsidiaries now or hereafter known to the Collateral Agent or such other Secured Party; or

          (h) any other circumstance (including, without limitation, any statute of limitations or the existence of or reliance upon any representation by the Collateral Agent or any of the other Secured Parties) that might otherwise constitute a defense available to, or a discharge of, such Pledgor or a third party grantor of a security interest.

          SECTION 18. REINSTATEMENT. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Collateral Agent or any of the other Secured Parties or by any other Person upon the insolvency, bankruptcy or reorganization of the Pledgor or otherwise, all as though such payment had not been made.

          SECTION 19. SEVERABILITY. The provisions of this Agreement are severable, and if any term or provision shall be held illegal, invalid or unenforceable in whole or in part in any jurisdiction, then such illegality, invalidity or unenforceability shall affect only such term or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such term or provision in any other jurisdiction, or any other term or provision of this Agreement in any jurisdiction.

          SECTION 20. DELIVERY BY TELECOPIER. Delivery of an executed signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page to this Agreement.

          SECTION 21. JURISDICTION, ETC. (a) The Pledgor hereby irrevocably and unconditionally submits, for himself and his property and assets, to the nonexclusive jurisdiction of any New York state court or any federal court of the United States of America sitting in New York City, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Collateral Documents to which he is a party, or for recognition or enforcement of any judgment in respect thereof, and the Pledgor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the fullest extent permitted by applicable law, in any such federal court. The Pledgor hereby irrevocably consents to the service of copies of any summons and complaint and any other process which may be served in any such action or proceeding by the mailing thereof by certified mail, return receipt requested, or by delivering a copy of such process to the Pledgor, at his address referred to in Section 13, or by any
other method permitted by applicable law.   The Pledgor hereby agrees that a
final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Agreement shall affect any right the Collateral Agent or any of the other Secured Parties may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Collateral Documents to which he is a party in the courts of any jurisdiction.

          (b) The Pledgor hereby irrevocably and unconditionally waives, to the fullest extent he may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue in any action or proceeding arising out of or relating to this Agreement or any of the other Collateral Documents to which he is or is to be a party in any New York state or federal court. The Pledgor hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 22. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the perfection of the pledge, assignment and security interest created hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

          SECTION 23. WAIVER OF JURY TRIAL. THE PLEDGOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER NOTE DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF THE COLLATERAL AGENT OR ANY OF THE OTHER SECURED PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

          IN WITNESS WHEREOF, the Pledgor has duly executed and delivered this Agreement as of the date first above written.


     By
        ------------
          [NAME OF SHAREHOLDER]

                            SCHEDULE I
                            ----------


A. Pledged Interest





B. Pledged Indebtedness

                          SCHEDULE II
                          -----------



Restriction on Company Equity Interests



                            SCHEDULES

Schedule I     -    Pledged Interests and Pledged Indebtedness
Schedule II    -    Restriction on Company Equity Interests

                                          EXHIBIT D TO THE NOTE
                                            PURCHASE AGREEMENTS



                FORM OF SOLVENCY CERTIFICATE OF
                       ECONOPHONE, INC.

          Econophone, Inc., a New York corporation (the "COMPANY"), hereby certifies that the officer executing this Solvency Certificate, Mr. Alan Levy, is the Chief Financial Officer of the Company and that such officer is duly authorized to execute this Certificate, which is hereby delivered on behalf of the Company pursuant to Section 3.1(i) of the Note Purchase Agreement dated as of April 24, 1997 (as amended, supplemented or otherwise modified from time to time, the "NOTE PURCHASE AGREEMENT") between the Company and Morgan Stanley Group Inc., as the purchaser (the "PURCHASER") of the Notes. Capitalized terms not otherwise defined in this Certificate shall have the same meanings as specified in the Note Purchase Agreement.

          The Company further certifies that such officer is generally familiar with the properties, businesses and assets of the Company and has carefully reviewed the Note Documents and the contents of this Certificate and, in connection herewith, has reviewed such other documentation and information and has made such investigations and inquiries as the Company and such officer deem necessary and prudent therefor. The Company further certifies that the financial information and assumptions that underlie and form the basis for the representations and certifications made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date of this Certificate.

          The Company will apply the proceeds from the sale and purchase of the Notes from time to time under the Note Purchase Agreement solely to finance Capital Expenditures of the Company and its Subsidiaries, to pay fees and expenses incurred in connection with the sale and purchase of the Notes, and for other general corporate purposes of the Company and its Subsidiaries not otherwise prohibited under the terms of the Note Documents (including, without limitation, to fund financial losses suffered from time to time by the Company and its Subsidiaries).

          To secure the payment of the Obligations of the Company and the other Obligors under and in respect of the Note Documents, the Shareholders of the Company (a) are pledging to the Collateral Agent, on behalf of itself and the other Secured Parties, on the date of this Certificate, at least 49% of the combined voting power of all issued and outstanding Voting Interests in the Company owned by them, and all of the Indebtedness of the Company or any of its Subsidiaries owing from time to time to any of the Shareholders, pursuant to the terms of the Shareholder Pledge Agreements and (b) have covenanted and agreed to pledge to the Collateral Agent, on behalf of itself and the other Secured Parties, on or prior to May 24, 1997, subject to the priority of the obligations of the Company owing to NTFC and the other NTFC Lenders under the NTFC Loan Documents, all of the other issued and outstanding Company Equity Interests owned by them. The Company has covenanted and agreed with the Purchasers that, as further security for the payment of the Obligations of the Company and the other Obligors under and in respect of the Note Documents, (i) it will grant to the Collateral Agent, on behalf of itself and the other Secured Parties, on or before May 24, 1997, (A) a valid and perfected first priority lien on and security interest in (subject to Permitted Liens) all of the property and assets of the Company that are located in the United States of America and are not subject to the lien or security interest of any other Person at such time and (B) a valid and perfected second priority lien on and security interest in (subject to Permitted Liens and the lien and security interest granted to NTFC, on behalf of itself and the other NTFC Lenders, pursuant to, and on the terms and conditions set forth in, the NTFC Loan Documents) all of the property and assets of the Company that are located in the United States of America and comprise part of the NTFC Collateral, in each case in accordance with the terms of the Collateral Documents entered into in connection therewith pursuant Section 8.10(a) of the Note Purchase Agreement and the Intercreditor Agreement and (ii) if any of the Notes are outstanding at any time after October 31, 1997 then, upon the request of any of the Purchasers therefor, it will pledge up to 661/2% of the shares of the common stock of each of the Foreign Subsidiaries so requested to be pledged, in accordance with the terms of the Collateral Documents entered into in connection therewith pursuant
Section 8.10(b) of the Note Purchase Agreement.

          The Company understands that the Purchaser is relying upon the truth and accuracy of this Certificate in connection with the sale and purchase of the Notes thereto and the other transactions contemplated by the Note Documents.

          The Company hereby further certifies that:

          1. On the date of this Certificate, immediately before and immediately after giving effect to the Note Documents and all of the transactions contemplated thereby to occur on or about the date hereof, and assuming the sale and purchase of Notes on the date hereof in an aggregate principal amount of $15,000,000, the fair value of the property and assets of the Company and its Subsidiaries, taken as a whole, is greater than the total amount of liabilities (including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities but excluding obligations in respect of the Series A Preferred Stock) of the Company and its Subsidiaries, taken as a whole.

          2. On the date of this Certificate, immediately before and immediately after giving effect to the Note Documents and all of the transactions contemplated thereby to occur on or about the date hereof, and assuming the sale and purchase of Notes on the date hereof in an aggregate principal amount of $15,000,000, the present fair saleable value of the property and assets of the Company and its Subsidiaries, taken as a whole, exceeds the amount that will be required to pay the probable liabilities of the Company and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured.

          3. The Company does not currently intend or believe that it, either individually or together with its Subsidiaries, will incur debts and liabilities that will be beyond its ability to pay (including, without limitation, with the proceeds of indebtedness for borrowed money) as such debts and liabilities mature.

          4. On the date of this Certificate, immediately before and immediately after giving effect to the Note Documents and all of the transactions contemplated thereby to occur on or about the date hereof, and assuming the sale and purchase of Notes on the date hereof in an aggregate principal amount of $15,000,000, the Company and its Subsidiaries, taken as a whole, are not engaged in business or in a transaction, and are not about to engage in business or in a transaction, for which their property and assets would constitute unreasonably small capital.

          5. The Company does not intend, in consummating the sale and purchase of the Notes and the other transactions contemplated by the Note Documents, to hinder, delay or defraud either present or future creditors or any other Person to which the Company is or, on or after the date of this Certificate, will become indebted.

          6. In reaching the conclusions set forth in this Certificate, the Company has considered, among other things:

          (a) the cash and other current assets of the Company and its Subsidiaries reflected in the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1996;

          (b) all contingent liabilities of the Company and its Subsidiaries, including, without limitation, any claims arising out of pending or, to the best knowledge of the undersigned, threatened litigation against the Company or any of its Subsidiaries or any of their respective property and assets and, in so doing, the Company has computed the amount of each such contingent liability as the amount that, in light of all of the facts and circumstances existing on the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability (collectively, the "CONTINGENT LIABILITIES");

          (c) all obligations and liabilities of the Company and its Subsidiaries, whether matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, subordinated, absolute, fixed or contingent (other than Contingent Liabilities);

          (d) historical and anticipated growth in the sales volume of the Company and its Subsidiaries and in the income stream generated by the Company and its Subsidiaries;

          (e) the customary sales terms and trade payables and other accounts payable of the Company and its Subsidiaries;

          (f) the amount of the credit extended by and to customers of the Company and its Subsidiaries;

          (g)  the interest payable by the Company on the Notes; and

          (h) the level of capital customarily maintained by the Company and its Subsidiaries and, to the extent that the Company has knowledge thereof, other entities engaged in the same or similar business as the businesses of the Company and its Subsidiaries.

          Delivery of an executed signature page to this Certificate by telecopier shall be effective as delivery of a manually executed signature page hereof.

          IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its Chief Financial Officer thereunto duly authorized on this 24th day of April, 1997.

                                        ECONOPHONE, INC.


                                        By
                                           ----------------------------------
                                           Alan Levy
                                           Chief Financial Officer

                                   EXHIBIT E-1 TO
                                   THE NOTE PURCHASE AGREEMENTS


             [LETTERHEAD OF SCHULTE ROTH & ZABEL LLP]



                                             April 24, 1997

To Morgan Stanley Group, Inc., as the
 sole purchaser of the Note referred to
 below under the Note Purchase Agreement
 referred to below and as collateral agent
 (the "Collateral Agent") for the holders of the Notes

Ladies and Gentlemen:

          We have acted as special counsel to Econophone, Inc., a New York corporation (the "Company"), and Mr. Alfred West, Mr. Steven West and Mr. Gary Bondi (individually a "Shareholder" and collectively the "Shareholders" and, together with the Company, individually an "Obligor" and collectively the "Obligors") in connection with the preparation, execution and delivery of the Note Purchase Agreement dated as of April 24, 1997 (the "Note Purchase Agreement") between the Company and Morgan Stanley Group, Inc. ("MS Group") and the issuance and sale by the Company to MS Group on the date hereof of a Senior Secured Increasing Rate Note of the Company, dated the date hereof and made payable to MS Group, or registered assigns, in the principal amount of $3,000,000 (the "Note"). This opinion is furnished to you pursuant to Section 3.2(a) of the Note Purchase Agreement. Terms defined in the Note Purchase Agreement or the Shareholder Pledge Agreements referred to therein and not otherwise defined herein are used herein as defined therein.

In connection with this opinion, we have examined:

          (a)  an executed counterpart of the Note Purchase Agreement;

          (b)  the executed Note;

          (c)  an executed counterpart of each Shareholder Pledge Agreement;

          (d) financing statements (the "Financing Statements"), each executed by a Shareholder, naming such Shareholder as debtor and the Collateral Agent as secured party and delivered to the Collateral Agent pursuant to Section 3.1 of the Note Purchase Agreement for filing in one of the offices (the "Filing Offices") listed on
               Schedule I; and

          (e) the certificate of incorporation and bylaws of the Company, in each case as amended through the date hereof.

          The agreements and instruments listed in clauses (a) through (c) above are hereinafter referred to collectively as the "Note Documents" and individually as a "Note Document".

          In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Company, certificates of public officials and officers of the Company and agreements, instruments and other documents as we have deemed necessary or appropriate as a basis for this opinion, including the documents listed in a certificate of the Chief Financial Officer of the Company dated the date hereof (the "Certificate"), certifying, among other things, that the documents listed therein are all of the agreements and instruments, and all of the orders, writs, judgments, injunctions, decrees, determinations and awards, that affect or purport to affect the obligations of the Company under the Note Purchase Agreement, or the right of the Company to borrow money, to guarantee the obligations of other Persons, to create Liens on its property or assets or to consummate transactions such as the transactions contemplated by the Note Documents. As to questions of fact material to this opinion, we have, when relevant facts were not independently known or established by us, relied upon such certificates, including the Certificate, and upon representations and warranties contained in the Note Documents. We have relied, in rendering our opinion expressed in paragraph 11 below, upon those representations and warranties made by MS Group in Sections 6.1, 6.2 and 6.3 of the Note Purchase Agreement.

          In our examination of the documents referred to above, we have assumed
(i) the genuiness of all signatures, (ii) the authenticity of all such documents submitted to us as originals and (iii) the conformity to originals of all such documents submitted to us as copies, and the authenticity of the originals of all such latter documents.

          Any reference in this opinion to "our knowledge" or any similar phrase means the actual knowledge of the attorneys of the Firm with primary responsibility for the review and negotiation of the Note Documents on behalf of the Obligors.

          Based upon the foregoing and such investigation as we have deemed necessary, and subject to the assumptions, exceptions and other qualifications set forth herein, we are of the opinion that:

          1. The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and (ii) has all corporate power and authority to own or hold under lease all of the property and assets it purports to own or hold under lease and to conduct the business it presently conducts.

          2. The execution, delivery and performance by the Company of the Note Purchase Agreement and the Note, and the issuance and sale by the Company to MS Group of the Note are within the Company's corporate powers, have been duly authorized by all necessary corporate action of the Company, and do not contravene the Company's certificate of incorporation or bylaws.

          3. The execution, delivery and performance by the Company of the Note Purchase Agreement and the Note, and the issuance and sale of the Note by the Company to MS Group, do not (i) violate any applicable provision of any presently existing law or regulation of the United States of America or any Governmental Authority thereof or of the State of New York or (ii) conflict with or result in the breach of, or constitute a default under, or result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Company under any agreement or instrument listed in the Certificate.

          4. No consent, approval or authorization of, or notice to, or other action by, any United States federal or New York State Governmental Authority is required for (i) the due execution, delivery or performance by the Company of the Note Purchase Agreement or the Note, or the issuance and sale of the Note by the Company to MS Group, (ii) the grant by any Shareholder of the security interest created by the Shareholder Pledge Agreement to which such Shareholder is a party in any Collateral (as defined therein) a security interest in which may be created under the N.Y. Uniform Commercial Code (the "N.Y. Uniform Commercial Code"), (iii) the perfection of the security interest created pursuant to any Shareholder Pledge Agreement in any Collateral, or (iv) the exercise by the Collateral Agent of its remedies in respect of the Collateral pursuant to any Shareholder Pledge Agreement, except for the filing of the Financing Statements in the Filing Offices, routine filings required to be made by the Obligors to comply with their affirmative covenants under the Note Documents and any requisite compliance with federal and state securities laws in connection with a sale of any portion of the Collateral.

          5. Each of the Note Purchase Agreement and the Note has been duly executed and delivered by the Company.
6. Each of the Note Purchase Agreement and the Note constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Each of the Shareholder Pledge Agreements constitutes the legal, valid and binding obligation of the Shareholder party thereto, enforceable against such Shareholder in accordance with its terms.

          7. To our knowledge, there is no action, suit or proceeding pending or threatened in writing against or affecting the Company in any court or before any arbitrator or by or before any Governmental Authority that (i) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect adversely the legality, validity or enforceability of the Note Purchase Agreement, the Note or any of the Shareholder Pledge Agreements, or the consummation of the transactions contemplated thereby.

          8. The delivery to the Collateral Agent today in the State of New York pursuant to each Shareholder Pledge Agreement of the certificates representing the Initial Pledged Interest referred to in such Shareholder Pledge Agreement, together with such Shareholder Pledge Agreement, is effective to create a valid and perfected security interest in such Collateral (as defined in such Shareholder Pledge Agreement) in favor of the Collateral Agent, for the benefit of the Secured Parties, securing the payment of the Secured Obligations (as defined in such Shareholder Pledge Agreement), subject to no other security interest created therein under the N.Y. Uniform Commercial Code in favor of any other Person. Each Shareholder Pledge Agreement is effective to create a valid security interest in any rights comprising part of the Collateral (as defined therein) to the extent that such Collateral (the "Article 9 Collateral") consists of the type of property in which a security interest may be created under Article 9 of the N.Y. Uniform Commercial Code. The filing of the applicable Financing Statements in the applicable Filing Offices will be sufficient to perfect the security interests created under any Shareholder Pledge Agreement in any rights comprising part of such Article 9 Collateral to the extent that such Collateral consists of the type of property in which a security interest may be perfected by the filing of a financing statement under the N.Y. Uniform Commercial Code.

          9. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" (each as defined in the Investment Company Act of 1940, as amended).

          10. The Company is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" (each within the meaning of the Public Utility Holding Company Act of 1935, as amended).

          11. The offering and sale of the Note by the Company to MS Group pursuant to the terms of the Securities Purchase Agreement is exempt from registration under the Securities Act of 1933, as amended, and the securities laws of the State of New York.

          The opinions herein are subject to the following qualifications:

          (a) Enforceability may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) Certain remedial provisions of the Shareholder Pledge Agreements may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of any Shareholder Pledge Agreement as a whole, and the Note Documents, taken as a whole, contain, in our judgment, adequate provisions for the practical realization of the principal benefits afforded thereby, except for the economic consequences resulting from any delay imposed by, or any procedure required by, applicable law.

          (c) The enforceability of rights to indemnification or contribution under the Note Documents may be limited by federal or state securities laws or regulations or the public policy underlying such laws.

          (d) We express no opinion as to whether any court other than a court of the State of New York or a Federal court sitting in the State of New York would give effect (A) to the choice of New York law to govern any Note Document or (B) to any provision as to forum selection or as to submission to jurisdiction (including, without limitation, any waiver of any objection that a court is an inconvenient forum).

          (e) We express no opinion as to the right or title of the Company or any Shareholder in or to any Collateral.

          (f) The security interests created by any Shareholder Pledge Agreement will not be enforceable against such Shareholder, or third parties, and will not attach to Collateral, until such Shareholder has rights therein, and the security interests created by such Collateral Document will not be enforceable against the competing interests of those third parties who would, in accordance with the provisions of Section 9-308 of the N.Y. Uniform Commercial Code, take free of such security interests notwithstanding their perfection.

          (g) We express no opinion as to any security interest in any cash or any deposit account.

          (h) Except as provided in the first sentence of paragraph 8, we express no opinion as to the priority of any security interest.

          (i) Article 9 of the N.Y. Uniform Commercial Code requires the filing of a continuation statement within the period of six months prior to the expiration of five years from the date of the original filing of a financing statement in order to maintain the effectiveness of such filing.

          (j) Perfection of any security interest which is perfected by the filing of any Financing Statement will be terminated as to any Collateral acquired by the debtor named therein more than four months after such Person changes his name so as to make such Financing Statement seriously misleading, unless a new appropriate financing statement indicating the new name of such Person are properly filed before the expiration of such four months.

          (k) We express no opinion as to the enforceability of any security interest created by any Note Document insofar as such security interest purports to secure obligations other than for the payment of money.

          (l) The perfection of any security interest in proceeds is subject to the provisions of Section 9-306 of the N.Y. Uniform Commercial Code.

          (m) Insofar as any Collateral Document purports to create a security interest in after-acquired property, such security interest will be subject to Section 547 and Section 552 of the Bankruptcy Code.

          (n) The opinions in the first sentence of paragraph 8 above are subject to the qualification that we assume that the Collateral Agent and the Secured Parties (i) are without notice of any adverse claim with respect to (x) the Collateral described in such paragraph or (y) any of the security interests therein created by the applicable Shareholder Pledge Agreement, and
               (ii) will not voluntarily waive, subordinate or modify the perfection or priority of the security interests referenced in such paragraph or act in any way inconsistent with the maintenance or perfection of such security interest.

          (o) We assume that each Person who is a party to any of the Note Documents (other than the Company) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each of such Note Documents has been duly authorized by each Person a party thereto (other than the Company); that each of the Note Documents has been duly executed and delivered by each Person who is a party thereto (other than the Company) and constitutes or will constitute the legal, valid and binding obligation of each Person (other than the Company), enforceable in accordance with its terms; and that each Person (other than the Company) that is a party to any Note Documents has the requisite power and authority to perform its or his obligations under such Note Documents. We express no opinion with respect to (i) any regulatory matters relating to the business of the Issuer and, in particular, matters governed by or related to (A) the U.S. Communications Act of 1934, as amended, or the rules, regulations or policies of the Federal Communications Commission and (B) the public utilities laws of the various states of the United States of America, or the rules, regulations or policies of any state public utilities regulatory authorities or (ii) the effect of any compliance or non-compliance by the Agent or any Purchaser with any state or Federal laws or regulations applicable to the transactions contemplated by the Note Documents because of the nature of such Person's business.

          (p) We express no opinion herein as to any law other than the laws of the State of New York and the Federal law of the United States.

          This opinion is rendered only to MS Group, as the sole purchaser of the Note and the Collateral Agent, as of the date hereof and is solely for its benefit in connection with the transactions contemplated by the Note Purchase Agreement. This opinion may not be relied upon by MS Group for any other purpose, or relied upon by any other Person for any purpose, without our prior written consent. We do not undertake to update, revise or supplement any opinion or statement herein for any reason whatsoever.


                                             Very truly yours,

                            Schedule I
                            ----------

                       FINANCING STATEMENTS

Debtor                   Secured Party                      Filing Office
------                   -------------                      -------------
Alfred West              MS Group, as Collateral Agent      New York Department of State

Alfred West              MS Group, as Collateral Agent      Filing officer, Kings County

Steven West              MS Group, as Collateral Agent      New York Department of State

Steven West              MS Group, as Collateral Agent      Filing Officer, Rockland County

Gary Bondi               MS Group, as Collateral Agent      New York Department of State

Gary Bondi               MS Group, as Collateral Agent      Filing Officer, Rockland County


                                   EXHIBIT E-2 TO
                                   THE NOTE PURCHASE AGREEMENTS

                   [LETTERHEAD OF LACHER & FOX]




                                             April 24, 1997

To Morgan Stanley Group, Inc., as the
 sole purchaser of the Note referred to
 below under the Note Purchase Agreement
 referred to below and as collateral agent
 (the "Collateral Agent") for the holders of the Notes

Ladies and Gentlemen:

          We have acted as special counsel to Econophone, Inc., a New York corporation (the "Company"), and Mr. Alfred West, Mr. Steven West and Mr. Gary Bondi (individually a "Shareholder" and collectively the "Shareholders" and, together with the Company, individually an "Obligor" and collectively the "Obligors") in connection with the preparation, execution and delivery of the Note Purchase Agreement dated as of April 24, 1997 (the "Note Purchase Agreement") between the Company and Morgan Stanley Group, Inc. ("MS Group") and the issuance and sale by the Company to MS Group on the date hereof of a Senior Secured Increasing Rate Note of the Company, dated the date hereof and made payable to MS Group, or registered assigns, in the principal amount of $3,000,000 (the "Note"). This opinion is furnished to you pursuant to Section 3.2(a) of the Note Purchase Agreement. Terms defined in the Note Purchase Agreement or the Shareholder Pledge Agreements referred to therein and not otherwise defined herein are used herein as defined therein.

          In connection with this opinion, we have examined:

          (a)  an executed counterpart of the Note Purchase Agreement;

          (b)  the executed Note;

          (c)  an executed counterpart of each Shareholder Pledge Agreement;

          (d) financing statements (the "Financing Statements"), each executed by a Shareholder, naming such Shareholder as debtor and the Collateral Agent as secured party and delivered to the Collateral Agent pursuant to Section 3.1 of the Note Purchase Agreement; and

          (e) the certificate of incorporation and bylaws of the Company, in each case as amended through the date hereof.

          The agreements and instruments listed in clauses (a) through (c) above are hereinafter referred to collectively as the "Note Documents" and individually as a "Note Document".

          In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Company, certificates of public officials and officers of the Company and agreements, instruments and other documents as we have deemed necessary or appropriate as a basis for this opinion, including the documents listed in a certificate of the Chief Financial Officer of the Company, dated the date hereof (the "Certificate"), certifying, among other things, that the documents listed therein are all of the agreements and instruments, and all of the orders, writs, judgments, injunctions, decrees, determinations and awards, that affect or purport to affect the obligations of the Company under any of the Note Documents to which the Company is a party, or the right of the Company to borrow money, to guarantee the obligations of other Persons, to create Liens on its property or assets or to consummate transactions such as the transactions contemplated by the Note Documents. As to questions of fact material to this opinion, we have, when relevant facts were not independently known or established by us, relied upon such certificates, including the Certificate, and upon representations and warranties contained in the Note Documents.

          In our examination of the documents referred to above, we have assumed
(i) the genuiness of all signatures, (ii) the authenticity of all such documents submitted to us as originals and (iii) the conformity to originals of all such documents submitted to us as copies, and the authenticity of the originals of all such latter documents.

          Any reference in this opinion to "our knowledge" or any similar phrase means the actual knowledge of the attorneys of the Firm with primary responsibility for the review and negotiation of the Note Documents on behalf of the Obligors.

          Based upon the foregoing and such investigation as we have deemed necessary, and subject to the assumptions, exceptions and other qualifications set forth herein, we are of the opinion that:

          1. The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York (ii) is duly qualified as a foreign corporation and in good standing in each other jurisdiction in which the ownership, lease or operation of its property and assets or the conduct of its business requires qualification, other than in any such jurisdiction where the failure to be so qualified or in good standing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse

Effect, and (iii) has all corporate power and authority to own or hold under lease all of the property and assets it purports to own or hold under lease and to conduct the business it presently conducts.

          2. The execution, delivery and performance by the Company of the Note Purchase Agreement and the Note, and the issuance and sale by the Company to MS Group of the Note are within the Company's corporate powers, have been duly authorized by all necessary corporate action of the Company, and do not contravene the Company's certificate of incorporation or bylaws. Each of the Shareholders has all of the requisite capacity, power and authority, and the legal right, to execute, deliver and perform all of his obligations under or in respect of the Shareholder Pledge Agreement to which he is a party.

          3. The execution, delivery and performance by each Shareholder of the Shareholder Pledge Agreement to which he is a party, do not (i) violate any applicable provision of any presently existing law or regulation of the United States of America or any Governmental Authority thereof or of the State of New York or (ii) to our knowledge, conflict with or result in the breach of, or constitute a default under, or (except for the Liens created under such Shareholder Pledge Agreement) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of such Shareholder under any agreement or instrument binding on such Shareholder.

          4. No consent, approval or authorization of, or notice to, or other action by, any United States federal or New York State Governmental Authority is required for (i) the due execution, delivery or performance by any Shareholder of the Shareholder Pledge Agreement to which he is a party, (ii) the grant by any Shareholder of the security interest created by the Shareholder Pledge Agreement to which such Shareholder is a party in any Collateral (as defined therein) a security interest in which may be created under the Uniform Commercial Code currently in effect in the State of New York (the "N.Y. Uniform Commercial Code"), (iii) the perfection of the security interest created pursuant to any Shareholder Pledge Agreement in any Collateral, or (iv) the exercise by the Collateral Agent of its remedies in respect of the Collateral pursuant to any Shareholder Pledge Agreement except for the filing of the Financing Statements in the applicable filing offices, routine filings required to be made by the Obligors to comply with their affirmative covenants under the Note Documents and any requisite compliance with federal and state securities laws in connection with a sale of any portion of the Collateral.

          5. Each of the Shareholder Pledge Agreements has been duly executed and delivered by the Shareholder party thereto.

          6. Each of the Shareholders is the record owner of all the Initial Pledged Interests pledged by him pursuant to the Shareholder Pledge Agreement to which he is a party. All of the Pledged Interests have been validly issued, are fully paid and nonassessable and are free from preemptive rights.

          7. To our knowledge, there is no action, suit or proceeding pending or threatened in writing against or affecting any Obligor in any court or before any arbitrator or by or before any Governmental Authority that (i) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect adversely the legality, validity or enforceability of the Note Purchase Agreement, the Note or any of the Shareholder Pledge Agreements, or the consummation of the transactions contemplated thereby.

          We assume that each Person who is a party to any of the Note Documents (other than the Obligors) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each of such Note Documents has been duly authorized by each Person a party thereto (other than the Obligors); that each of the Note Documents has been duly executed and delivered by each Person who is a party thereto (other than the Obligors) and constitutes or will constitute the legal, valid and binding obligation of each Person (other than the Obligors), enforceable in accordance with its terms; and that each Person (other than the Obligors) that is a party to any Note Documents has the requisite corporate or other organizational power and authority to perform its obligations under such Note Documents. We express no opinion with respect to (i) any regulatory matters relating to the business of the Issuer and, in particular, matters governed by or related to (A) the U.S. Communications Act of 1934, as amended, or the rules, regulations or policies of the Federal Communications Commission and (B) the public utilities laws of the various states of the United States of America, or the rules, regulations or policies of any state public utilities regulatory authorities or (ii) the effect of any compliance or non-compliance by the Collateral Agent or any Purchaser with any state or Federal laws or regulations applicable to the transactions contemplated by the Note Documents because of the nature of such Person's business.

          We express no opinion herein as to any law other than the laws of the State of New York and the Federal law of the United States.
This opinion is rendered only to MS Group, as the sole purchaser of the Note and the Collateral Agent, as of the date hereof and is solely for its benefit in connection with the transactions contemplated by the Note Purchase Agreement.
          This opinion may not be relied upon by MS Group for any other purpose, or relied upon by any other Person for any purpose, without our prior written consent. We do not undertake to update, revise or supplement any opinion or statement herein for any reason whatsoever.


                                        Very truly yours,

                                          EXHIBIT F TO THE NOTE
                                            PURCHASE AGREEMENTS


                        ECONOPHONE, INC.

                 FORM OF COMPLIANCE CERTIFICATE

                 Pursuant to Section 8.1(d) of
        the Note Purchase Agreements referred to below

          I, ____________________, [Title of Senior Financial Officer] of Econophone, Inc., a New York corporation (the "Company"), DO HEREBY CERTIFY, in connection with the one or more separate Note Purchase Agreements dated as of April 24, 1997 (the "Note Purchase Agreements"; terms used herein have the same meanings as therein defined) between the Company and the respective purchasers of the Notes named therein, that:

          1. I am the duly elected, qualified and acting [Title of Senior Financial Officer] of the Company and, as such, have access to the Company's corporate records, have examined such records, agreements and other documents as I have deemed necessary for purposes of giving this Certificate and am familiar with the matters therein contained and herein certified.

          2. To the best of my knowledge after due inquiry, no Default or Event of Default has occurred and is continuing[, except as set forth on Exhibit A attached hereto, which Exhibit describes in reasonable detail the nature of each such Default or Event of Default and the action that the Company has taken and proposes to take with respect thereto].

          3. Exhibit B attached hereto completely and accurately sets forth the computations used by the Company in determining compliance with the covenants contained in each of Sections 10.1 through 10.4 of the Note Purchase Agreements for the fiscal period covered by the financial statements (the "Financial Statements") delivered herewith pursuant to Section [8.1(b)] [8.1(c)] of the Note Purchase Agreements (including with respect to each subsection in such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such subsection, and the calculation of the amount, ratio or percentage then in existence).

          4.   Exhibit C attached hereto completely and accurately sets forth
(a) in reasonable detail all of the changes, if any, from GAAP in the generally accepted accounting principles applied in the preparation of the Financial Statements and (b) a statement of reconciliation if and to the extent necessary for determining whether any of the changes in the generally accepted accounting principles applied in the preparation of the Financial Statements would affect the calculation of, or compliance with, any of the covenants set forth in
Section 10, conforming the Financial Statements to GAAP.

          IN WITNESS WHEREOF, I have signed this Certificate this __th day of ____, 199_.


                                        ------------------------------
                                        Name:
                                        Title:

            EXHIBIT A TO THE COMPLIANCE CERTIFICATE

                 DEFAULTS AND EVENTS OF DEFAULT

            EXHIBIT B TO THE COMPLIANCE CERTIFICATE

              COMPLIANCE WITH FINANCIAL COVENANTS


[Form to be developed by the Company and MS Group promptly after closing.]

            EXHIBIT C TO THE COMPLIANCE CERTIFICATE

                 GAAP RECONCILIATION STATEMENT